                                                                    Exhibit 10.1

                                 $1,800,000,000

                                CREDIT AGREEMENT

                           DATED AS OF JANUARY 7, 2005

                                      AMONG

                                  NOVELIS INC.

                               NOVELIS CORPORATION

                            NOVELIS DEUTSCHLAND GMBH

                               NOVELIS UK LIMITED

                                   NOVELIS AG

                                  AS BORROWERS

                                       AND

                      THE LENDERS AND ISSUERS PARTY HERETO

                                       AND

                          CITICORP NORTH AMERICA, INC.

                  AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

                                       AND

      MORGAN STANLEY SENIOR                          UBS SECURITIES LLC
          FUNDING, INC.

                            AS CO-SYNDICATION AGENTS

                                       AND

CITIGROUP GLOBAL MARKETS      MORGAN STANLEY SENIOR         UBS SECURITIES LLC
           INC.                   FUNDING, INC.

             AS JOINT LEAD ARRANGERS AND JOINT BOOK-RUNNING MANAGERS


                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                          NEW YORK, NEW YORK 10153-0119

     CREDIT AGREEMENT, dated as of January 7, 2005, among NOVELIS INC., a corporation organized under the Canada Business Corporations Act (the "Company" or the "Canadian Borrower"), NOVELIS CORPORATION, a Texas corporation (the "U.S. Borrower"), NOVELIS DEUTSCHLAND GMBH, a limited liability company (GmbH) organized under the laws of Germany (the "German Borrower"), NOVELIS UK LIMITED, a limited company organized under the laws of England and Wales with registered number 00279596 (the "U.K. Borrower"), NOVELIS AG, a stock corporation (AG) organized under the laws of Switzerland (the "Swiss Borrower" and, together with the Canadian Borrower, the U.S. Borrower, the German Borrower and the U.K. Borrower, the "Borrowers"), the Lenders (as defined below), the Issuers (as defined below) and CITICORP NORTH AMERICA, INC. ("Citicorp"), as administrative agent and collateral agent for the Lenders and the Issuers (in such capacity, the "Administrative Agent").

                               W I T N E S S E T H

     WHEREAS, the Borrowers have requested that the Lenders and Issuers make available, for the purposes specified in this Agreement, credit facilities consisting of term loans, revolving credit advances and letters of credit; and

     WHEREAS, the Lenders and Issuers are willing to make available to the Borrowers such credit facilities upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

     SECTION 1.1   DEFINED TERMS

     As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Account" has the meaning given to such term in the UCC.

     "Adjusted EBITDA" means, with respect to the Company, for any period, (a) EBITDA of the Company for such period; provided that, solely for purposes of calculating EBITDA of the Company under this clause (a), the Consolidated Net Income of the Company for such period shall (to the extent not otherwise included) include (i) 100% of the net income of each Joint Venture Subsidiary for such period less (ii) the amount of any dividends or distributions paid to the holder of any minority interest in such Joint Venture Subsidiary during such period, plus (b) the Company's proportional share of EBITDA of Norf GmbH for such period, as long as Norf GmbH is in compliance with the covenants set forth in Schedule VI (Norf Covenants), minus (c) $6,250,000 multiplied by the number of Fiscal Quarters during such period ended prior to the Closing Date.

     "Administrative Agent" has the meaning specified in the preamble to this Agreement.

     "Affected   Lender"  has  the  meaning   specified   in  Section  2.17
(Substitution of Lenders).

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or that is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person that is the beneficial owner of 15% or more of any class of Voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that Alcan shall not be deemed to be an Affiliate of the Company solely due to the terms of the Spin-Off Documents as in effect on the Closing Date.

     "Agent Affiliate" has the meaning specified in Section 10.3 (Posting of Approved Electronic Communications).

     "Agents" means the Administrative Agent and each Syndication Agent.

     "Agreement" means this Credit Agreement.

     "Agreement Currency" has the meaning specified in Section 11.12 (Submission to Jurisdiction; Service of Process).

     "Alcan" means Alcan Inc., a corporation organized under the Canada Business Corporations Act.

     "Alternative Currency" means any lawful currency other than Dollars that is freely transferable into Dollars.

     "Applicable Lending Office" means, with respect to each Lender, (a) its U.S. Lending Office in the case of a U.S. Base Rate Loan, (b) its European Lending Office in the case of a Eurocurrency Rate Loan and (c) its Canadian Lending Office in the case of a Canadian Dollar Loan.

     "Applicable Margin" means:

     (a) with respect to Term Loans maintained as (i) Base Rate Loans, a rate equal to 0.75% per annum and (ii) Eurocurrency Rate Loans, a rate equal to 1.75% per annum; and

     (b) (i) during the period commencing on the Closing Date and ending on the later of (A) (1) if the Senior Unsecured Facility is not funded, the date on which the commitments with respect to the Senior Unsecured Facility under the Senior Unsecured Credit Agreement are terminated pursuant to the terms thereof or (2) if the Senior Unsecured Facility is funded, the date on which all obligations under the Senior Unsecured Facility have been repaid or refinanced (or exchanged for Senior Unsecured Fixed Rate Exchange Securities) in full and
(B) the first date on which the Administrative Agent is in receipt of Financial Statements for a full Fiscal Quarter ending on September 30, 2005 required to be delivered pursuant to Section 6.1(a) (Financial Statements), with respect to Revolving Loans and Swing Loans maintained as (A) Base Rate Loans, a rate equal to 1.00% per annum and (B) as Eurocurrency Rate Loans or BA Rate Loans, a rate equal to 2.00% per annum; and

     (ii) thereafter with respect to Revolving Loans, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Leverage Ratio (determined on the last day of the most recent Fiscal Quarter for which Financial Statements have been delivered pursuant to
Section 6.1(a) or (b) (Financial Statements)) set forth below:


          LEVERAGE RATIO                                         BASE RATE LOANS       EUROCURRENCY RATE
                                                                                       OR BA RATE LOANS
                                                                 ---------------       ----------------
          Greater than or equal to 5.0 to 1                           1.25%                  2.25%
                                                                 ---------------       ----------------
          Less than 5.0 to 1 and equal to or greater than
          4.0 to 1                                                    1.00%                  2.00%
                                                                 ---------------       ----------------
          Less than 4.0 to 1 and equal to or greater than             0.75%                  1.75%
          3.0 to 1
                                                                 ---------------       ----------------
          Less than 3.0 to 1                                          0.50%                  1.50%
                                                                 ---------------       ----------------


in each case, as the rates set forth in clauses (a) and (b) above may be increased from time to time pursuant to Section 7.15 (Post-Closing Covenants). Changes in the Applicable Margin resulting from a change in the Leverage Ratio on the last day of any subsequent Fiscal Quarter shall become effective as to all Revolving Loans and Swing Loans upon delivery by the Company to the Administrative Agent of new Financial Statements pursuant to Section 6.1(a) or
(b) (Financial Statements), as applicable. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if the Company shall fail to deliver such Financial Statements within any of the time periods specified in Section 6.1(a) or (b) (Financial Statements), the Applicable Margin from and including the 46th day after the end of such Fiscal Quarter or the 91st day after the end of such Fiscal Year, as the case may be, to but not including the date the Company delivers to the Administrative Agent such Financial Statements shall equal the highest possible Applicable Margin provided for by this definition.

     "Applicable Unused Commitment Fee Rate" means (a) during the period commencing on the Closing Date and ending on the later of (i) (A) if the Senior Unsecured Facility is not funded, the date on which the commitments with respect to the Senior Unsecured Facility under the Senior Unsecured Credit Agreement are terminated pursuant to the terms thereof or (B) if the Senior Unsecured Facility is funded, the date on which all obligations under the Senior Unsecured Facility have been repaid or refinanced (or exchanged for Senior Unsecured Fixed Rate Exchange Securities) in full and (ii) the first date on which the Administrative Agent is in receipt of Financial Statements for a full Fiscal Quarter ending on September 30, 2005 required to be delivered pursuant to Section 6.1(a) (Financial Statements), 0.50% per annum and (b) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Leverage Ratio (determined on the last day of the most recent Fiscal Quarter for which Financial Statements have been delivered pursuant to
Section 6.1(a) or (b) (Financial Statements)) set forth below:


LEVERAGE RATIO                              APPLICABLE UNUSED
                                           COMMITMENT FEE RATE
                                           -------------------
Greater than or equal to 3.0 to 1                 0.500%
                                           -------------------
Less than 3.0 to 1                                0.375%
                                           -------------------

Changes in the Applicable Unused Commitment Fee Rate resulting from a change in the Leverage Ratio on the last day of any subsequent Fiscal Quarter shall become effective upon delivery by the Company to the Administrative Agent of new Financial Statements pursuant to Section 6.1(a) or (b) (Financial Statements), as applicable. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if the Company shall fail to deliver such Financial Statements within any of the time periods specified in Section 6.1(a) or (b) (Financial Statements), the Applicable Unused Commitment Fee Rate from and including the 46th day after the end of such Fiscal Quarter or the 9lst day after the end of such Fiscal Year, as the case may be, to but not including the date the Company delivers to the Administrative Agent such Financial Statements shall equal the highest possible Applicable Unused Commitment Fee Rate provided for in this definition.

     "Approved Deposit Account" means a Deposit Account that is the subject of an effective Deposit Account Control Agreement and that is maintained by any Loan Party with a Deposit Account Bank. "Approved Deposit Account" includes all monies on deposit in a Deposit Account and all certificates and instruments, if any, representing or evidencing such Deposit Account.

     "Approved Electronic Communications" means each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including (a) any supplement, joinder or amendment to the Collateral Documents and any other written Contractual Obligation delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and (b) any Financial Statement, financial and other report, notice, request, certificate and other information material; provided, however, that, "Approved Electronic Communication" shall exclude (i) any Notice of Borrowing, Letter of Credit Request, Swing Loan Request, Notice of Conversion or Continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Section 2.8 (Optional Prepayments) and Section 2.9 (Mandatory Prepayments) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III (Conditions To Loans And Letters Of Credit) or Section 2.4(a) (Letters of Credit)or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.

     "Approved Electronic Platform" has the meaning specified in Section 10.3 (Posting of Approved Electronic Communications).

     "Approved Fund" means any Fund that is advised or managed by (a) a Lender,
(b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.

     "Approved Member States" means Belgium, France, Germany, Italy, Luxembourg, The Netherlands, Spain, Sweden and the United Kingdom.

     "Approved Securities Intermediary" means a "securities intermediary" or "commodity intermediary" (as such terms are defined in the UCC) selected or approved by the Administrative Agent.

     "Arrangers" means Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, in their capacities as joint lead arranger and joint book-running managers.

     "Asset Sale" has the meaning specified in Section 8.4 (Sale of Assets).

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A (Form of Assignment and Acceptance).

     "Available Credit" means, at any time, with respect to (a) the U.S. Borrower, the Multi-Currency Available Credit, (b) the German Borrower, the Euro Available Credit and (c) the Canadian Borrower, the Canadian Dollar Available Credit.

     "BA Interest Period" means, relative to any BA Rate Loan, the period beginning on (and including) the date on which such BA Rate Loan is made or continued to (but excluding) the date which is 30, 60 or 90 days thereafter, as selected by the Canadian Borrower.

     "BA Rate" means, with respect to any BA Interest Period for any BA Rate Loan, (a) in the case of any Canadian Dollar Lender named in Schedule I of the Bank Act (Canada), the rate determined by the Administrative Agent to be the offered rate for bankers' acceptances for the applicable BA Interest Period appearing on Reuters Screen CDOR (Certificate of Deposit Offered Rate) page as of 10:00 a.m. (New York time) on the second full Business Day next preceding the first day of each BA Interest Period and (b) in the case of any other Canadian Dollar Lender, (i) the rate per annum set forth in clause (i) above plus (ii) 0.10%. In the event that such rate does not appear on the Reuters Screen CDOR (Certificate of Deposit Offered Rate) page (or otherwise on the Reuters screen), the BA Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying bankers' acceptance rates as may be selected by the Administrative Agent and, in the event that the CDOR rate is not available for any Business Day, the CDOR rate for the immediately previous Business Day for which a CDOR rate is available shall be used.

     "BA Rate Loan" means a Loan that bears interest at a rate based on the BA Rate.

     "Base Rate" means each of the U.S. Base Rate and the Canadian Base Rate.

     "Base Rate Loan" means any U.S. Swing Loan or any other Loan during any period in which it bears interest based on a Base Rate.

     "Borrowers" has the meaning specified in the preamble to this Agreement.

     "Borrowing" means a Revolving Credit Borrowing or a Term Loan Borrowing.

     "Business" means the aluminum rolled products business of Alcan contributed to the Company and its Subsidiaries in connection with the Spin-off.

     "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and if the applicable Business Day relates to notices, determinations, fundings and payments in connection with (a) the Eurocurrency Rate or any Eurocurrency Rate Loan, a day on which deposits of the applicable currency for such Loan are also carried on in the London interbank market, (b) the Canadian Base Rate, the BA Rate, the Canadian Base Rate Loan or the BA Rate Loan, a day of the year on which banks are not required or authorized to close in Toronto or Montreal, Canada and (c) any U.K. Swing Loan, a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System, or any successor thereto, is scheduled to be open for business and banks are not required or authorized to close in London, England and in any other principal financial center as the Administrative Agent may from time to time determine for this purpose.

     "Canadian Base Rate" means the rate determined by the Administrative Agent as the rate displayed at or about 10:30 a.m. (New York time) on display page CAPRIME of the Reuters Screen as the prime rate for loans denominated in Canadian Dollars by Canadian banks to borrowers in Canada; provided, however, that, in the event that such rate does not appear on the Reuters Screen on such day or if the basis of calculation of such rate is changed after the date hereof and, in the reasonable judgment of the Administrative Agent, such rate ceases to reflect each Canadian Lender's cost of funding to the same extent as on the date hereof, then the "Canadian Base Rate" shall be the average of the floating rate of interest per annum established (or commercially known) as "prime rate" for loans denominated in Canadian Dollars on such day by three major Canadian banks selected by the Administrative Agent.

     "Canadian Base Rate Loan" means any Loan during any period in which it bears interest based on the Canadian Base Rate.

     "Canadian Borrower" has the meaning specified in the preamble to this Agreement.

     "Canadian Dollar" and "C$" each mean the lawful currency of Canada.

     "Canadian Dollar Available Credit" means, at any time, (a) the then effective aggregate Canadian Dollar Commitments minus (b) the aggregate Canadian Dollar Outstandings at such time.

     "Canadian Dollar Borrowing" means Canadian Dollar Loans made on the same day by the Canadian Dollar Lenders ratably according to their respective Canadian Dollar Commitments.

     "Canadian Dollar Commitment" means, with respect to each Canadian Dollar Lender, the commitment of such Lender to make Canadian Dollar Loans in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I (Commitments) under the caption "Canadian Dollar Commitment," as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement, and "Canadian Dollar Commitments" shall mean the aggregate Canadian Dollar Commitments of all Canadian Dollar Lenders, which amount, initially as of the Closing Date, shall be $50,000,000.

     "Canadian Dollar Facility" means the Canadian Dollar Commitments and the provisions herein related to the Canadian Dollar Loans.

     "Canadian Dollar Lender" means each Lender having a Canadian Dollar Commitment.

     "Canadian Dollar Loan" has the meaning specified in Section 2.1 (The Commitments).

     "Canadian Dollar Outstandings" means, at any particular time, the Dollar Equivalent of the aggregate principal amount of the Canadian Dollar Loans outstanding at such time.

     "Canadian Lending Office" means, with respect to any Canadian Dollar Lender, the office of such Lender specified as its "Canadian Lending Office" opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Canadian Dollar Lender (or, if no such office is specified, its U.S. Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

     "Canadian Pension Plans" means all plans or arrangements which are considered to be pension plans for the purposes of any applicable pension benefits standards statute or regulation in Canada established, maintained or contributed to by a Borrower or any of its Subsidiaries for its employees or former employees.

     "Canadian Term Commitment" means, with respect to each Canadian Term Lender, the commitment of such Lender to make Canadian Term Loans to the Canadian Borrower in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I (Commitments) under the caption "Canadian Term Loan Commitment," as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement, and "Canadian Term Commitments" shall mean the aggregate Canadian Term Commitments of all Canadian Term Lenders, which amount, initially as of the Closing Date, shall be $475,000,000.

     "Canadian Term Lender" means each Lender that has a Canadian Term Commitment or that holds a Canadian Term Loan.

     "Canadian Term Loan" has the meaning specified in Section 2.1 (The Commitments).

     "Capital Expenditures" means, for any Person for any period, the aggregate of amounts that should be reflected as additions to property, plant and equipment on a Consolidated balance sheet of such Person, excluding interest capitalized during construction and including, in the case of the Company, the Company's proportionate share of such amounts reflected as additions to property, plant and equipment on the Consolidated balance sheet of Norf GmbH.

     "Capital Lease" means, with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

 "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations under Capital Leases that should be reflected on a Consolidated balance sheet of such Person.

     "Cash Collateral Account" means any Deposit Account or Securities Account that is (a) established by the Administrative Agent from time to time in its sole discretion to receive cash and Cash Equivalents (or purchase cash or Cash Equivalents with funds received) from the Loan Parties or Persons acting on their behalf pursuant to the Loan Documents, (b) with such depositaries and securities intermediaries as the Administrative Agent may determine in its sole discretion, (c) in the name of the Administrative Agent (although such account may also have words referring to any of the Borrowers and the account's purpose), (d) under the control of the Administrative Agent and (e) in the case of a Securities Account, with respect to which the Administrative Agent shall be the Entitlement Holder and the only Person authorized to give Entitlement Orders with respect thereto.

     "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the federal government of the United States, Canada, Switzerland, any Approved Member State or any agency of the foregoing, (b) marketable direct obligations issued by any state of the United States or the District of Columbia or any political subdivision or instrumentality thereof that, at the time of the acquisition, are rated the highest possible rating by S&P or Moody's, (c) certificates of deposit, eurocurrency time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any non-U.S. bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, are rated at least "A-1" by S&P or "P-1" by Moody's, (d) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's, (e) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses
(a), (b) and (c) above, (ii) has net assets, Dollar Equivalent of which exceeds $500,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a), (b) and (c) above shall not exceed 365 days; provided, further, that, to the extent any cash is generated through operations in a jurisdiction outside of the United States, Canada, Switzerland or an Approved Member State, such cash may be retained and invested in obligations of the type described in clauses (a), (b) and (c) to the extent that such obligations have a credit rating equal to the sovereign rating of such jurisdiction.

     "Cash Interest Expense" means, with respect to any Person for any period, the Interest Expense of such Person for such period less the Non-Cash Interest Expense of such Person for such period.

     "Cash Management Document" means any certificate, agreement or other document executed by the Company or any of its Subsidiaries in respect of the Cash Management Obligations such Person.

     "Cash Management Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other similar arrangements) provided after the date hereof by the Administrative Agent, any Lender or any Affiliate of any of them, including obligations for the payment of fees, interest, charges, advances, expenses, attorneys' fees and disbursements in connection therewith.

     "Change of Control" means the occurrence of any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of more than 50% of the issued and outstanding Voting Stock of the Company or (b) during any period of twelve consecutive calendar months, individuals who, at the beginning of such period, constituted the board of directors of the Company (together with any new directors whose election by the board of directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

     "Citibank" means Citibank, N.A., a national banking association.

     "Citicorp" has the meaning specified in the preamble to this Agreement.

     "Closing Date" means the first date on which any Loan is made or any Letter of Credit is Issued.

     "Code" means the U.S. Internal Revenue Code of 1986, as amended.

     "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any Collateral Document.

     "Collateral Documents" means any document executed and delivered by a the Company or any Subsidiary of the Company granting a Lien on any of its property to secure payment of (i) the Secured Obligations, including the documents set forth on Schedule 3.1-1 (Collateral Documents: Secured Obligations), and (ii) the Pledged Intercompany Notes, including the documents set forth on Schedule 3.1-2 (Collateral Documents: Pledged Intercompany Notes).

     "Commitment" means, with respect to any Lender, such Lender's Revolving Credit Commitment, if any, and such Lender's Term Loan Commitment, if any, and "Commitments" means the aggregate Revolving Credit Commitments and Term Loan Commitments of all Lenders.

     "Commitment Letter" means the letter dated as of November 22, 2004, addressed to Alcan Inc. from Citicorp, Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc., UBS Loan Finance LLC and UBS Securities LLC and accepted by Alcan on November 22, 2004, with respect to, among other things, the Senior Unsecured Facility.

     "Commodity Account" has the meaning given to such term in the UCC.

     "Company" has the meaning specified in the preamble to this Agreement.

     "Company's Accountants" means PricewaterhouseCoopers LLP or other independent nationally-recognized public accountants acceptable to the Administrative Agent.

     "Compliance Certificate" has the meaning specified in Section 6.1(c) (Compliance Certificate).

     "Consolidated" means, with respect to any Person, the consolidation of accounts of such Person and its subsidiaries in accordance with GAAP.

     "Consolidated Current Assets" means, with respect to any Person at any date, all assets of such Person and its Subsidiaries at such date that should be classified as current assets on a Consolidated balance sheet of such Person, but excluding cash and Cash Equivalents.

     "Consolidated Current Liabilities" means, with respect to any Person at any date, all liabilities of such Person and its Subsidiaries at such date that should be classified as current liabilities on a Consolidated balance sheet of such Person, but excluding the sum of (a) the principal amount of any current portion of long-term Financial Covenant Debt and (b) (without duplication of clause (a) above) the then outstanding principal amount of the Loans.

     "Consolidated Net Income" means, for any Person for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that (a) the net income of any other Person (other than Norf GmbH, in the case of the Company) in which such Person or one of its Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be Consolidated into the net income of such Person) shall be included only to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, and (c) extraordinary gains and losses and any one-time increase or decrease to net income that is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded.

     "Constituent Documents" means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws, operating agreement (or the equivalent governing documents) of such Person, (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person's Stock and (d) with respect to any Borrower or Guarantor organized under the laws of Canada or any jurisdiction therein, any unanimous shareholder agreement of such Borrower or Guarantor.

     "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

     "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

     "Control Account" means a Securities Account or Commodity Account that is the subject of an effective Securities Account Control Agreement and that is maintained by any Loan Party with an Approved Securities Intermediary. "Control Account" includes all Financial Assets held in a Securities Account or a Commodity Account and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

     "Corporate Chart" means a corporate organizational chart, list or other similar document in each case in form reasonably acceptable to the Administrative Agent and setting forth, for each Person that is a Loan Party, that is subject to Section 7.11 (Additional Collateral and Guaranties) or that is a Subsidiary of any of them, (a) the full legal name of such Person (and any trade name, fictitious name or other name such Person may operate under), (b) the jurisdiction of organization, the organizational number (if any) and the tax identification number (if any) of such Person, (c) the location of such Person's principal executive offices (or sole place of business) and (d) the number of shares of each class of such Person's Stock authorized (if applicable), the number outstanding as of the date of delivery and the number and percentage of such outstanding shares for each such class owned (directly or indirectly) by any Loan Party or any Subsidiary of any of them.

     "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

          (a) Liens with respect to the payment of taxes, assessments or governmental charges in each case that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

          (b) deposit account banks' rights to set-off, Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

          (c) deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

          (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

          (e) encumbrances arising under leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

          (f) financing statements with respect to a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business other than through a Capital Lease;

          (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; and

          (h) licenses of patents, trademarks and other intellectual property rights granted in the ordinary course of business and not interfering in any respect with the ordinary conduct of such Person's business.

     "Debt Issuance" means the incurrence of Indebtedness of the type specified in clause (a), (b) or (k) of the definition of "Indebtedness" by the Company or any of its Subsidiaries.

     "Default" means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

     "Default Rate" has the meaning specified in Section 2.10 (Interest).

     "Deferred Prepayment Amount" means, with respect to any Net Cash Proceeds of any Deferred Prepayment Event, the portion of such Net Cash Proceeds subject to a Deferred Prepayment Notice.

     "Deferred Prepayment Date" means, with respect to any Net Cash Proceeds of any Deferred Prepayment Event, the earlier of (a) the date occurring 330 days after such Deferred Prepayment Event or, if a definitive letter of intent or agreement has been executed during such 330 day period with respect to the reinvestment of such Net Cash Proceeds, the date occurring six months after the date of such letter of intent or agreement, as the case may be, and (b) the date that is five Business Days after the date on which a Borrower shall have notified the Administrative Agent of (i) such Borrower's determination not to acquire replacement assets useful in the Company's or a Subsidiary's business (or, in the case of a Property Loss Event, not to effect repairs) or (ii) the determination by the applicable Subsidiary of such Borrower not to repay the applicable Indebtedness with all or any portion of the relevant Deferred Prepayment Amount for such Net Cash Proceeds.

     "Deferred Prepayment Event" means any Asset Sale or Property Loss Event in respect of which a Borrower has delivered a Deferred Prepayment Notice.

     "Deferred Prepayment Notice" means a written notice executed by a Responsible Officer of a Borrower stating that no Default or Event of Default has occurred and is continuing and that (a) a Borrower (directly or indirectly through one of its Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Property Loss Event to acquire replacement assets useful in its or one of its Subsidiaries' businesses or, in the case of a Property Loss Event, to effect repairs or (b) a Subsidiary of such Borrower (other than a Wholly-Owned Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Property Loss Event of such Subsidiary to repay Indebtedness of such Subsidiary permitted under Section 8.1.

     "Deposit Account" has the meaning given to such term in the UCC.

     "Deposit Account Bank" means a financial institution selected or approved by the Borrowers and reasonably acceptable to the Administrative Agent.

     "Deposit Account Control Agreement" has the meaning specified in the Pledge and Security Agreement.

     "Disclosure Documents" means, collectively, (i) the Confidential Information Memorandum dated November 2004 prepared in connection with the syndication of the Facilities and (ii) the Form 10 filed by the Company with the Securities and Exchange Commission, as amended from time to time through the Closing Date.

     "Disqualified Stock" means with respect to any Person, any Stock that, by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness of such Person, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Term Loan Maturity Date.

     "Documentary Letter of Credit" means any Letter of Credit that is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Company or any of its Subsidiaries in the ordinary course of its business.

     "Dollar Borrowing" means Dollar Loans made on the same day by the Multi-Currency Lenders ratably according to their respective Multi-Currency Commitments.

     "Dollar Equivalent" of any amount means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange quoted by Citibank in New York, New York at 11:00 a.m. (New York time) on the date of determination (or, if such date is not a Business Day, the last Business Day prior thereto) to prime banks in New York for the spot purchase in the New York currency exchange market of such amount of Dollars with such Alternative Currency and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate.

     "Dollar Loan" has the meaning specified in Section 2.1 (The Commitments).

     "Dollars" and the sign "$" each mean the lawful money of the United States of America.

     "EBITDA" means, with respect to any Person for any period, (a) Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income for such period, but without duplication, (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items, (iv) depreciation, depletion and amortization expenses, (v) all other non-cash expenses, charges and losses that are not payable in cash in any subsequent period and (vi) non-recurring cash restructuring expenses, charges and losses minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income for such period, but without duplication, (i) any credit for income tax, (ii) interest income, (iii) gains from extraordinary items, (iv) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets by such Person, (v) any other non-cash gains or other items which have been added in determining Consolidated Net Income, including any reversal of a change referred to in clause (b)(v) above by reason of a decrease in the value of any Stock or Stock Equivalent.

     "Eligible Assignee" means (a) a Lender or an Affiliate or Approved Fund of any Lender, (b) a commercial bank having total assets, the Dollar Equivalent of which exceeds $5,000,000,000, (c) a finance company, insurance company or any other financial institution or Fund, in each case reasonably acceptable to the Administrative Agent and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, the Dollar Equivalent of which exceeds $250,000,000 (or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or Fund, reasonably acceptable to the Administrative Agent) or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, the Dollar Equivalent of which exceeds $250,000,000.

     "Entitlement Holder" has the meaning given to such term in the UCC.

     "Entitlement Order" has the meaning given to such term in the UCC.

     "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the regulation and protection of human or animal health, safety, the environment or natural resources.

     "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute and whether arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, in each case relating to any environmental, health or safety condition or to any Release or threatened Release and resulting from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

     "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

     "Equipment" has the meaning given to such term in the UCC.

     "Equity Issuance" means the issue or sale of any Stock of the Company or any Subsidiary of the Company by the Company or any Subsidiary of the Company to any Person other than Company or any Subsidiary of the Company.

     "ERISA" means the United States Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Company or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code.

     "ERISA Event" means (a) a reportable event described in Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a Title IV
Plan or a Multiemployer Plan, (b) the withdrawal of the Company, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of the Company, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan, (d) notice of reorganization or insolvency of a Multiemployer Plan, (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan, (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Company or any of its Subsidiaries or any ERISA Affiliate, (i) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or (j) or any similar events with respect to any defined benefit pension plan (including any Canadian Pension Plan) subject to any funding requirement under any Requirement of Law.

     "Euro" and the sign "(Euro)" each mean the single currency of participating member States of the European Union.

     "Euro Available Credit" means, at any time, (a) the lesser of (i) the then effective Multi-Currency Commitments and (ii) $300,000,000 minus (b) the aggregate Euro Outstandings at such time.

     "Euro Borrowing" means Euro Loans made on the same day by the Multi-Currency Lenders ratably according to their respective Multi-Currency Commitments.

     "Euro Loan" has the meaning specified in Section 2.1 (The Commitments).

     "Euro Outstandings" means, at any particular time, the sum of (a) the Dollar Equivalent of the principal amount of the Euro Loans outstanding at such time and (b) the Dollar Equivalent of the principal amount of the Swing Loans denominated in Euros outstanding at such time.

     "Eurocurrency Base Rate" means, with respect to any Interest Period for any Eurocurrency Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars, Euros, Sterling or Francs for the applicable Interest Period appearing on (a) with respect to Dollars, Euros or Sterling, the Reuters Screen Page LIBOR01 and (b) with respect to Francs, the Reuters Screen Page LIBOR02, in each case, as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the applicable Reuters Screen Page (or otherwise on the Reuters Screen), the Eurocurrency Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Administrative Agent.

     "Eurocurrency Interest Period" means, in the case of any Eurocurrency Rate Loan, (a) initially, the period commencing on the date such Eurocurrency Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurocurrency Rate Loan and ending (i) in the case any such Loan made or converted in the first three weeks following the Closing Date, one week thereafter and (ii) in the case of any other Loan, one, two, three or six months thereafter, as selected by the applicable Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 (Borrowing Procedures) or Section 2.11 (Conversion/Continuation Option) and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurocurrency Rate Loan pursuant to Section 2.11 (Conversion/Continuation Option), a period commencing on the last day of the immediately preceding Interest Period therefor and ending (i) in the case of clause (a)(i) above, one week thereafter and (ii) in the case of clause (a)(ii) above, one, two, three or six months thereafter, as selected by the applicable Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section
2.11 (Conversion/Continuation Option); provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurocurrency Rate Loans are subject to the following:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) any Interest Period of one month or longer that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

          (iii) no Borrower may select any Interest Period that ends after the date of a scheduled principal payment on the Loans as set forth in Article II (The Facilities) unless, after giving effect to such selection, the aggregate unpaid principal amount of the Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Loans are required to be reduced after such scheduled principal payment is made;

          (iv) no Borrower may select any Interest Period in respect of Loans having an aggregate principal amount of less than the Minimum Currency Threshold; and

          (v) there shall be outstanding at any one time no more than eight Interest Periods in the aggregate in respect of all Loans (other than Swing Loans) for any Borrower.

     "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board.

     "Eurocurrency Rate" means, with respect to any Interest Period for any Eurocurrency Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurocurrency Base Rate by (b)(i) a percentage equal to 100% minus (ii) the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the Eurocurrency Rate is determined) having a term equal to such Interest Period.

     "Eurocurrency Rate Loan" means any U.K. Swing Loan, any Swiss Swing Loan or any other Loan that, for an Interest Period, bears interest based on the Eurocurrency Rate.

     "European Lending Office" means, with respect to any Lender, the office of such Lender specified as its "European Lending Office" opposite its name on
Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its U.S. Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

     "Event of Default" has the meaning specified in Section 9.1 (Events of Default).

     "Excess Cash Flow" means, for any period, without duplication, (a) Adjusted EBITDA of the Company for such period plus (b) the excess, if any, of the Working Capital of the Company at the beginning of such period over the Working Capital of the Company at the end of such period plus (c) the excess, if any, of
(i) the amount of deferred charges and other assets minus deferred credits and other liabilities of the Company at the beginning of such period over (ii) the amount of deferred charges and other assets minus deferred credits and other liabilities of the Company at the end of such period minus (d) the sum of (i) scheduled, voluntary and mandatory cash principal payments on the Loans and, if funded, the NKL Facility during such period and voluntary cash principal payments on the Loans and, if funded, the NKL Facility during such period (but only, in the case of payment in respect of any Revolving Credit Facilities, to the extent that the commitments thereunder are permanently reduced by the amount of such payments), (ii) scheduled cash principal payments made by the Company or any of its Subsidiaries during such period on other Indebtedness to the extent such other Indebtedness and payments are permitted by this Agreement, (iii) Capital Expenditures made by the Company or any of its Subsidiaries during such period to the extent permitted by this Agreement, (iv) scheduled payments made by the Company or any of its Subsidiaries on Capital Lease Obligations to the extent such Capital Lease Obligations and payments are permitted by this Agreement, (v) Cash Interest Expense of the Company for such period, (vi) cash payments of federal, state, local and foreign income tax, franchise taxes and state single business unitary and similar taxes imposed in lieu of income tax made during such period by the Company or any of its Subsidiaries; (vii) cash restructuring charges, other non-recurring cash expenditures or losses and balance sheet translation adjustments not included in Adjusted EBITDA for such period; (viii) the excess, if any, of the Working Capital of the Company at the end of such period over the Working Capital of the Company at the beginning of such period; and (ix) the excess, if any, of (x) the amount of deferred charges and other assets minus deferred credits and other liabilities of the Company at the end of such period over (y) the amount of deferred charges and other assets minus deferred credits and other liabilities of the Company at the beginning of such period; provided, however, Excess Cash Flow shall not be reduced by the amounts in clauses (d)(i) through (iii) above to the extent such amounts were financed with proceeds of debt or equity or other proceeds not included in the calculation of Adjusted EBITDA.

     "Facilities" means (a) the Term Loan Facility and (b) the Revolving Credit Facilities.

     "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Board of Directors of the Company and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such Business Day by a financial institution of recognized standing regularly dealing in Securities of such type and selected by the Company and reasonably acceptable to the Administrative Agent.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Federal Reserve Board" means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

     "Fee Letter" shall mean the letter dated as of November 22, 2004, addressed to the Alcan Inc. from Citicorp, Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc., UBS Loan Finance LLC and UBS Securities LLC and accepted by Alcan on November 22, 2004, with respect to, among other things, certain fees to be paid from time to time to the Administrative Agent and the Arrangers.

     "Financial Asset" has the meaning given to such term in the UCC.

     "Financial Covenant Debt" of any Person means the Indebtedness of such Person and its Subsidiaries of the type specified in clauses (a) through (f),
(h) and (k) of the definition of "Indebtedness".

     "Financial Statements" means the financial statements of the Company and its Subsidiaries delivered in accordance with Section 4.4 (Financial Statements) and Section 6.1 (Financial Statements).

     "Fiscal Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

     "Fiscal Year" means the twelve month period ending on December 31.

     "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) Adjusted EBITDA of the Company for such period minus Capital Expenditures of the Company for such period to (b) the Fixed Charges of the Company for such period.

     "Fixed Charges" means, with respect to any Person for any period, the sum, determined on a Consolidated basis, of (a) the Cash Interest Expense of such Person and its subsidiaries for such period, (b) the principal amount of Consolidated Financial Covenant Debt of such Person and its subsidiaries having a scheduled due date during such period, (c) all cash dividends paid by such Person and its subsidiaries on Stock in such period to Persons other than such Person and its subsidiaries, (d) total income tax liability actually payable by such Person in respect of such period and (e) all dividends or distributions paid in respect of the minority interest in any Joint Venture Subsidiary to the holder of such minority interest.

     "France Holdco" has the meaning specified in Schedule V (Post-Closing Spin-off Transaction).

     "Francs" and "CHF" each mean the lawful money of Switzerland.

     "Fund" means any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.

     "General Intangible" has the meaning given to such term in the UCC.

     "German Borrower" has the meaning specified in the preamble to this Agreement.

     "Governmental Authority" means any nation, sovereign or government, any state or other political subdivision thereof and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank or stock exchange.

     "Guarantor" means the Company, the U.S. Borrower and each Subsidiary Guarantor.

     "Guaranty" means each guaranty, in form and substance reasonably satisfactory to the Administrative Agent, executed by any Guarantor.

     "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise),
(ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause (b)(i), (ii),
(iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance that Indebtedness of another Person will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

     "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap, option or forward purchase or sale agreements, other forward contracts, commodity swap, purchase or option agreements, other commodity or energy price hedging arrangements and all other similar non-speculative agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity or energy prices.

     "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person other than customary reservation or retention of title under agreements with vendors entered into in the ordinary course of business (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (g) all Guaranty Obligations of such Person, (h) all Disqualified Stock, valued in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person, (j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts and General Intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and (k) all obligations of such Person under any Securitization Facility.

     "Indemnified Matter" has the meaning specified in Section 11.4
(Indemnities).

     "Indemnitee" has the meaning specified in Section 11.4 (Indemnities).

     "Interbank Rate" means, for any period, (i) in respect of Loans denominated in Dollars, the Federal Funds Rate and (ii) in respect of Loans denominated in any other currency, the Administrative Agent's cost of funds for such period.

     "Intercompany Note" means a promissory note evidencing intercompany loans issued by a Subsidiary of the Company in favor of the Company or another Subsidiary of the Company, in form and substance acceptable to the Administrative Agent.

     "Intercreditor Agreement" means the Intercreditor Agreement, dated the date hereof, between Alcan and the Administrative Agent, in form and substance acceptable to the Administrative Agent.

     "Interest Coverage Ratio" means, for any period, the ratio of (a) Adjusted EBITDA of the Company for such period to (b) Cash Interest Expense of the Company for such period.

     "Interest Expense" means, for any Person for any period, Consolidated total interest expense of such Person and its Subsidiaries for such period and including, in any event, interest capitalized during such period and net costs under Interest Rate Contracts for such period; provided, with respect to the Company, for each of the Fiscal Quarters ending March 31, 2005, June 30, 2005 and September 30, 2005, Interest Expense for the relevant period shall be deemed to equal Interest Expense for such Fiscal Quarter (together with any previous Fiscal Quarter ending on or after the Closing Date) multiplied by 4, 2 and 4/3 respectively.

     "Interest Period" means (a) in the case of any Eurocurrency Rate Loan, the applicable Eurocurrency Interest Period and (b) in the case of any BA Rate Loan, the applicable BA Interest Period.

     "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

     "Inventory" has the meaning given to such term in the UCC.

     "Investment" means, with respect to any Person, (a) any purchase or other acquisition by such Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all or a significant part of the assets of a business conducted by any other Person, or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted) or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business, and (d) any Guaranty Obligation incurred by such Person in respect of Indebtedness of any other Person.

     "IRS" means the Internal Revenue Service of the United States or any successor thereto.

     "Issue" means, with respect to any Letter of Credit, to issue, extend the expiry of, renew or increase the maximum face amount (including by deleting or reducing any scheduled decrease in such maximum face amount) of, such Letter of Credit. The terms "Issued" and "Issuance" shall have a corresponding meaning.

     "Issuer" means each Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an "Issuer" or (b) hereafter becomes an Issuer with the approval of the Administrative Agent and the Company by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Company to be bound by the terms hereof applicable to Issuers.

     "ITA" means the Income Tax Act (Canada), as amended, and any successor thereto, and any regulations promulgated thereunder.

     "Joint Venture Subsidiary" means each of (i) Aluminum Company of Malaysia Berhard (Malaysia) and (ii) NKL.

     "Judgment Currency" has the meaning specified in Section 11.12 (Submission to Jurisdiction; Service of Process).

     "Land" of any Person means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased or purported to be owned, leased or hereafter acquired or leased (including, in respect of the Loan Parties, as reflected in the most recent Financial Statements) by such Person.

     "Leases" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

     "Lender" means each Swing Loan Lender and each other financial institution or other entity that (a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance.

     "Letter of Credit" means any letter of credit Issued pursuant to Section
2.4 (Letters of Credit).

     "Letter of Credit Allocation" means, with respect to each Issuer, a percentage of the Letter of Credit Sublimit allocated to such Issuer by the Administrative Agent and accepted by such Issuer and means, as of the Closing Date, the percentage set forth opposite such Issuer's name on Schedule III (Letter of Credit Allocations).

     "Letter of Credit Obligations" means, at any time, the Dollar Equivalent of the aggregate of all liabilities at such time of the Borrowers to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, including, without duplication, the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

     "Letter of Credit Reimbursement Agreement" has the meaning specified in
Section 2.4(a) (Letters of Credit).

     "Letter of Credit Request" has the meaning specified in Section 2.4(c) (Letters of Credit).

     "Letter of Credit Sublimit" means $100,000,000.

     "Letter of Credit Undrawn Amounts" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

     "Leverage Ratio" means, as of any date, the ratio of (a) Consolidated Financial Covenant Debt of the Company and its Subsidiaries outstanding as of such date to (b) Adjusted EBITDA for the Company for the last four Fiscal Quarter period ending on or before such date; and all references to "pro forma Leverage Ratio" mean such Leverage Ratio after giving effect to any Debt Issuance or Equity Issuance consummated on or prior to such date and the application of the proceeds thereof.

     "Lien" means any mortgage, deed of trust, pledge, hypothec, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

     "Loan" means any loan made by any Lender pursuant to this Agreement.

     "Loan Documents" means, collectively, this Agreement, the Notes (if any), each Guaranty, the Fee Letter, each Letter of Credit Reimbursement Agreement, each Hedging Contract between the Company or any Subsidiary of the Company and any Person that was a Lender or an Affiliate of a Lender at the time it entered into such Hedging Contract, each Cash Management Document, the Collateral Documents and each certificate, agreement or document executed by a Loan Party (or such Subsidiary, as applicable) and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

     "Loan Party" means (a) each Borrower, (b) each Guarantor and (c) to the extent each of the Intercompany Notes issued by any Subsidiary of the Company is also a Pledged Secured Intercompany Note, such Subsidiary.

     "Local Time" means, with respect to (a) any Loan denominated in Dollars or Canadian Dollars, New York time and (b) any Loan denominated Euros, Sterling or Francs, London time.

     "Mandatory Costs" means, with respect to a Loan or other unpaid sum, the rate per annum notified by any Lender to the Administrative Agent to be the cost to that Lender of compliance with all reserve asset, liquidity or cash margin or other like requirements of the Bank of England, the Financial Services Authority or the European Central Bank and which shall be determined in accordance with Schedule IV (Mandatory Costs).

     "Material Adverse Change" means a material adverse change in any of (a) the assets, operations or financial condition of the Business or the Company and its Subsidiaries, taken as a whole, (b) the enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of the Borrowers to repay the Obligations or of the other Loan Parties to perform their respective obligations under the Loan Documents or (e) the rights and remedies of the Administrative Agent, the Lenders or the Issuers under the Loan Documents.

     "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

     "Minimum Currency Threshold" means (i) in the case of Loans denominated in Dollars, $5,000,000 or an integral multiple of $1,000,000 in excess thereof,
(ii) in the case of Canadian Dollar Loans, C$5,000,000 or an integral multiple of C$1,000,000 in excess thereof, (iii) in the case of Loans denominated in Euros, (Euro)5,000,000 or an integral multiple of (Euro)1,000,000 in excess thereof, (iv) in the case of Loans denominated in Sterling, (Pound Sterling)2,500,000 or an integral multiple of (Pound Sterling)500,000 in excess thereof and (v) in the case of Loans denominated in Francs, CHF5,000,000 or an integral multiple of CHF1,000,000 in excess thereof.

     "Moody's" means Moody's Investors Service, Inc.

     "Morgan Stanley" means Morgan Stanley Senior Funding, Inc.

     "Multi-Currency Available Credit" means, at any time, (a) the then effective aggregate Multi-Currency Commitments minus (b) the aggregate Multi-Currency Outstandings at such time.

     "Multi-Currency Borrowing" means Multi-Currency Loans made on the same day by the Multi-Currency Lenders ratably according to their respective Multi-Currency Commitments.

     "Multi-Currency Commitment" means, with respect to each Multi-Currency Lender, the commitment of such Lender to make Multi-Currency Loans and acquire interests in other Multi-Currency Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on
Schedule I (Commitments) under the caption "Multi-Currency Commitment," as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement, and "Multi-Currency Commitments" shall mean the aggregate Multi-Currency Commitments of all Multi-Currency Lenders, which amount, initially as of the Closing Date, shall be $450,000,000.

     "Multi-Currency Facility" means the Multi-Currency Commitments and the provisions herein related to the Multi-Currency Loans, the Swing Loans and Letters of Credit.

     "Multi-Currency Lender" means each Lender having a Multi-Currency
Commitment.

     "Multi-Currency Loan" means each of the Dollar Loans, the Euro Loans and the Swing Loans.

     "Multi-Currency Outstandings" means, at any particular time, the sum of (a) the Dollar Equivalent of the principal amount of the Multi-Currency Loans outstanding at such time, (b) the Letter of Credit Obligations outstanding at such time and (c) the Dollar Equivalent of the principal amount of the Swing Loans outstanding at such time.

     "Multiemployer Plan" means a multiemployer plan, as defined in Section 400l(a)(3) of ERISA or any similar, non-United States defined benefit pension plan (including the Canadian Pension Plans), in each case, to which the Company, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

     "Net Cash Proceeds" means proceeds received by the Company or any of its Subsidiaries after the Closing Date in cash or Cash Equivalents from any (a) Asset Sale, other than an Asset Sale permitted under Section 8.4(a) through (g) (Sale of Assets), net of (i) the reasonable cash costs of sale, assignment or other disposition, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale, provided, however, that evidence of each of clauses (i), (ii) and
(iii) above is provided to the Administrative Agent in form and substance reasonably satisfactory to it, (b) Property Loss Event or (c)(i) Equity Issuance (other than any such issuance of common Stock of the Company occurring in the ordinary course of business to any director, officer, member of the management or employee of the Company or any of its Subsidiaries) or (ii) any Debt Issuance, other than a Debt Issuance permitted under Section 8.1(a) through (j),
(m), (o), (p) or (r) (Indebtedness) or any Permitted Refinancing thereof, in each case, net of brokers' and advisors' fees and other costs incurred in connection with such transaction; provided, however, that, in the case of this clause (c), evidence of such costs is provided to the Administrative Agent in form and substance satisfactory to it.

     "NKL" means Novelis Korea Limited.

     "NKL Facility" means Indebtedness of NKL, in an aggregate principal amount of up to $203,000,000, on terms and conditions reasonably satisfactory to the Administrative Agent.

     "Non-Cash Interest Expense" means, with respect to any Person for any period, the sum of the following amounts to the extent included in the definition of Interest Expense: (a) the amount of debt discount and debt issuance costs amortized, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Financial Covenant Debt, (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness and (d) other non-cash interest.

     "Non-Consenting Lender" has the meaning specified in Section 11.1(c) (Amendments, Waivers, Etc.).

     "Non-Funding Lender" has the meaning specified in Section 2.2(e) (Borrowing Procedures).

     "Non-U.S. Lender" means each Lender or Issuer (or the Administrative Agent) that is a Non-U.S. Person.

     "Non-U.S. Person" means any Person that is not a U.S. Person.

     "Norf GmbH" means Aluminium Norf GmbH, a limited liability company (GmbH) organized under the laws of Germany.

     "Note" means any Revolving Credit Note or Term Loan Note.

     "Notice of Borrowing" has the meaning specified in Section 2.2(a) (Borrowing Procedures).

     "Notice of Conversion or Continuation" has the meaning specified in Section
2.11 (Conversion/Continuation Option).

     "Obligations" means the Loans, the Letter of Credit Obligations and all other amounts, obligations, covenants and duties owing by each Borrower to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn or other payment thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement, any other Loan Document (including Cash Management Documents and Hedging Contracts that are Loan Documents), whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all letter of credit, cash management and other fees, interest, charges, expenses, attorneys' fees and disbursements, Cash Management Obligations and other sums chargeable to the Borrowers under this Agreement, any other Loan Document (including Cash Management Documents and Hedging Contracts that are Loan Documents) and all obligations of any Borrower under any Loan Document to provide cash collateral for any Letter of Credit Obligation.

     "Other Taxes" has the meaning specified in Section 2.16(b) (Taxes).

     "Patriot Act" has the meaning specified in Section 11.19 (Patriot Act).

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Perfection Certificate" means a certificate in form and substance satisfactory to the Administrative Agent.

     "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

     "Permitted Acquisition" means any Proposed Acquisition subject to the satisfaction of each of the following conditions:

          (a) the Administrative Agent shall receive at least 15 Business Days' (or such shorter period as may be acceptable to the Administrative Agent) written notice of such Proposed Acquisition prior to the consummation thereof, which notice shall include a reasonably detailed description of such Proposed Acquisition;

          (b) such Proposed Acquisition shall be consensual and shall have been approved by the Proposed Acquisition Target's board of directors or shareholders;

          (c) no additional Indebtedness or other liabilities shall be incurred, assumed or otherwise be reflected on a Consolidated balance sheet of the Company and the Proposed Acquisition Target after giving effect to such Proposed Acquisition, except (i) Loans made hereunder, (ii) ordinary course trade payables and accrued expenses and (iii) Indebtedness of the Proposed Acquisition Target permitted under Section 8.1 (Indebtedness);

          (d) the Dollar Equivalent of the sum of all amounts (other than any Stock of the Company) payable in connection with such Proposed Acquisition and all other Permitted Acquisitions consummated on or prior to the date of the consummation of such Proposed Acquisition (including all transaction costs and all Indebtedness, liabilities and Guaranty Obligations incurred or assumed in connection therewith or otherwise reflected in a Consolidated balance sheet of the Company and the Proposed Acquisition Target) shall not exceed $150,000,000 or, in the event the pro forma Leverage Ratio at such time is 3.5 to 1 or less, $250,000,000;

          (e) at or prior to the closing of such Proposed Acquisition, the Company (or the Subsidiary making such Proposed Acquisition) and the Proposed Acquisition Target shall have executed such documents and taken such actions as may be required under Section 7.11 (Additional Collateral and Guaranties) and Section 7.13 (Real Property);

          (f) on or prior to the date of such Proposed Acquisition, the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, copies of the acquisition agreement, related Contractual Obligations and instruments and all opinions, certificates, lien search results and other documents reasonably requested by the Administrative Agent; and

          (g) at the time of such Proposed Acquisition and after giving effect thereto, (A) no Default or Event of Default shall have occurred and be continuing, (B) all representations and warranties contained in Article IV (Representations and Warranties) and in the other Loan Documents shall be true and correct in all material respects, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (C) the Borrowers are in pro forma compliance with each of the financial covenants contained in Article V (Financial Covenants) as of the last day of the most recent Fiscal Quarter or Fiscal Year for which a Compliance Certificate has been delivered pursuant to clause (c) of Section 6.1 (Financial Statements) and a Responsible Officer shall have delivered an officer's certificate to the Administrative Agent certifying as to such compliance, and (D) the sum of
     (x) the aggregate amount of the Available Credit under each Revolving Credit Facility and (y) the aggregate unrestricted cash balance (including Cash Equivalents) of the Company and its Subsidiaries as reflected on the balance sheet of Company and its Subsidiaries at such time is not less than $200,000,000.

     "Permitted Joint Venture" means each Joint Venture Subsidiary and a Person:

          (a) that is a corporation, limited liability company, joint venture or similar limited liability legal entity hereafter formed or entered into by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person, which legal entity does not constitute a Subsidiary;

          (b) that does not own any Stock in a Loan Party nor at any time itself have been a Loan Party; and

          (c) in respect of which all Indebtedness or other obligations (in each case whether contingent or otherwise), including any contractually binding commitment to make future capital contributions, assumed by any Loan Party in respect thereof can be quantified.

     "Permitted Refinancing" means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided, however, that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the sum of (i) the outstanding principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed plus (ii) an amount equal to unpaid accrued interest and premium thereon plus (iii) other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension plus (iv) an amount equal to any existing commitments unutilized thereunder or as otherwise permitted pursuant to
Section 8.1, (b) such modification, refinancing, refunding, renewal or extension has (i) a final maturity date equal to or later than the earlier of (A) the date six months after the Term Loan Maturity Date and (B) the final maturity date of the Indebtedness being modified, refinanced, refunded, renewed or extended and
(ii) a weighted average life to maturity equal to or greater than the weighted average life to maturity of the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed or extended Indebtedness are not materially less favorable to the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended, (e) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed or extended, and (f) except with respect to a Permitted Refinancing of the Senior Unsecured Facility or the Senior Unsecured Exchange Securities, at the time thereof, no Event of Default shall have occurred and be continuing.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity or a Governmental Authority.

     "Pledge and Security Agreement" means an agreement, in substantially the form of Exhibit I (Form of Pledge and Security Agreement).

     "Pledged Intercompany Note" means any Intercompany Note pledged to the Administrative Agent under any Collateral Document.

     "Pledged Secured Intercompany Note" means any Pledged Intercompany Note that is also a Secured Intercompany Note.

     "Post-Closing Spin-off Transaction" means the Transactions contemplated to occur after the Closing Date in connection with the Spin-off set forth on
Schedule V (Post-Closing Spin-off Transaction).

     "Pro Forma Basis" means, with respect to any determination for any period, that such determination shall be made giving pro forma effect to each acquisition consummated during such period, together with all transactions relating thereto consummated during such period (including any incurrence, assumption, refinancing or repayment of Indebtedness), as if such acquisition and related transactions had been consummated on the first day of such period, in each case based on historical results accounted for in accordance with GAAP and, to the extent applicable, reasonable assumptions that are specified in details in the relevant Compliance Certificate, Financial Statement or other document provided to the Administrative Agent or any Lender in connection herewith in accordance with Regulation S-X of the Securities Act of 1933 and the Securities Exchange Act of 1934.

     "Proceeds" has the meaning given to such term in the UCC.

     "Process Agent" has the meaning specified in Section 11.12 (Submission to Jurisdiction; Service of Process).

     "Projections" means those financial projections, dated November, 2004, covering the Fiscal Years ending in 2004 through 2011 inclusive, delivered by the Company to the Lenders on IntraLinks(TM) under the heading "PRIVATE Supplement to the Confidential Information Memorandum."

     "Property Loss Event" means (a) any loss of or damage to property of the Company or any Subsidiary of the Company that results in the receipt by such Person of proceeds of insurance or (b) any taking of property of such Person that results in the receipt by such Person of a compensation payment in respect thereof.

     "Proposed Acquisition" means the proposed acquisition by the Company or any of its Subsidiaries of all or substantially all of the assets or Stock of any Proposed Acquisition Target, or the merger of any Proposed Acquisition Target with or into the Company or any Subsidiary of the Company (and, in the case of a merger with the Company, with the Company being the surviving corporation).

     "Proposed Acquisition Target" means any Person or any operating division thereof subject to a Proposed Acquisition.

     "Purchasing Lender" has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).

     "Ratable Portion" or (other than in the expression "equally and ratably") "ratably" means, for any Lender:

          (a) with respect to the Revolving Credit Facilities, the percentage obtained by dividing (i) the Revolving Credit Commitment of such Lender by
     (ii) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to such Lender by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Lenders);

          (b) with respect to the Multi-Currency Facility, the percentage obtained by dividing (i) the Multi-Currency Commitment of such Lender by
     (ii) the aggregate Multi-Currency Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Multi-Currency Outstandings owing to such Lender by the aggregate outstanding principal balance of the Multi-Currency Outstandings owing to all Lenders);

          (c) with respect to the Canadian Dollar Facility, the percentage obtained by dividing (i) the Canadian Dollar Commitment of such Lender by
     (ii) the aggregate Canadian Dollar Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Canadian Dollar Outstandings owing to such Lender by the aggregate outstanding principal balance of the Canadian Dollar Outstandings owing to all Lenders);

          (d) with respect to the Term Loan Facility, the percentage obtained by dividing (i) the Term Loan Commitment of such Lender by (ii) the aggregate Term Loan Commitments of all Lenders (or, at any time after the Closing Date, the percentage obtained by dividing the principal amount of such Lender's Term Loans by the aggregate Term Loans of all Lenders);

          (e) with respect to the U.S. Term Loans, the percentage obtained by dividing (i) the U.S. Term Commitment of such Lender by (ii) the aggregate U.S. Term Commitments of all Lenders (or, at any time after the Closing Date, the percentage obtained by dividing the principal amount of such Lender's U.S. Term Loans by the aggregate U.S. Term Loans of all Lenders);

          (f) with respect to the Canadian Term Loans, the percentage obtained by dividing (i) the Canadian Term Commitment of such Lender by (ii) the aggregate Canadian Term Commitments of all Lenders (or, at any time after the Closing Date, the percentage obtained by dividing the principal amount of such Lender's Canadian Term Loans by the aggregate Canadian Term Loans of all Lenders); and

          (g) with respect to the Facilities as a whole, the percentage obtained by dividing (i) the Commitments of such Lender by (ii) the aggregate Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Loans owing to such Lender by the aggregate outstanding principal balance of all Loans owing to all Lenders).

     "Real Property" of any Person means the Land of such Person, together with the right, title and interest of such Person, if any, in and to the streets, the Land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land and any fixtures appurtenant thereto.

     "Receivable" means the indebtedness and other obligations owed to the Company or any Subsidiary of the Company (at the time it arises, and before giving effect to any transfer or conveyance contemplated under any Securitization Facility documentation) or in which such Person has a security interest or other interest, including any indebtedness, obligation or interest constituting an account, contract right, payment intangible, promissory note, chattel paper, instrument, document, investment property, financial asset or general intangible, arising in connection with the sale of goods or the rendering of services by such Person, and further includes, the obligation to pay any finance charges with respect thereto.

     "Register" has the meaning specified in Section 2.7(b) (Evidence of Debt).

     "Reimbursement Date" has the meaning specified in Section 2.4(h) (Letters of Credit).

     "Reimbursement Obligations" means, as and when matured, the obligation of the applicable Borrower to pay, on the date payment is made or scheduled to be made to the beneficiary under each such Letter of Credit (or at such earlier date as may be specified in the applicable Letter of Credit Reimbursement Agreement), all amounts of each draft and other requests for payments drawn under Letters of Credit, and all other matured reimbursement or repayment obligations of the applicable Borrower to any Issuer with respect to amounts drawn under Letters of Credit, in each case, until the Reimbursement Date, in the currency drawn (or in such other currency as may be specified in the applicable Letter of Credit Reimbursement Agreement) and, thereafter, the Dollar Equivalent thereof.

     "Related Documents" means the Spin-off Documents, and when such documents are executed and delivered, the Senior Unsecured Facility Documents, the Senior Notes, the Senior Note Indenture, all agreements entered into by the Company or any of their respective affiliates in connection with the Transactions and each other document and instrument executed with respect to either thereof.

     "Related Obligations" has the meaning specified in Section 10.12 (Collateral Matters Relating to Related Obligations).

     "Related Security" means, with respect to any Receivable, all of the applicable Securitization Subsidiary's interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the financing or lease of which by the Company or the applicable Subsidiary of the Company gave rise to such Receivable, and all insurance contracts with respect thereto, all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable, all guaranties, letters of credit, letter-of-credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the contract related to such Receivable or otherwise, all service contracts and other contracts and agreements associated with such Receivable, all records related to such Receivable, all of the applicable Securitization Subsidiaries' right, title and interest in, to and under the applicable Securitization Facility documentation.

     "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned, leased or operated by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

     "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

     "Requirement of Law" means, with respect to any Person, the common law and all federal, state, provincial, local and foreign laws, treaties, rules and regulations, orders, judgments, decrees and other determinations of, concessions, grants, franchises, licenses and other Contractual Obligations with, any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Requisite Canadian Term Lenders" means, collectively, Canadian Term Lenders having more than 50% of the aggregate outstanding amount of the Canadian Term Commitments or, after the Closing Date, more than fifty percent (50%) of the principal amount of all Canadian Term Loans then outstanding.

     "Requisite Lenders" means, collectively, Lenders having more than fifty percent (50%) of the sum of the Dollar Equivalent of (a) the aggregate outstanding amount of the Multi-Currency Commitments or, after the Revolving Credit Termination Date, the Multi-Currency Outstandings, (b) the aggregate outstanding amount of the Canadian Dollar Commitments or, after the Revolving Credit Termination Date, the Canadian Dollar Outstandings, (c) the aggregate outstanding amount of the U.S. Term Commitments or, after the Closing Date, the aggregate principal amount of all U.S. Term Loans then outstanding and (d) the aggregate outstanding amount of the Canadian Term Commitments or, after the Closing Date, the aggregate principal amount of all Canadian Term Loans then outstanding. A Non-Funding Lender shall not be included in the calculation of "Requisite Lenders."

     "Requisite Revolving Credit Lenders" means, collectively, Lenders having more than fifty percent (50%) of the sum of the Dollar Equivalent of (a) the aggregate outstanding amount of the Multi-Currency Commitments or, after the Revolving Credit Termination Date, the Multi-Currency Outstandings and (b) the aggregate outstanding amount of the Canadian Dollar Commitments or, after the Revolving Credit Termination Date, the Canadian Dollar

Outstandings. A Non-Funding Lender shall not be included in the calculation of "Requisite Revolving Credit Lenders."

     "Requisite Term Loan Lenders" means, collectively, Term Loan Lenders having more than 50% of the aggregate outstanding amount of the Term Loan Commitments or, after the Closing Date, more than fifty percent (50%) of the principal amount of all Term Loans then outstanding.

     "Requisite U.S. Term Lenders" means, collectively, U.S. Term Lenders having more than 50% of the aggregate outstanding amount of the U.S. Term Commitments or, after the Closing Date, more than fifty percent (50%) of the principal amount of all U.S. Term Loans then outstanding.

     "Responsible Officer" means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but, in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

     "Restricted Payment" means (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalent of the Company or any of its Subsidiaries now or hereafter outstanding and (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalent of the Company or any of its Subsidiaries now or hereafter outstanding.

     "Revolving Credit Borrowing" means any Multi-Currency Borrowing or any Canadian Dollar Borrowing.

     "Revolving Credit Commitment" means the Multi-Currency Commitments and the Canadian Dollar Commitments.

     "Revolving Credit Facilities" means the Multi-Currency Facility and the Canadian Dollar Facility.

     "Revolving Credit Lender" means each Lender having a Multi-Currency Commitment or a Canadian Dollar Commitment.

     "Revolving Credit Note" means a promissory note of any Borrower payable to the order of any Revolving Credit Lender in a principal amount equal to the amount of such Revolving Credit Lender's Multi-Currency Commitment or Canadian Dollar Commitment, as the case may be, evidencing the aggregate Indebtedness of such Borrower to such Revolving Credit Lender resulting from the Revolving Loans (and, if such Lender is also a Swing Loan Lender, Swing Loans) owing to such Revolving Credit Lender.

     "Revolving Credit Outstandings" means, at any particular time, the sum of
(a) the Multi-Currency Outstandings and (b) the Canadian Dollar Outstandings.

     "Revolving Credit Termination Date" shall mean the earliest of (a) the Scheduled Termination Date, (b) the date of termination of all of the Revolving Credit Commitments pursuant to Section 2.5 (Reduction and Termination of the Commitments) and (c) the date on which the Obligations become due and payable pursuant to Section 9.2 (Remedies).

     "Revolving Loan" means the Multi-Currency Loans and the Canadian Dollar Loans.

     "S&P" means Standard & Poor's Rating Services.

     "Sarbanes-Oxley Act" means the United States Sarbanes-Oxley Act of 2002.

     "Scheduled Termination Date" means the fifth anniversary of the Closing
Date.

     "Secured Intercompany Note" means any Intercompany Note issued by any Subsidiary of the Company that is secured on a pari passu basis with all other Intercompany Notes issued by such Subsidiary by substantially all of the assets of such Subsidiary pursuant to one or more Collateral Documents, each in form and substance reasonably satisfactory to the Administrative Agent.

     "Secured Obligations" means (a) in the case of each Borrower, the Obligations, and (b) in the case of any Guarantor or other Loan Party, the obligations of such Loan Party under each Guaranty and the other Loan Documents (including any Pledged Intercompany Note) to which it is a party, together with, in the case of both clause (a) and (b) above, (x) all the Cash Management Obligations of each Subsidiary of the Company that is not a Loan Party, and (y) all obligations of each Subsidiary of the Company that is not a Loan Party under Hedging Contracts that are Loan Documents.

     "Secured Parties" means the Lenders, the Issuers, the Administrative Agent and any other holder of any Secured Obligation.

     "Securities Account" has the meaning given to such term in the UCC.

     "Securities Account Control Agreement" has the meaning specified in the Pledge and Security Agreement.

     "Securitization Assets" means all existing or hereafter acquired or arising
(i) Receivables of the Company or any of its Subsidiaries that are sold, assigned or otherwise transferred pursuant to a Securitization Facility, (ii) the Related Security with respect to the Receivables referred to in clause (i) above, (iii) the collections and proceeds of the Receivables and Related Security referred to in clauses (i) and (ii) above, (iv) all lockboxes, lockbox accounts, collection accounts or other deposit accounts into which such collections are deposited and which have been specifically identified and consented to by the Administrative Agent, and (v) all other rights and payments which relate solely to such Receivables.

     "Securitization Facility" means each transaction or series of related transactions that effect the securitization of Receivables of a Person.

     "Securitization Subsidiary" means any special purpose financial subsidiary established by the Company or one of its Subsidiaries for the sole purpose of consummating one or more Securitization Facilities and in respect of which neither the Company nor any such Subsidiary has any obligation to maintain or preserve such Securitization Subsidiary's financial condition or cause such Securitization Subsidiary to achieve specified levels of operating results.

     "Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

     "Seller Note" means, collectively, the unsecured notes, in form and substance satisfactory to the Administrative Agent, issued by the Company and one or more of its Subsidiaries to Alcan and one or more of its Subsidiaries on the Closing Date and subject to an intercreditor agreement between Alcan and the Administrative Agent, on behalf of the Secured Parties, in form and substance satisfactory to the Administrative Agent.

     "Selling Lender" has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).

     "Senior Notes" means the unsecured debt securities of the Company, in an aggregate principal amount of up to $1,400,000,000, the terms and conditions of which are reasonably satisfactory to the Administrative Agent.

     "Senior Unsecured Credit Agreement" means the Senior Unsecured Credit Agreement, dated the date hereof, among the Company, Citicorp, Morgan Stanley and UBS.

     "Senior Unsecured Exchange Securities" means the "Exchange Securities" as defined in the Senior Unsecured Credit Agreement.

     "Senior Unsecured Fixed Rate Exchange Securities" means the "Fixed Rate Exchange Securities" as defined in the Senior Unsecured Credit Agreement.

     "Senior Unsecured Facility" means the provisions in the Senior Unsecured Credit Agreement related to the commitments, loans and other extension of credit made thereunder.

     "Senior Unsecured Facility Documents" means the Senior Unsecured Credit Agreement, each Guaranty Obligation in respect thereof and all other documents executed and delivered with respect to the Senior Unsecured Facility.

     "Significant Subsidiary" means any "significant subsidiary" of the Company (as defined in Rule l-02 of Regulation S-X of the Securities Act of 1933).

     "Solvent" means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature in the ordinary course of business and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Special Purpose Vehicle" means any special purpose funding vehicle identified as such in writing by any Lender to the Administrative Agent.

     "Spin-off" means the transactions contemplated by the Spin-Off Documents and the plan of arrangement under section 192 of the Canada Business Corporations Act whereby the Company will (i) own, directly or indirectly through its subsidiaries, the Business, (ii) issue all of its outstanding capital stock to Alcan's shareholders and (iii) make payments, directly or indirectly through its subsidiaries, to Alcan in an aggregate amount of up to $2,700,000,000.

     "Spin-Off Documents" means the Separation Agreement, dated as of December 31, 2005 and effective as of January 6, 2005, between Alcan and the Company, the Plan of Arrangement (as defined therein), the Ancillary Agreements (as defined therein), Seller Notes and each of the other documents set forth in the Closing Agenda for Project Archer, dated December 31, 2004.

     "Standby Letter of Credit" means any Letter of Credit that is not a Documentary Letter of Credit.

     "Sterling" and the sign "(pound)" each mean the lawful money of United Kingdom.

     "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

     "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

     "Subordinated Debt" means any Indebtedness that is subordinated to the payment in full of the Obligations on terms reasonably satisfactory to the Administrative Agent.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person or one or more Subsidiaries of such Person.

     "Subsidiary Guarantor" means each Subsidiary of the Company party to or that becomes party to a Guaranty.

     "Substitute Institution" has the meaning specified in Section 2.17 (Substitution of Lenders).

     "Substitution Notice" has the meaning specified in Section 2.17 (Substitution of Lenders).

     "Swing Loan" means each of the U.S. Swing Loans, the U.K. Swing Loans and the Swiss Swing Loans.

     "Swing Loan Allocation" means, with respect to each Swing Loan Lender, a percentage of the Swing Loan Sublimit allocated to such Swing Loan Lender by the Administrative Agent and accepted by such Swing Loan Lender and means, as of the Closing Date, (a) in the case of Citicorp, 50%, (b) in the case of Morgan Stanley, 25% and (c) in the case of UBS, 25%.

     "Swing Loan Lender" means (a) Citicorp, Morgan Stanley and UBS (or, in each case, an Affiliate thereof as deemed appropriate by such Lender) or (b) any other Multi-Currency Lender that, with the approval of the Administrative Agent, agrees to act as a Swing Loan Lender hereunder.

     "Swing Loan Request" has the meaning specified in Section 2.3(b) (Swing Loans).

     "Swing Loan Sublimit" means $100,000,000.

     "Swiss Borrower" has the meaning specified in the preamble to this Agreement.

     "Swiss Swing Loan" has the meaning specified in Section 2.3(a) (Swing
Loans).

     "Syndication Agent" means Morgan Stanley and UBS, each in their respective capacity as co-syndication agents for the Lenders and the Issuers.

     "Tax Affiliate" means, with respect to any Person, (a) any Subsidiary of such Person and (b) any entity for whose taxes such Person is or could be liable, whether by reason of being a member of an affiliated, consolidated, combined or unitary or similar group for tax purposes, by reason of being a successor or member, by agreement or otherwise.

     "Tax Returns" has the meaning specified in Section 4.8(a) (Taxes).

     "Taxes" has the meaning specified in Section 2.16(a) (Taxes).

     "Term Loan" means each of the U.S. Term Loans and the Canadian Term Loans.

     "Term Loan Borrowing" means a borrowing consisting of Term Loans made on the same day by the Term Loan Lenders ratably according to their respective Term Loan Commitments.

     "Term Loan Commitment" means each of the U.S. Term Commitments and the Canadian Term Commitments.

     "Term Loan Facility" means the Term Loan Commitments and the provisions herein related to the Term Loans.

     "Term Loan Lender" means each Lender that has a Term Loan Commitment or that holds a Term Loan.

     "Term Loan Maturity Date" means seventh anniversary of the Closing Date.

     "Term Loan Note" means a promissory note of the Borrower payable to the order of any Term Loan Lender in a principal amount equal to the amount of the Term Loan owing to such Lender.

     "Title IV Plan" means a defined benefit pension plan, other than a Multiemployer Plan, covered by Title IV of ERISA or any non-United States laws that require funding of such plan's accrued liabilities and to which the Company, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

     "Transactions" means the transactions contemplated in connection with the Spin-off, the issuance of the Seller Note, the closing and initial funding of the Facilities, the closing and the initial funding of the Senior Unsecured Facility or the issuance of the Senior Notes and the consummation of the other transactions contemplated hereby and thereby.

     "UBS" means UBS Loan Finance LLC.

     "UCC" has the meaning specified in the Pledge and Security Agreement.

     "U.K. Borrower" has the meaning specified in the preamble to this Agreement.

     "U.K. Swing Loan" has the meaning specified in Section 2.3(a) (Swing
Loans).

     "Unused Commitment Fee" has the meaning specified in Section 2.12(a) (Unused Commitment Fee).

     "U.S. Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the higher of the following:

          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

          (b) 0.5% per annum plus the Federal Funds Rate.

     "U.S. Base Rate Loan" means any Swing Loan or any other Loan during any period in which it bears interest based on the U.S. Base Rate.

     "U.S. Borrower" has the meaning specified in the preamble to this Agreement.

     "U.S./Canadian Loan Party" means the U.S. Borrower, the Canadian Borrower and any other Loan Party organized under the laws of a state or province of the United States or Canada.

     "U.S. Lender" means each Lender or Issuer (or the Administrative Agent) that is a U.S. Person.

     "U.S. Lending Office" means, with respect to any Lender, the office of such Lender specified as its "U.S. Lending Office" opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

     "U.S. Person" means any "United States person" under and as defined in
Section 770 l(a)(30) of the Code.

     "U.S. Swing Loan" has the meaning specified in Section 2.3(a) (Swing
Loans).

     "U.S. Term Commitment" means, with respect to each U.S. Term Lender, the commitment of such Lender to make U.S. Term Loans to the U.S. Borrower in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I (Commitments) under the caption "U.S. Term Loan Commitment" as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement, and "U.S. Term Commitments" shall mean the aggregate U.S. Term Commitments of all U.S. Term Lenders, which amount, initially as of the Closing Date, shall be $825,000,000.

     "U.S. Term Lender" means each Lender that has a U.S. Term Commitment or that holds a U.S. Term Loan.

     "U.S. Term Loan" has the meaning specified in Section 2.1 (The
Commitments).

     "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

     "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such Person, all of the Stock of which (other than director's or other qualifying shares, as may be required by law) is owned by such Person, either directly or indirectly through one or more Wholly-Owned Subsidiaries of such Person.

     "Withdrawal Liability" means, with respect to the Company or any of its Subsidiaries at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA or any substantially similar event under applicable non-United States laws.

     "Working Capital" means, for any Person at any date, the amount, if any, by which the Consolidated Current Assets of such Person at such date exceeds the Consolidated Current Liabilities of such Person at such date.

     SECTION 1.2   COMPUTATION OF TIME PERIODS

     In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

     SECTION 1.3   ACCOUNTING TERMS AND PRINCIPLES

     (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto (including for purpose of measuring compliance with Article V (Financial Covenants)) shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

     (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.1 (Financial Statements) is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Company with the agreement of the Company's Accountants and results in a change in any of the calculations required by
Article V (Financial Covenants) or VIII (Negative Covenants) that would not have resulted had such accounting change not occurred, the parties hereto agree to enter into negotiations in good faith in order to amend such provisions so as to equitably reflect such change such that the criteria for evaluating compliance with such covenants by the Borrowers shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article V (Financial Covenants) or VIII (Negative Covenants) shall be given effect until such provisions are amended to reflect such changes in GAAP.

     (c) For purposes of making all financial calculations to determine compliance with Article V (Financial Covenants), all components of such calculations shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any business or assets that have been acquired by the Company or any of its Subsidiaries (including through Permitted Acquisitions) after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by the Company on a Pro Forma Basis.

     (d) For purposes of this Agreement, all references to the Company and its Subsidiaries relating to any period prior to the consummation of the Spin-off, shall be to the Business.

     SECTION 1.4   CONVERSION OF CURRENCIES

     (a) Financial Covenant Debt. Financial Covenant Debt denominated in any currency other than Dollars shall be calculated using the Dollar Equivalent thereof as of the date of the Financial Statements on which such Financial Covenant Debt is reflected.

     (b) Dollar Equivalents. The Administrative Agent shall determine the Dollar Equivalent of any amount as required hereby, and a determination thereof by the Administrative Agent shall be conclusive absent manifest error. The Administrative Agent may, but shall not be obligated to, rely on any determination made by any Loan Party in any document delivered to the Administrative Agent. The Administrative Agent may determine or redetermine the Dollar Equivalent of any amount on any date either in its own discretion or upon the request of any Lender or Issuer.

     (c) Rounding-Off. The Administrative Agent may set up appropriate rounding off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollar or cent to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars or in whole cents, as may be necessary or appropriate.

     SECTION 1.5 CERTAIN TERMS

     (a) The terms "herein," "hereof," "hereto" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in, this Agreement.

     (b) Unless otherwise expressly indicated herein, (i) references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement and (ii) the words "above" and "below", when following a reference to a clause or a sub-clause of any Loan Document, refer to a clause or sub-clause within, respectively, the same Section or clause.

     (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

     (d) References in this Agreement to any statute shall be to such statute as amended or modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative.

     (e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

     (f) The terms "Lender," "Issuer" and "Administrative Agent" include, without limitation, their respective permitted successors.

     (g) Upon the appointment of any successor Administrative Agent pursuant to
Section 10.7 (Successor Administrative Agent), references to Citicorp in Section
10.4 (The Agent as Lenders) and to Citibank in the definitions of Dollar Equivalent and U.S. Base Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

                                   ARTICLE II

                                 THE FACILITIES

     SECTION 2.1  THE COMMITMENTS

     (a) Revolving Credit Commitments.

         (i) Multi-Currency Commitments. On the terms and subject to the conditions contained in this Agreement, each Multi-Currency Lender severally agrees to make loans (A) in Dollars to the U.S. Borrower (each a "Dollar Loan") or (B) in Euros to the German Borrower (each a "Euro Loan") from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Multi-Currency Lender not to exceed such Multi-Currency Lender's Multi-Currency Commitment; provided, however, that at no time shall any Multi-Currency Lender be obligated to make a Multi-Currency Loan in excess of such Multi-Currency Lender's Ratable Portion of the Multi-Currency Available Credit; provided, further, that at no time shall any Multi-Currency Lender be obligated to make a Euro Loan in excess of such Multi-Currency Lender's Ratable Portion of the Euro Available Credit. Within the limits of the Multi-Currency Commitment of each Multi-Currency Lender, the Multi-Currency Available Credit and the Euro Available Credit, amounts of Dollar Loans repaid may be reborrowed by the U.S. Borrower and amounts of Euro Loans repaid may be reborrowed by the German Borrower under this Section 2.1(a)(i).

         (ii) Canadian Dollar Commitments. On the terms and subject to the conditions contained in this Agreement, each Canadian Dollar Lender severally agrees to make loans in Canadian Dollars (each a "Canadian Dollar Loan") to the Canadian Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Canadian Dollar Lender not to exceed such Canadian Dollar Lender's Canadian Dollar Commitment; provided, however, that at no time shall any Canadian Dollar Lender be obligated to make a Canadian Dollar Loan in excess of such Canadian Dollar Lender's Ratable Portion of the Canadian Dollar Available Credit. Within the limits of the Canadian Dollar Commitment of each Canadian Dollar Lender and the Canadian Dollar Available Credit, amounts of Canadian Dollar Loans repaid may be reborrowed by the Canadian Borrower under this Section 2.1(a)(ii).

     (b) Term Loan Commitments.

         (i) U.S. Term Commitments. On the terms and subject to the conditions contained in this Agreement, each U.S. Term Lender severally agrees to make a loan (each a "U.S. Term Loan") in Dollars to the U.S. Borrower on the Closing Date, in an amount not to exceed such Lender's U.S. Term Commitment. Amounts of U.S. Term Loans prepaid may not be reborrowed.

         (ii) Canadian Term Commitments. On the terms and subject to the conditions contained in this Agreement, each Canadian Term Lender severally agrees to make a loan (each a "Canadian Term Loan") in Dollars to the Canadian Borrower on the Closing Date, in an amount not to exceed such Lender's Canadian Term Commitment. Amounts of Canadian Term Loans prepaid may not be reborrowed.

     SECTION 2.2  BORROWING PROCEDURES

     (a) Revolving Credit Borrowings.

         (i) Multi-Currency Facility. Each Dollar Borrowing shall be made on notice given by the U.S. Borrower to the Administrative Agent not later than 12:00 noon (New York time) (i) one Business Day, in the case of a Borrowing of U.S. Base

Rate Loans and (ii) three Business Days, in the case of a Borrowing of Eurocurrency Rate Loans, prior to the date of the proposed Borrowing. Each Euro Borrowing shall be made on notice given by the German Borrower to the Administrative Agent not later than 12:00 noon (Local Time) three Business Days prior to the date of the proposed Borrowing. Each such notice shall be in substantially the form of Exhibit C (Form of Notice of Borrowing) (a "Notice of Borrowing") and shall specify (A) the date of such proposed Borrowing, (B) the aggregate amount of such proposed Borrowing (1) in the case of the U.S. Borrower, denominated in Dollars and (2) in the case of the German Borrower, denominated in Euros, (C) in the case of any Dollar Borrowing, whether any portion of the proposed Borrowing will be of Base Rate Loans or Eurocurrency Rate Loans, (D) for each Eurocurrency Rate Loan, the initial Interest Period or Interest Periods thereof and (E) the applicable Borrower's Available Credit (after giving effect to the proposed Borrowing). Dollar Loans shall be made as Base Rate Loans unless, subject to Section 2.14 (Special Provisions Governing Eurocurrency Rate Loans and BA Rate Loans), the Notice of Borrowing specifies that all or a portion thereof shall be Eurocurrency Rate Loans. Each Borrowing shall be in an aggregate amount of not less than the Minimum Currency Threshold.

          (ii) Canadian Facility. Each Borrowing of Canadian Dollar Loans shall be made on a Notice of Borrowing given by the Canadian Borrower to the Administrative Agent not later than (i) in the case of a Borrowing of Canadian Base Rate Loans, 12:00 noon (New York time) one Business Day prior to the date of the proposed Borrowing and (ii) in the case of a Borrowing of BA Rate Loans, 12:00 noon (New York time) three Business Days prior to the date of the proposed Borrowing. Each such Notice of Borrowing shall specify (A) the date of such proposed Borrowing, (B) the aggregate amount of such proposed Borrowing denominated in Canadian Dollars, (C) whether any portion thereof will be of Canadian Base Rate Loans or BA Rate Loans, (D) the BA Interest Period or Interest Periods for any such BA Rate Loans and (E) such Borrower's Available Credit (after giving effect to the proposed Borrowing). The Canadian Dollar Loans shall be made as Canadian Base Rate Loans unless, subject to Section 2.14 (Special Provisions Governing Eurocurrency Rate Loans and BA Rate Loans) the Notice of Borrowing specifies that all or a portion thereof shall be BA Rate Loans. Each Borrowing shall be in an aggregate amount of not less than the Minimum Currency Threshold.

     (b) Term Loan Borrowings. All Term Loan Borrowings shall be made on the Closing Date upon receipt of a Notice of Borrowing given by the applicable Borrower to the Administrative Agent not later than 12:00 noon (New York time)
(i) one Business Day prior to the Closing Date, in the case of Base Rate Loans and (ii) three Business Days prior to the Closing Date, in the case of a Borrowing of Eurocurrency Rate Loans. The Notice of Borrowing shall specify (A) the Closing Date, (B) the aggregate amount of such proposed Borrowing denominated in Dollars, (C) whether any portion of the proposed Borrowings will be Base Rate Loans or Eurocurrency Rate Loans and (D) the initial Interest Period or Interest Periods for any such Eurocurrency Rate Loans. Term Loans shall be made as Base Rate Loans unless, subject to Section 2.14 (Special Provisions Governing Eurocurrency Rate Loans and BA Rate Loans), the Notice of Borrowing specifies that all or a portion thereof shall be Eurocurrency Rate Loans. Each such Term Loan Borrowing shall be in an aggregate amount of not less than the Minimum Currency Threshold.

     (c) The Administrative Agent shall give to each applicable Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurocurrency Rate Loans or BA Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.14(a) (Determination of Interest Rate). Each Lender shall, before 11:00 a.m. (Local Time) on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 11.8 (Notices, Etc.), in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. Upon fulfillment (or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.)) (i) on the Closing Date, of the applicable conditions set forth Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit) and (ii) at any time (including the Closing Date), of the applicable conditions set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit), and after the Administrative Agent's receipt of such funds, the Administrative Agent shall make such funds available to the applicable Borrower.

     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing (or any portion thereof), the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of a Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Interbank Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the applicable Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to such Borrower.

     (e) The failure of any Lender to make on the date specified any Loan or any payment required by it (such Lender, during the period of such failure, being a "Non-Funding Lender"), including any payment in respect of its participation in Swing Loans and Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

     SECTION 2.3  SWING LOANS

     (a) Swing Loans. On the terms and subject to the conditions contained in this Agreement, each Swing Loan Lender severally agrees to make loans (i) in Dollars to the U.S. Borrower (each a "U.S. Swing Loan"), (ii) in Sterling or Euros to the U.K. Borrower (each a "U.K. Swing Loan") and (iii) in Francs or Euros to the Swiss Borrower (each a "Swiss Swing Loan") otherwise available to such Borrower under the Multi-Currency Facility from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding (together with the aggregate outstanding principal amount of any other Swing Loan made by such Swing Loan Lender hereunder in its capacity as a Swing Loan Lender) not to exceed such Swing Loan Lender's Swing Loan Allocation of the Swing Loan Sublimit; provided, however, that at no time shall any Swing Loan Lender make a Swing Loan to the extent that, after giving effect to such Swing Loan, the Dollar Equivalent of the principal amount of the Swing Loans outstanding at such time would exceed the Swing Loan Sublimit or the aggregate Multi-Currency Outstandings would exceed the then effective aggregate Multi-Currency Commitments. Each U.S. Swing Loan shall be a Base Rate Loan and must be repaid in full within seven days after its making or, if sooner, upon any Dollar Borrowing hereunder. Each of the U.K. Swing Loans and the Swiss Swing Loans shall be a Eurocurrency Rate Loan. Each Swing Loan shall in any event mature no later than the Revolving Credit Termination Date. Within the limits set forth in the first sentence of this clause (a), amounts of Swing Loans repaid may be reborrowed under this clause (a). Each Borrowing shall be in an aggregate amount of not less than the applicable Minimum Currency Threshold.

     (b) In order to request a Swing Loan, the applicable Borrower shall telecopy (or forward by electronic mail or similar means) to the Administrative Agent a duly completed request, in substantially the form of Exhibit D (Form of Swing Loan Request) (each a "Swing Loan Request"), (i) in the case of the U.S. Borrower, setting forth the requested amount in Dollars and the date of such Swing Loan, to be received by the Administrative Agent not later than 11:00 a.m. (Local Time) on the day of the proposed Borrowing and (ii) (A) in the case of the U.K. Borrower, setting forth the requested amount in Sterling or Euros and the date of such Swing Loan and (B) in the case of the Swiss Borrower, setting forth the requested amount in Francs or Euros and the date of such Swing Loan, in each case, to be received by the Administrative Agent not later than 12:00 noon (Local Time) three Business Days prior to the day of the proposed Borrowing. The Administrative Agent shall promptly notify each Swing Loan Lender of the details of the requested Swing Loan. Subject to the terms of this Agreement, each Swing Loan Lender shall make a Swing Loan in an amount equal to such Lender's Swing Loan Allocation of the requested Borrowing in the applicable currency available to the Administrative Agent not later than 1:00 noon (Local
Time) on the date of the proposed Borrowing and, in turn, the Administrative Agent shall make such amounts available to the applicable Borrower. No Swing Loan Lender shall make any Swing Loan in the period commencing on the first Business Day after it receives written notice from the Administrative Agent or any Revolving Credit Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall not on such date be satisfied, and ending when such conditions are satisfied. No Swing Loan Lender shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the making of any Swing Loan.

     (c) Each Swing Loan Lender shall notify the Administrative Agent in writing (which writing may be a telecopy or electronic mail) weekly, by no later than 10:00 a.m. (New York time) on the first Business Day of each week, of the aggregate principal amount of its Swing Loans then outstanding.

     (d) (i) With respect to the U.S. Swing Loans, (A) each Swing Loan Lender may demand at any time that each Multi-Currency Lender pay to the Administrative Agent, for the account of such Swing Loan Lender, in the manner provided in clause (e) below, such Multi-Currency Lender's Ratable Portion of all or a portion of the applicable U.S. Swing

Loans then outstanding, which demand shall be made through the Administrative Agent, shall be in writing and shall specify the outstanding principal amount of such Swing Loans demanded to be paid and (B) upon the occurrence of an Event of Default under Section 9.1(f) (Events of Default), each Multi-Currency Lender shall immediately acquire, without recourse or warranty, an undivided participation in each U.S. Swing Loan, by payment to the Administrative Agent, in immediately available funds, an amount equal to such Multi-Currency Lender's Ratable Portion of such Swing Loan pursuant to clause (e) below.

          (ii) With respect to the U.K. Swing Loans, (A) immediately upon any Borrowing of U.K. Swing Loans in accordance with the terms and conditions of this Agreement, each Swing Loan Lender shall be deemed to have sold and transferred to each Multi-Currency Lender, and each Multi-Currency Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Swing Loan Lender, without recourse or warranty, an undivided interest and participation in such U.K. Swing Loans, each of which participation shall be in a principal amount in the applicable currency equal to such Multi-Currency Lender's Ratable Portion of such U.K. Swing Loans, and (B) upon the occurrence of an Event of Default and a written notice to the Administrative Agent by any Swing Lender, each U.K. Swing Loan shall be automatically converted into a Base Rate Loan denominated in Dollars and each Multi-Currency Lender shall immediately make payments to the Administrative Agent, in immediately available funds, an amount equal to such Multi-Currency Lender's Ratable Portion of such Swing Loan pursuant to clause (e) below.

          (iii) With respect to the Swiss Swing Loans, upon the occurrence of an Event of Default and a written notice to the Administrative Agent by any Swing Lender, each Swiss Swing Loan shall be automatically converted into a Base Rate Loan denominated in Dollars and each Multi-Currency Lender shall immediately acquire, without recourse or warranty, an undivided participation in each Swiss Swing Loan, by payment to the Administrative Agent, in immediately available funds, an amount equal to such Multi-Currency Lender's Ratable Portion of such Swing Loan pursuant to clause (e) below.

     (e) The Administrative Agent shall forward each notice or demand referred to in clause (c) or (d) to each Multi-Currency Lender on the day such notice or such demand is received by the Administrative Agent (except that any such notice or demand received by the Administrative Agent after 2:00 p.m. (New York time) on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to the Multi-Currency Lenders by the Administrative Agent until the next succeeding Business Day), together with a statement prepared by the Administrative Agent specifying the amount (after giving effect to the currency conversion set forth in clause (d)(ii)(B) or
(d)(iii) above) of each Multi-Currency Lender's Ratable Portion of the Dollar Equivalent of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) and 2.1(a) (Revolving Credit Commitments) shall have been satisfied (which conditions precedent the Revolving Credit Lenders hereby irrevocably waive), each Multi-Currency Lender shall, before 11:00 a.m. (New York time) on the Business Day next succeeding the date of such Multi-Currency Lender's receipt of such notice (other than any notice delivered under clause (c) above) or demand, make available to the Administrative Agent, in immediately available funds, for the account of each Swing Loan Lender, the amount specified in such statement. Upon such payment by a Multi-Currency Lender, such Multi-Currency Lender shall, except upon the occurrence of an Event of Default under Section 9.1(f) (Events of Default), be deemed to have made a Multi-Currency Loan to the applicable Borrower. The Administrative Agent shall use such funds to repay the Swing Loans to the applicable Swing Loan Lender. To the extent that any Multi-Currency Lender fails to make such payment available to the Administrative Agent for the account of the applicable Swing Loan Lender, the applicable Borrower shall repay the portion of such Swing Loan equal to the amount of such non-payment on demand. If all or part of such amount is not in fact made available by such Multi-Currency Lender to the applicable Swing Loan Lender on such date, such Swing Loan Lender shall be entitled to recover any such unpaid amount on demand from such Multi-Currency Lender together with interest accrued from such date at the Interbank Rate for the first Business Day after such payment was due and thereafter at the rate of interest then applicable to the U.S. Base Rate Loans.

     (f) (i) From and after the date on which any Multi-Currency Lender is deemed to have made a Multi-Currency Loan or purchases an undivided participation interest with respect to any Swing Loan pursuant to clause (e) above, each Swing Loan Lender shall promptly distribute to such Multi-Currency Lender such Multi-Currency Lender's Ratable Portion of all payments of principal of and interest received by such Swing Loan Lender on account of such Swing Loan (other than those received from a Multi-Currency Lender pursuant to clause (e) above).

          (ii) In the case of any U.K. Swing Loan, from and after the date on which any Multi-Currency Lender is deemed to have purchased an undivided participation interest in such Swing Loan pursuant to clause (d)(ii) above, each Swing Loan Lender shall make available, in immediately available funds denominated in Dollars, to the Administrative Agent, not later than 11:00 a.m. (New York time) on the Business Day next succeeding the date of such Swing Loan Lender's receipt from the U.K. Borrower of any payment of interest on such Swing Loan, an amount equal to the Dollar Equivalent (at the rate of exchange then obtainable by such Swing Lender) of the portion of such payment constituting the Applicable Margin with respect to such Swing Loan, and the Administrative Agent shall distribute to each Multi-Currency Lender such Multi-Currency Lender's Ratable Portion of such payment received from such Swing Lender.

     SECTION 2.4 LETTERS OF CREDIT

     (a) On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to Issue at the request of the U.S. Borrower or the German Borrower and for the account of such Borrower (or for the account of such Borrower and another Subsidiary of the Company) one or more Letters of Credit from time to time on any Business Day during the period commencing on the Closing Date and ending on the earlier of the Revolving Credit Termination Date and 30 days prior to the Scheduled Termination Date; provided, however, that no Issuer shall be under any obligation to Issue (and, upon the occurrence of any of the events described in clauses (ii), (iii), (iv), (v), and (vi)(A) below, shall not Issue) any Letter of Credit upon the occurrence of any of the following:

          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuer as of the date of this Agreement and, in each case, such Issuer in good faith deems such restriction, reserve, capital requirement, unreimbursed loss, cost or expense material to such Issuer;

          (ii) such Issuer shall have received any written notice of the type described in clause (d) below;

          (iii) after giving effect to the Issuance of such Letter of Credit, the aggregate Multi-Currency Outstandings would exceed the aggregate Multi-Currency Commitments in effect at such time;

          (iv) after giving effect to the Issuance of such Letter of Credit, the sum of (i) the Dollar Equivalents of the Letter of Credit Undrawn Amounts at such time and (ii) the Dollar Equivalents of the Reimbursement Obligations at such time for all Letters of Credit issued by such Issuer exceeds such Issuer's Letter of Credit Allocation of the Letter of Credit Sublimit;

          (v) (A) such Letter of Credit is requested to be denominated in any Alternative Currency and the Issuer receives written notice from the Administrative Agent at or before 11:00 a.m. (New York time) on the date of the proposed Issuance of such Letter of Credit that, immediately after giving effect to the Issuance of such Letter of Credit, all Letter of Credit Obligations at such time in respect of each Letter of Credit denominated in currencies other than Dollars would exceed $50,000,000 or
     (B) such Letter of Credit is requested to be denominated in any currency other than Dollars or an Alternative Currency; or

          (vi) (A) any fees due in connection with a requested Issuance have not been paid, (B) such Letter of Credit is requested to be Issued in a form that is not acceptable to such Issuer or (C) the Issuer for such Letter of Credit shall not have received, in form and substance reasonably acceptable to it and, if applicable, duly executed by the applicable Borrower, applications, agreements and other documentation (collectively, a "Letter of Credit Reimbursement Agreement") such Issuer generally employs in the ordinary course of its business for the Issuance of letters of credit of the type of such Letter of Credit.

None of the Revolving Credit Lenders (other than the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit.

     (b) In no event shall the expiration date of any Letter of Credit (i) be more than one year after the date of issuance thereof or (ii) be less than five days prior to the Scheduled Termination Date; provided, however, that any Letter of Credit with a term less than or equal to one year may provide for the renewal thereof for additional periods less than or equal to one year, as long as, (x) on or before the expiration of each such term and each such period, the applicable Borrower and the Issuer of such Letter of Credit shall have the option to prevent such renewal and (y) neither the Issuer nor the applicable Borrower shall permit any such renewal to extend the expiration date of any Letter of Credit beyond the date set forth in clause (ii) above.

     (c) In connection with the Issuance of each Letter of Credit, the applicable Borrower shall give the relevant Issuer and the Administrative Agent at least two Business Days' prior written notice, in substantially the form of Exhibit E (Form of Letter of Credit Request) (or in such other written or electronic form as is acceptable to the Issuer), of the requested Issuance of such Letter of Credit (a "Letter of Credit Request"). Such notice shall be irrevocable and shall specify the Issuer of such Letter of Credit, the currency of issuance and face amount of the Letter of Credit requested (which shall not be less than the applicable Minimum Currency Threshold or such other amount acceptable to such Issuer), the date of Issuance of such requested Letter of Credit, the date on which such Letter of Credit is to expire (which date shall be a Business Day) and, in the case of an Issuance, the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 a.m. (New York time) (i) in the case of the U.S. Borrower, on the second Business Day and (ii) in the case of the German Borrower, on the third Business Day, in each case, prior to the requested Issuance of such Letter of Credit.

     (d) Subject to the satisfaction of the conditions set forth in this Section 2.4, the relevant Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the requesting Borrower in accordance with such Issuer's usual and customary business practices. No Issuer shall Issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Revolving Credit Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) or clause (a) above (other than those conditions set forth in clauses
(a)(i), (a)(vi)(B) and (C) above and, to the extent such clause relates to fees owing to the Issuer of such Letter of Credit and its Affiliates, clause
(a)(vi)(A) above) are not on such date satisfied or duly waived and ending when such conditions are satisfied or duly waived. No Issuer shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the Issuance of any Letter of Credit.

     (e) The applicable Borrower agrees that, if requested by the Issuer of any Letter of Credit, it shall execute a Letter of Credit Reimbursement Agreement in respect to any Letter of Credit Issued hereunder. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

     (f) Each Issuer shall comply with the following:

         (i) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing), which writing may be a telecopy or electronic mail, of the Issuance of any Letter of Credit Issued by it, of all drawings under any Letter of Credit Issued by it and of the payment (or the failure to pay when due) by the relevant Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy, electronic mail or similar transmission to each Multi-Currency Lender);

         (ii) upon the request of any Multi-Currency Lender, furnish to such Multi-Currency Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Multi-Currency Lender; and

          (iii) no later than 10 Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Multi-Currency Lender requesting the same) and the Company separate schedules for Documentary Letters of Credit and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations, in each case outstanding at the end of each month and any information requested by the Company or the Administrative Agent relating thereto.

     (g) Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Multi-Currency Lender and each such Multi-Currency Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Multi-Currency Lender's Ratable Portion of the Multi-Currency Commitments in such Letter of Credit and the obligations of the requesting Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

     (h) Each Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account no later than the date that is the next succeeding Business Day after such Borrower receives written notice from such Issuer that payment has been made under such Letter of Credit (the "Reimbursement Date"), irrespective of any claim, set-off, defense or other right that such Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrower for whose account such Letter of Credit was issued shall not have repaid such amount to such Issuer pursuant to this clause (h) or any such payment by such Borrower is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed (i) from the date on which such Reimbursement Obligation arose to the Reimbursement Date, at the rate of interest applicable during such period to U.S. Base Rate Loans and (ii) from the Reimbursement Date until the date of repayment in full, at the rate of interest applicable during such period to past due U.S. Base Rate Loans, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Multi-Currency Lender of such failure, and each Multi-Currency Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Multi-Currency Lender's Ratable Portion of such payment (or the Dollar Equivalent thereof if such payment was made in any currency other than Dollars) in immediately available Dollars. If the Administrative Agent so notifies such Multi-Currency Lender prior to 11:00 a.m. (New York time) on any Business Day, such Multi-Currency Lender shall make available to the Administrative Agent for the account of such Issuer such Multi-Currency Lender's Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Multi-Currency Lender, such Multi-Currency Lender shall, except during the continuance of a Default or Event of Default under Section 9.1(f) (Events of Default) and notwithstanding whether or not the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall have been satisfied (which conditions precedent the Multi-Currency Lenders hereby irrevocably waive), be deemed to have made a Multi-Currency Loan to the relevant Borrower in the principal amount of such payment. Whenever any Issuer receives from a Borrower (whether directly or indirectly through the Administrative Agent) a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Multi-Currency Lender pursuant to this clause (h), such Issuer shall pay over to the Administrative Agent any amount received in excess of such Reimbursement Obligation and, upon receipt of such amount, the Administrative Agent shall promptly pay over to each Multi-Currency Lender, in immediately available funds, an amount equal to such Multi-Currency Lender's Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Multi-Currency Lenders have paid in respect of such Reimbursement Obligation.

     (i) If and to the extent such Multi-Currency Lender shall not have so made its Ratable Portion of the amount of the payment required by clause (h) above available to the Administrative Agent for the account of such Issuer, such Multi-Currency Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after payment was first due at the Interbank Rate and, thereafter, until such amount is repaid to the Administrative Agent for the account of such Issuer, at a rate per annum equal to the rate applicable to U.S. Base Rate Loans under the Multi-Currency Facility (or, if such Letter of Credit is denominated in Euros, applicable to Eurocurrency Rate Loans for Interest Periods of one month).

     (j) Each Borrower's obligation to pay each Reimbursement Obligation owing by it and the obligations of the applicable Multi-Currency Lenders to make payments to the Administrative Agent for the account of the applicable Issuer with respect to Letters of Credit issued by it shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of any of the following:

          (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

          (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

          (iii) the existence of any claim, set-off, defense or other right that the Borrowers, any other party guaranteeing, or otherwise obligated with, the Borrowers, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

          (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

          (vi) any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of any Borrower's obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of such Issuer to any Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

     SECTION 2.5   REDUCTION AND TERMINATION OF THE COMMITMENTS

     (a) The Borrowers may, upon at least three Business Days' prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective Revolving Credit Commitments of the Revolving Credit Lenders under the Multi-Currency Facility or the Canadian Dollar Facility or, prior to the Closing Date, the unused portions the Term Loan Commitments of the Term Loan Lenders; provided, however, that each partial reduction shall be in an aggregate amount of not less than the Minimum Currency Threshold. Any unused Term Loan Commitment shall terminate on the Closing Date.

     (b) The then current Revolving Credit Commitments shall be reduced ratably among the Revolving Credit Facilities on each date on which a prepayment of Revolving Loans or Swing Loans is made pursuant to Section 2.9(a)(i) (Mandatory Prepayments) or would be required to be made had the outstanding Revolving Loans and Swing Loans equaled the Revolving Credit Commitments then in effect, in each case, in the amount of such prepayment (or deemed prepayment) (and the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by its Ratable Portion of such amount).

     (c) In the event the Closing Date shall not have occurred on or prior to April 30, 2005, this Agreement (and all Commitments hereunder) shall automatically terminate.

     SECTION 2.6   REPAYMENT OF LOANS

     (a) Each Borrower promises to repay the entire unpaid principal amount of the Revolving Loans and the Swing Loans owing by it on the Scheduled Termination Date or earlier, if otherwise required by the terms hereof.

     (b) The Canadian Borrower promises to repay the Canadian Term Loans at the dates and in the amounts set forth below:

     DATE                        AMOUNT                    DATE                 AMOUNT
     ----                        ------                    ----                 ------
     March 31, 2005            $ 1,187,500          September 30, 2008        $ 1,187,500
     June 30, 2005             $ 1,187,500          December 31, 2008         $ 1,187,500
     September 30, 2005        $ 1,187,500          March 31, 2009            $ 1,187,500
     December 31, 2005         $ 1,187,500          June 30, 2009             $ 1,187,500
     March 31, 2006            $ 1,187,500          September 30, 2009        $ 1,187,500
     June 30, 2006             $ 1,187,500          December 31, 2009         $ 1,187,500
     September 30, 2006        $ 1,187,500          March 31, 2010            $ 1,187,500
     December 31, 2006         $ 1,187,500          June 30, 2010             $ 1,187,500
     March 31, 2007            $ 1,187,500          September 30, 2010        $ 1,187,500
     June 30, 2007             $ 1,187,500          December 31, 2010         $ 1,187,500
     September 30, 2007        $ 1,187,500          March 31, 2011           $111,625,000
     December 31, 2007         $ 1,187,500          June 30, 2011            $111,625,000
     March 31, 2008            $ 1,187,500          September 30, 2011       $111,625,000
     June 30, 2008             $ 1,187,500          Term Loan Maturity       $111,625,000
                                                    Date

provided, however, that the Canadian Borrower shall repay the entire unpaid principal amount of the Canadian Term Loans on the Term Loan Maturity Date; provided, further, that, until the first day following the fifth anniversary of the Closing Date, the Canadian Borrower shall not be required to make any payment (or the applicable portion thereof) under this clause (b) to the extent that such payment, together with any prepayments of the Canadian Term Loans made under Section 2.9 (Mandatory Prepayments), would result in the repayment of the Canadian Term Loans in an aggregate principal amount in excess of 25% of the aggregate principal amount of the Canadian Term Loans made on the Closing Date.

     (c) The U.S. Borrower promises to repay the U.S. Term Loans at the dates and in the amounts set forth below:

     DATE                        AMOUNT                    DATE                 AMOUNT
     ----                        ------                    ----                 ------
     March 31, 2005            $2,062,500           September 30, 2008         $2,062,500
     June 30, 2005             $2,062,500           December 31, 2008          $2,062,500
     September 30, 2005        $2,062,500           March 31, 2009             $2,062,500
     December 31, 2005         $2,062,500           June 30, 2009              $2,062,500
     March 31, 2006            $2,062,500           September 30, 2009         $2,062,500
     June 30, 2006             $2,062,500           December 31, 2009          $2,062,500
     September 30, 2006        $2,062,500           March 31, 2010             $2,062,500
     December 31, 2006         $2,062,500           June 30, 2010              $2,062,500
     March 31, 2007            $2,062,500           September 30, 2010         $2,062,500
     June 30, 2007             $2,062,500           December 31, 2010          $2,062,500
     September 30, 2007        $2,062,500           March 31, 2011           $193,875,000
     December 31, 2007         $2,062,500           June 30, 2011            $193,875,000
     March 31, 2008            $2,062,500           September 30, 2011       $193,875,000
     June 30, 2008             $2,062,500           Term Loan Maturity       $193,875,000
                                                    Date

provided, however, that the U.S. Borrower shall repay the entire unpaid principal amount of the U.S. Term Loans on the Term Loan Maturity Date.

     SECTION 2.7   EVIDENCE OF DEBT

     (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of each Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (b) (i) The Administrative Agent, acting as agent of the Borrowers solely for this purpose and for tax purposes, shall establish and maintain at its address referred to in Section 11.8 (Notices, Etc.) a record of ownership (the "Register") in which the Administrative Agent agrees to register by book entry the Administrative Agent's, each Lender's and each Issuer's interest in each Loan, each Letter of Credit and each Reimbursement Obligation, and in the right to receive any payments hereunder and any assignment of any such interest or rights. In addition, the Administrative Agent, acting as agent of the Borrowers solely for this purpose and for tax purposes, shall establish and maintain accounts in the Register in accordance with its usual practice in which it shall record (i) the names and addresses of the Lenders and the Issuers, (ii) the Commitments of each Lender from time to time, (iii) the amount of each Loan made and, if a Eurocurrency Rate Loan or a BA Rate Loan, the Interest Period applicable thereto, (iv) the amount of any principal or interest due and payable, and paid, by each Borrower to, or for the account of, each Lender hereunder, (v) the amount that is due and payable, and paid, by each Borrower to, or for the account of, each Issuer, including the amount of Letter Credit Obligations (specifying the amount of any Reimbursement Obligations) due and payable to an Issuer, and (vi) the amount of any sum received by the Administrative Agent hereunder from each Borrower, whether such sum constitutes principal or interest (and the type of Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Lender's and Issuer's, as the case may be, share thereof, if applicable.

          (ii) Notwithstanding anything to the contrary contained in this Agreement, the Loans (including the Notes evidencing such Loans) and the Reimbursement Obligations are registered obligations and the right, title, and interest of the Lenders and the Issuers and their assignees in and to such Loans or Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register. A Note shall only evidence the Lender's or a registered assignee's right, title and interest in and to the related Loan, and in no event is any such Revolving Credit Note to be considered a bearer instrument or obligation. This Section 2.7(b) and Section 11.2 shall be construed so that the Loans and Reimbursement Obligations are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations).

     (c) The entries made in the Register and in the accounts therein maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of each Borrower to repay the Loans in accordance with their terms. In addition, the Loan Parties, the Administrative Agent, the Lenders and the Issuers shall treat each Person whose name is recorded in the Register as a

Lender or as an Issuer, as applicable, for all purposes of this Agreement. Information contained in the Register with respect to any Lender or Issuer shall be available for inspection by the Borrowers, the Administrative Agent, such Lender or such Issuer at any reasonable time and from time to time upon reasonable prior notice.

     (d) Notwithstanding any other provision of the Agreement, in the event that any Lender requests that any Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by such Borrower hereunder, such Borrower shall promptly execute and deliver a Note or Notes to such Lender evidencing any Term Loans and Revolving Loans, as the case may be, of such Lender, substantially in the forms of Exhibit B-1 (Form of Revolving Credit Note) or Exhibit B-2 (Form of Term Note), respectively.

     SECTION 2.8   OPTIONAL PREPAYMENTS

     (a) Revolving Loans. Any Borrower may prepay the outstanding principal amount of any or all of the Multi-Currency Loans, Canadian Dollar Loans and Swing Loans in whole or in part at any time in the applicable currencies; provided, however, that if any prepayment of any Eurocurrency Rate Loan or BA Rate Loan is made by such Borrower other than on the last day of an Interest Period for such Loan, such Borrower shall also pay all interest and fees accrued to the date of such prepayment on the principal amount prepaid and any amount owing pursuant to Section 2.14(e) (Breakage Costs); provided, further, that each partial prepayment shall be an aggregate principal amount not less than the applicable Minimum Currency Threshold. Upon the giving of such notice of prepayment, the principal amount of Revolving Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

     (b) Term Loans. Any Borrower may, upon at least three Business Days' prior notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the U.S. Term Loans and the Canadian Term Loans, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that if any prepayment of any Eurocurrency Rate Loan is made by a Borrower other than on the last day of an Interest Period for such Loan, such Borrower shall also pay any amounts owing pursuant to Section 2.14(e) (Breakage Costs); and, provided, further, that each partial prepayment shall be in an aggregate amount not less than the Minimum Currency Threshold and that any such partial prepayment shall be applied to reduce the remaining installments of the outstanding principal amount of the Term Loans as directed by the Company, but in any event on a pro rata basis between the U.S. Term Loans and the Canadian Term Loans. Upon the giving of such notice of prepayment, the principal amount of the Term Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

     (c) No Borrower shall have any right to prepay the principal amount of any Revolving Loan or any Term Loan other than as provided in this Section 2.8.

     SECTION 2.9   MANDATORY PREPAYMENTS

     (a) Net Cash Proceeds. The Borrowers shall immediately prepay the Loans in accordance with clause (c) below upon receipt by any Borrower or any of its Subsidiaries of Net Cash Proceeds arising from:

          (i) any Asset Sale or Property Loss Event, in an amount equal to 100% of such Net Cash Proceeds in excess of the Dollar Equivalent of $20,000,000, individually or in the aggregate, for each Fiscal Year;

          (ii) (A) any Debt Issuance permitted under clause (k) of Section 8.1 (Indebtedness), in an amount equal to 100% of such Net Cash Proceeds; provided, however, that, if, on the date of such Debt Issuance, the pro forma Leverage Ratio is less than 3.0 to 1, then such percentage shall be reduced to 50%; and (B) any other Debt Issuance in an amount equal to 100% of such Net Cash Proceeds; and

          (iii) any Equity Issuance, in an amount equal to 50% of such Net Cash Proceeds; provided, however, that, if, on the date of such Equity Issuance, the pro forma Leverage Ratio is less than 3.0 to 1, then such percentage shall be reduced to 0%; and

          (iv) any prepayment permitted under Section 8.6 (Prepayment and Cancellation of Indebtedness) of any Pledged Intercompany Note issued on the Closing Date (or pursuant to any Post-Closing Spin-Off Transaction) by any Subsidiary of the Company exceeding, in the aggregate, 20% of the aggregate principal amount outstanding under such Pledged Intercompany Note on the date of the issuance thereof.

     (b) Excess Cash Flow. The Borrowers shall prepay the Term Loans in accordance with clause (c) below, within 95 days after the last day of each Fiscal Year, in an amount equal to 50% of Excess Cash Flow for the previous Fiscal Year; provided, however, that, if the Leverage Ratio as of the last day of such Fiscal Year is less than 3.0 to 1, then such percentage shall be reduced to 25%.

     (c) Application of Payments.

          (i) Subject to the provisions of Section 2.13(g) (Payments and Computations), any prepayments made by the Borrowers required to be applied in accordance with this clause (c) shall be applied as follows: first, to repay the outstanding principal balance of the Term Loans (subject to clause (ii) below, on a pro rata basis between the U.S. Term Loans and the Canadian Term Loans) until such Term Loans shall have been prepaid in full; second, at the option of the Administrative Agent in its reasonable discretion, to repay the outstanding principal balance of any Swing Loan until such Swing Loan shall have been repaid in full; third, to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been paid in full; and fourth, to provide cash collateral for any Letter of Credit Obligations in an amount equal to 105% of such Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein; provided, however, that (A) upon a Deferred Prepayment Event, the prepayments required under clauses first through fourth above shall be reduced by the Deferred Prepayment Amount in respect of such Deferred Prepayment Event and (B) on the earlier of (1) the occurrence of an Event of Default and (2) the Deferred Prepayment Date, the remaining balance of such Deferred Prepayment Amount shall be applied in accordance with clauses first through fourth above.

          (ii) All repayments of the Term Loans made pursuant to this clause (c) shall be applied to reduce ratably the remaining installments of such outstanding principal amounts of the Term Loans; provided, however, that, until the first day following the fifth anniversary of the Closing Date,
     (A) the Borrowers shall not be required to apply any prepayment (or the applicable portion thereof) under clause first of clause (c)(i) above to the Canadian Term Loans to the extent that such payment, together with any payments made under Section 2.6(b) (Repayment of Loans), would result in the repayment of the Canadian Term Loans in an aggregate principal amount in excess of 25% of the aggregate principal amount of the Canadian Term Loans made on the Closing Date and (B) all such prepayments required to be applied under clause first above shall be applied solely to the U.S. Term Loans. All repayments of Revolving Loans and Swing Loans required to be made pursuant to this clause (c) shall result in a permanent reduction of the Revolving Credit Commitments to the extent provided in Section 2.5(b) (Reduction and Termination of the Commitments).

          (iii) Notwithstanding anything in this clause (c) to the contrary, Net Cash Proceeds arising from the issuance of the Senior Notes or any other debt Securities or any Equity Issuance after the Closing Date shall be applied as follows: first, to prepay (x) unless a Default or an Event of Default shall have occurred and be continuing, the obligations under the Seller Note, if outstanding (with a corresponding permanent reduction in the commitments for the Senior Unsecured Facility under the Senior Unsecured Credit Agreement in the amount of such prepayment), but only to the extent that such obligations shall not have been transferred (by sale, assignment, participation or otherwise), directly or indirectly, by Alcan to any Person (other than one or more Subsidiaries of Alcan or (y) the Senior Unsecured Facility and redeem the Senior Unsecured Exchange Securities (other than the Senior Unsecured Fixed Rate Exchange Securities); and second, to prepay the Obligations in accordance with this
     Section 2.9; provided, however, that until the first day following the fifth anniversary of the Closing Date, (A) the Borrowers shall not be required to apply any prepayment (or the applicable portion thereof) under clause first of clause (c)(i) above to the Canadian Term Loans to the extent that such payment, together with any payments made under Section 2.6(b) (Repayment of Loans), would result in the repayment of the Canadian Term Loans in an aggregate principal amount in excess of 25% of the aggregate principal amount of the Canadian Term Loans made on the Closing Date; provided, further, that the obligations of the Company under the Seller Note shall not be prepaid under this clause (iii) until all obligations of each Subsidiary of the Company under the Seller Note have been paid in full.

     (d) Notwithstanding anything in this Section 2.9 (Mandatory Prepayments) to the contrary, with respect to any mandatory prepayment of Term Loans otherwise required pursuant to this Section 2.9 (other than any mandatory prepayment pursuant to clause (a)(i) of this Section 2.9), on or prior to the date such mandatory prepayment is otherwise required to be made pursuant to this Section 2.9, any Term Loan Lender may waive its right to receive any or all of its Ratable Portion of such mandatory prepayments allocable to such Lender's Term Loan (other than any prepayment required under Section 2.9(a)(i)), by a written notice to the Administrative Agent delivered no later than 5:00 p.m. (New York time) two Business Days after receipt of notice from the Administrative Agent that such mandatory prepayment is to be made, which notice from such Term Loan Lender shall include the amount, if any, of its portion of the mandatory prepayment that such Lender still desires to receive. If any Term Loan Lender does not so notify the Administrative Agent within the two Business Day period or notifies the Administrative Agent but does not specify the amount of the mandatory prepayment that such Lender wishes to receive, if any, such Lender will be deemed to have elected to receive 100% of its Ratable Portion of the mandatory prepayment. The amount of any mandatory prepayment not accepted by any Term Loan Lender shall be retained by the Company.

     (e) If at any time, (i) the aggregate principal amount of Multi-Currency Outstandings exceeds the aggregate Multi-Currency Commitments at such time, the Borrowers shall forthwith prepay the U.S. Swing Loans first and then the Multi-Currency Loans then outstanding in an amount equal to such excess or (ii) the Canadian Dollar Outstandings exceeds the aggregate Canadian Dollar Commitments at such time, the Canadian Borrower shall forthwith the Canadian Dollar Loans then outstanding in an amount equal to such excess; provided, however, that, to the extent such excess results solely by reason of a change in exchange rates, the Borrowers shall not be required to make such prepayment unless the amount of such excess causes the Multi-Currency Outstandings or Canadian Dollar Outstandings to exceed the Multi-Currency Commitments or Canadian Dollar Commitments, as applicable, by more than 110%. If any such excess remains after repayment in full of the aggregate outstanding Swing Loans and Revolving Loans, each Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) in an amount equal to 105% of such excess.

     SECTION 2.10   INTEREST

     (a) Rate of Interest.

          (i) Subject to the terms and conditions set forth in this Agreement, at the option of the Borrower, all Dollar Loans and Term Loans shall be made as Base Rate Loans or Eurocurrency Rate Loans and all Canadian Dollar Loans shall be made as Base Rate Loans or BA Rate Loans; provided, however, that all such Loans shall be made as Base Rate Loans unless, subject to
     Section 2.16 (Special Provisions Governing Eurocurrency Rate Loans and BA Rate Loans), the Notice of Borrowing specifies that all or a portion thereof shall be Eurocurrency Rate Loans or BA Rate Loans, as the case may be. All U.S. Swing Loans shall be made as Base Rate Loans, and all Euro Loans, all U.K. Swing Loans and all Swiss Swing Loans shall be made as Eurocurrency Rate Loans, subject to conversion pursuant to Section 2.3(d) (Swing Loans).

          (ii) All Loans and the outstanding amount of all other Obligations (other than pursuant to Hedging Contracts that are Loan Documents, to the extent such Hedging Contracts provide for the accrual of interest on unpaid obligations) shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:

               (A) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and (B) the Applicable Margin;

               (B) if a Eurocurrency Rate Loan, at a rate per annum equal to the sum of (A) the Eurocurrency Rate determined for the applicable

          Eurocurrency Interest Period, (B) the Applicable Margin in effect from time to time during such Eurocurrency Interest Period and (C) in the case of any such Loan made by a Lender located in the U.K., Mandatory Costs;

               (C) if a BA Rate Loan, at a rate per annum equal to the sum of
          (A) the BA Rate determined for the applicable BA Interest Period and
          (B) the Applicable Margin in effect from time to time during such BA Interest Period;

               (D) for all other Obligations, at a rate per annum equal to the sum of (A) the U.S. Base Rate as in effect from time to time and (B) the Applicable Margin.

     (b) Interest Payments. (i) Interest accrued on each Base Rate Loan (other than Swing Loans) shall be payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such day following the making of such Base Rate Loan, (B) in the case of Base Rate Loans that are Term Loans, upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) interest accrued on U.S. Swing Loans shall be payable in arrears on the first Business Day of the immediately succeeding calendar quarter, (iii) interest accrued on each Eurocurrency Rate Loan (including the U.K. Swing Loans and the Swiss Swing Loans) and each BA Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and, if such Interest Period has a duration of more than three months, on each date during such Interest Period occurring every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurocurrency Rate Loan or BA Rate Loan, as the case may be, and (iv) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

     (c) Default Interest. Notwithstanding the rates of interest specified in clause (a) above or elsewhere herein, effective immediately upon the occurrence of an Event of Default and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations then due and payable shall bear interest at a rate (the "Default Rate") that is two percent per annum in excess of the rate of interest applicable to such Loans or other Obligations from time to time. Such interest shall be payable on the date that would otherwise be applicable to such interest pursuant to clause (b) above or otherwise on demand.

     (d) Criminal Interest Rate/Interest Act (Canada).

               (i) For purposes of the Interest Act (Canada), whenever any interest is calculated on the basis of a period of time other than a year of 365 or 366 days, as applicable, the annual rate of interest to which each rate of interest utilized pursuant to such calculation is equivalent is such rate so utilized multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days used in such calculation. For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest will not apply to any interest calculation under the Loan Documents, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

               (ii) If any provision of this Agreement or any of the other Loan Documents would obligate the Canadian Borrower or any Guarantor organized in Canada to make any payment of interest or other amount payable to any Lender under any Loan Documents in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of interest at a criminal rate (as construed under the Criminal Code (Canada)), then notwithstanding that provision, that amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or result in a receipt by that Lender of interest at a criminal rate, the adjustment to be effected, to the extent necessary, (A) first, by reducing the amount or rate of interest required to be paid to the affected Lender under this Section 2.10 and (B) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of
          Section 347 of the Criminal Code (Canada).

               (iii) Notwithstanding clause (e)(ii), and after giving effect to all adjustments contemplated thereby, if any Lender shall have received an amount in excess of the maximum permitted by the Criminal Code (Canada), then each Borrower or Guarantor organized under the laws of Canada, as applicable, shall be entitled, by notice in writing to the affected Lender, to obtain reimbursement from that Lender in an amount equal to the excess, and pending reimbursement, the amount of the excess shall be deemed to be an amount payable by that Lender to such Person.

               (iv) Any amount or rate of interest referred to in this Section 2.10(d) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term of the Agreement on the assumption that any charges, fees or expenses that fall within the meaning of interest (as defined in the Criminal Code (Canada)) shall be pro-rated over that period of time and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of that determination.

     SECTION 2.11   CONVERSION/CONTINUATION OPTION

     (a) Each Borrower may elect (i) at any time on any Business Day to convert U.S. Base Rate Loans (other than Swing Loans) or any portion thereof to Eurocurrency Rate Loans or Canadian Base Rate Loans to BA Rate Loans and (ii) at the end of any applicable Interest Period, to convert Eurocurrency Rate Loans or BA Rate Loans or any portion thereof into the applicable Base Rate Loans or to continue such Eurocurrency Rate Loans or BA Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurocurrency Rate Loans or BA Rate Loans, as the case may be, for each Interest Period must be not less than the Minimum Currency Threshold. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with such Lender's Ratable Portion. Each such election shall be in substantially the form of Exhibit F (Form of Notice of Conversion or Continuation) (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent at least three Business Days' prior written notice specifying (A) the amount and type of Loan being converted or continued,
(B) in the case of a conversion to or a continuation of Eurocurrency Rate Loans or BA Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of such conversion.

     (b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, (i) Loans denominated in Euros or Sterling may not be converted to Base Rate Loans (except pursuant to Section 2.3(d) (Swing Loans)), (ii) no conversion in whole or in part of Base Rate Loans to Eurocurrency Rate Loans or BA Rate Loans, as applicable, and no continuation in whole or in part of Eurocurrency Rate Loans or BA Rate Loans upon the expiration of any applicable Interest Period shall be permitted at any time at which (A) a Default or an Event of Default shall have occurred and be continuing or (B) the continuation of, or conversion into, a Eurocurrency Rate Loan or BA Rate Loans would violate any provision of Section 2.14 (Special Provisions Governing Eurocurrency Rate Loans and BA Rate Loans). If, within the time period required under the terms of this Section 2.11, the Administrative Agent does not receive a Notice of Conversion or Continuation from the applicable Borrower containing a permitted election to continue any Eurocurrency Rate Loans or BA Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, Loans denominated in Dollars and Canadian Dollars shall be automatically converted to the applicable Base Rate Loans and Loans denominated in Euros or Sterling shall be automatically continued as Eurocurrency Rate Loans with an Interest Period of one month. Each Notice of Conversion or Continuation shall be irrevocable.

     SECTION 2.12   FEES

     (a) Unused Commitment Fees. The Borrowers, jointly and severally, agree to pay, in immediately available funds, (i) to each Multi-Currency Lender a commitment fee denominated in Dollars on the actual daily amount by which the Multi-Currency Commitment of such Multi-Currency Lender exceeds such Lender's Ratable Portion of the sum of (A) the aggregate outstanding principal amount of Multi-Currency Loans and (B) the outstanding amount of the aggregate Letter of Credit Obligations and (ii) to each Canadian Dollar Lender a commitment fee denominated in Canadian Dollars on the actual daily amount by which the Canadian Dollar Commitment of such Canadian Dollar Lender exceeds such Lender's Ratable Portion of the aggregate outstanding principal amount of Canadian Dollar Loans (each an "Unused Commitment Fee"), in each case, from the date hereof through the Revolving Credit Termination Date at the Applicable Unused Commitment Fee Rate, payable in arrears (x) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the Closing Date and (y) on the Revolving Credit Termination Date.

     (b) Letter of Credit Fees. The Borrowers, jointly and severally, agree to pay, in immediately available funds, the following amounts denominated in Dollars with respect to Letters of Credit issued by any Issuer:

          (i) to the Administrative Agent for the account of each issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to 0.25% per annum of the Dollar Equivalent of the maximum undrawn face amount of such Letter of Credit, payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date;

          (ii) to the Administrative Agent for the ratable benefit of the Multi-Currency Lenders and, with respect to each Letter of Credit, a fee accruing at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurocurrency Rate Loans on the Dollar Equivalent of the maximum undrawn face amount of such Letter of

     Credit, payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date; provided, however, that during the continuance of an Event of Default, such fee shall be increased by two percent per annum (instead of, and not in addition to, any increase pursuant to Section 2.10(c) (Interest)) and shall be payable on demand; and

          (iii) to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

     (c) U.K. Swing Loan Fronting Fee. The Borrowers, jointly and severally, agree to pay, in immediately available funds, a fronting fee, which shall accrue on the Dollar Equivalent of the outstanding principal amount of each U.K. Swing Loan made by any Swing Loan Lender, at a rate of 0.25% per annum, payable in arrears (A) on the last day of each Interest Period applicable to such Swing Loan and, if such Interest Period has a duration of more than three months, on each date during such Interest Period occurring every three months from the first day of such Interest Period and (B) on the Revolving Credit Termination Date;

     (d) Additional Fees. Each Borrower has agreed to pay to the Administrative Agent and the Arrangers additional fees, the amount and dates of payment of which are embodied in the Fee Letter.

     SECTION 2.13   PAYMENTS AND COMPUTATIONS

     (a) Each Borrower shall make each payment hereunder (including fees and expenses) not later than 11:00 a.m. (New York time) on the day when due, in the currency specified herein (or, if no such currency is specified, in Dollars) to the Administrative Agent at its address referred to in Section 11.8 (Notices, Etc.) in immediately available funds without set-off or counterclaim. The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in clause (f) or (g) below, as applicable, for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to
Section 2.15 (Capital Adequacy), Section 2.16 (Taxes)or Section 2.14(c) or (d) (Special Provisions Governing Eurocurrency Rate Loans or BA Rate Loans) shall be paid only to the affected Lender or Lenders and amounts payable with respect to Swing Loans shall be paid only to the affected Swing Loan Lender. Payments received by the Administrative Agent after 11:00 a.m. (New York time) shall be deemed to be received on the next Business Day.

     (b) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days (other than computations of interest (i) for Base Rate Loans or Swing Loans denominated in Sterling which shall be made by the Administrative Agent on the basis of 365 or 366 days, as the case may be, and (ii) for BA Rate Loans which shall be made by the Administrative Agent on the basis of 365 days), in each case, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of a rate of interest hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (c) Each payment by a Borrower of any Loan, Reimbursement Obligation (including interest or fees in respect thereof) and each reimbursement of various costs, expenses or other Obligation shall be made in the currency in which such Loan was made, such Letter of Credit issued or such cost, expense or other Obligation was incurred; provided, however, that (i) the Letter of Credit Reimbursement Agreement for a Letter of Credit may specify another currency for the Reimbursement Obligation in respect of such Letter of Credit and (ii) other than for payments in respect of a Loan or Reimbursement Obligation, Loan Documents duly executed by the Administrative Agent or any Hedging Contract may specify other currencies of payment for Obligations created by or directly related to such Loan Document or Hedging Contract.

     (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurocurrency Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Revolving Loans or Term Loans shall be applied as follows: first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurocurrency Rate Loans, with those Eurocurrency Rate Loans having earlier expiring Eurocurrency Interest Periods being repaid prior to those having later expiring Eurocurrency Interest Periods.

     (e) Unless the Administrative Agent shall have received notice from any Borrower to the Lenders prior to the date on which any payment is due hereunder that the such Borrower will not make such payment in full, the Administrative Agent may assume that the such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each applicable Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that such Borrower shall not have made such payment in full to the Administrative Agent, each applicable Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon (at the Interbank Rate for the first Business Day, and, thereafter, at the rate applicable to U.S. Base Rate Loans) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

     (f) Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of clause (g) below (or required to be applied in accordance with Section 2.9(c) (Mandatory Prepayments)), all payments and any other amounts received by the Administrative Agent from or for the benefit of any Borrower shall be applied as follows: first, to pay principal of, and interest on, any portion of the Loans the Administrative Agent may have advanced to such Borrower pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers, second, to pay all other Secured Obligations then due and payable and third, as the Company so designates. Payments in respect of Swing Loans received by the Administrative Agent shall be distributed to the Swing Loan Lenders (in accordance with such Swing Loan Lender's Swing Loan Allocation of all Swing Loans), as applicable; payments in respect of any Revolving Loan received by the Administrative Agent shall be distributed to each Revolving Credit Lender in accordance with such Lender's Ratable Portion of the applicable Revolving Credit Commitments; payments in respect of any Term Loan received by the Administrative Agent shall be distributed to each U.S. Term Lender or Canadian Term Lender in accordance with such Lender's Ratable Portion of applicable Term Loans; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions.

     (g) Each Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Secured Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding the provisions of Section 2.9(c) (Mandatory Prepayments) and clause (f) above, the Administrative Agent may, and, upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to Section 9.2 (Remedies) shall, deliver a Blockage Notice to each Deposit Account Bank for each Approved Deposit Account and apply all payments in respect of any Obligations and all funds on deposit in any Cash Collateral Account and all other proceeds of Collateral in the following order:

          (i) first, to pay interest on and then principal of any portion of the Revolving Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or any Borrower;

          (ii) second, to pay Secured Obligations in respect of any expense reimbursements or indemnities and Cash Management Obligations then due to the Administrative Agent;

          (iii) third, to pay Secured Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuers;

          (iv) fourth, to pay Secured Obligations in respect of any fees then due to the Administrative Agent, the Lenders and the Issuers;

          (v) fifth, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations;

          (vi) sixth, to pay or prepay principal amounts on the Loans and Reimbursement Obligations and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in Section 9.3 (Actions in Respect of Letters of Credit), and to pay Cash Management Obligations and amounts owing with respect to Hedging Contracts, ratably to the aggregate principal amount of such Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts, Cash Management Obligations, and Obligations owing with respect to Hedging Contracts; and

          (vii) seventh, to the ratable payment of all other Secured
     Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Secured Obligation described in any of clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) above, the available funds being applied with respect to any such Secured Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Secured Obligation ratably, based on the proportion of the Administrative Agent's and each Lender's or Issuer's interest in the aggregate outstanding Secured Obligations described in such clauses; provided, further, that payments that would otherwise be allocated to the Revolving Credit Lenders shall be allocated first to repay Swing Loans until such Loans are repaid in full and then to repay the Revolving Loans. In providing for such allocation, the Administrative Agent shall be entitled to take into account the provisions of Section 11.7 (Sharing of Payments, Etc.) and each Lender in any particular Facility that might otherwise be entitled, based on the particular Collateral securing the Secured Obligations under such Facility, to receive any greater proportion of the Collateral than the Lenders in any other Facility may be entitled to receive, shall be deemed to have made the purchases described in
Section 11.7 (Sharing of Payments, Etc.) from such other Lenders such that, after giving effect to such purchases, each Lender's interest in the aggregate Secured Obligations is equal to such Lender's Ratable Portion of the aggregate Secured Obligations at the time of such purchase. The order of priority set forth in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) above may at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrowers, any Secured Party that is not a Lender or Issuer or by any other Person that is not a Lender or Issuer. The order of priority set forth in clauses (i), (ii), (iii) and (iv) above may be changed only with the prior written consent of the Administrative Agent in addition to that of the Requisite Lenders.

     SECTION 2.14 SPECIAL PROVISIONS GOVERNING EUROCURRENCY RATE LOANS AND BA RATE LOANS

     (a) Determination of Interest Rate

     Each of the (i) Eurocurrency Rate for each Interest Period for Eurocurrency Rate Loans and (ii) the BA Rate for each Interest Period for BA Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "Eurocurrency Rate" or "BA Rate," as applicable. The Administrative Agent's determination (after consultation with the Company) shall be presumed to be correct absent manifest error and shall be binding on the Borrowers.

     (b) Interest Rate Unascertainable, Inadequate or Unfair

     In the event that (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurocurrency Rate or the BA Rate then being determined is to be fixed or (ii) the Requisite Lenders notify the Administrative Agent that the Eurocurrency Rate or the BA Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans in the applicable currency for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Lenders, whereupon each Eurocurrency Rate Loan or BA Rate Loan, as applicable, shall automatically, on the last day of the current Interest Period for such Loan, convert into the applicable Base Rate Loan and the obligations of the Lenders to make Eurocurrency Rate Loans or BA Rate Loans, as applicable, or to convert Base Rate Loans into Eurocurrency Rate Loans or BA Rate Loans, as applicable, shall be suspended until the Administrative Agent shall notify the Borrowers that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

     (c) Increased Costs

     If at any time any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the

Eurocurrency Rate) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), shall have the effect of increasing the cost to such Lender of agreeing to make or making, funding or maintaining any Eurocurrency Rate Loans or BA Rate Loans, then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrowers and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

     (d) Illegality

     Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its applicable Lending Office to make Eurocurrency Rate Loans or BA Rate Loans or to continue to fund or maintain Eurocurrency Rate Loans or BA Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurocurrency Rate Loans or BA Rate Loans and to convert Base Rate Loans into Eurocurrency Rate Loans or BA Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurocurrency Rate Loans or BA Rate Loans and (ii) if the affected Eurocurrency Rate Loans or BA Rate Loans are then outstanding, the applicable Borrower shall immediately convert each such Loan into the applicable Base Rate Loan. If, at any time after a Lender gives notice under this clause (d), such Lender determines that it may lawfully make Eurocurrency Rate Loans or BA Rate Loans, such Lender shall promptly give notice of that determination to the Borrowers and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. Each Borrower's right to request, and such Lender's obligation, if any, to make Eurocurrency Rate Loans or BA Rate Loans, as applicable, shall thereupon be restored.

     (e) Breakage Costs

     In addition to all amounts required to be paid by the Borrowers pursuant to
Section 2.10 (Interest), the Borrowers shall compensate each Lender, upon written request, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurocurrency Rate Loans or BA Rate Loans to the Borrowers but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender may sustain (i) if for any reason (other than solely by reason of such Lender being a Non-Funding Lender) a proposed Borrowing, conversion into or continuation of Eurocurrency Rate Loans or BA Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by the a Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.11 (Conversion/Continuation Option), (ii) if for any reason any Eurocurrency Rate Loan or BA Rate Loan is prepaid (including mandatorily pursuant to Section 2.9 (Mandatory Prepayments)) on a date that is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurocurrency Rate Loan or BA Rate Loan to a Base Rate Loan as a result of any of the events indicated in clause (d) above or (iv) as a consequence of any failure by the Borrowers to repay Eurocurrency Rate Loans or BA

Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrowers concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to such Lender, absent manifest error.

     SECTION 2.15  CAPITAL ADEQUACY

     If at any time any Lender determines that (a) the adoption of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy,
(b) compliance with any such law, treaty, rule, regulation or order or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any corporation controlling such Lender's) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrowers and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

     SECTION 2.16  TAXES

     (a) Except as otherwise provided in this Section 2.16, any and all payments by any Loan Party under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, duties, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender, each Issuer and the Administrative Agent taxes measured by its net income, and franchise taxes imposed on it, and similar taxes imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender, such Issuer or the Administrative Agent (as the case may be) is organized and (ii) in the case of each Lender or each Issuer, except to the extent arising solely as a result of entering into this Agreement, the Loan Documents or the Transactions, taxes measured by its net income, and franchise taxes imposed on it as a result of a present or former connection between such Lender or such Issuer (as the case may be) and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein (all such non-excluded taxes, levies, duties, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be withheld or deducted from or in respect of any sum payable under any Loan Document to any Lender, any Issuer or the Administrative Agent (w) the sum payable shall be increased as may be necessary so that, after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section 2.16, such Lender, such Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (x) the relevant Loan Party shall make such withholdings or deductions,
(y) the relevant Loan Party shall pay the full amount withheld or deducted to the relevant taxing authority or other authority in accordance with applicable law and (z) the relevant Loan Party shall deliver to the Administrative Agent evidence of such payment.

     (b) In addition, each Loan Party agrees to pay any present or future stamp, registration, notarization, documentary or similar taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, in each case arising from any payment made under any Loan Document or from the execution, delivery, registration or enforcement of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

     (c) Each Loan Party shall, jointly and severally, indemnify each Lender, each Issuer and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) paid by such Lender, such Issuer or the Administrative Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender, such Issuer or the Administrative Agent (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party, the relevant Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 11.8 (Notices, Etc.), the original or a certified copy of a receipt evidencing payment thereof or such other evidence of payment satisfactory to the Administrative Agent.

     (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any Guaranty, the agreements and obligations of such Loan Party contained in this Section 2.16 shall survive the payment in full of the Obligations.

     (f) (i) Each Non-U.S. Lender that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall (v) on or prior to the Closing Date in the case of each Non-U.S. lender that is a signatory hereto, (w) on or prior to the date of the Assignment and Acceptance pursuant to which such Non-U.S. Lender becomes a Lender the date a successor Issuer becomes an Issuer or the date a successor Administrative Agent becomes the Administrative Agent hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Borrowers and the Administrative Agent, and (z) from time to time if requested by the Borrowers or the Administrative Agent, provide the Administrative Agent and the Borrowers with two completed copies of each of the following, as applicable:

               (A) Form W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business) or any successor form;

               (B) Form W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) or any successor form;

               (C) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form; or

               (D) any other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents.

     Unless the Borrowers and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Loan Parties and the Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

          (ii) Each U.S. Lender shall (v) on or prior to the Closing Date in the case of each U.S. Lender that is a signatory hereto, (w) on or prior to the date of the Assignment and Acceptance pursuant to which such U.S. Lender becomes a Lender, the date a successor Issuer becomes an Issuer or the date a successor Administrative Agent becomes the Administrative Agent hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Borrowers and the Administrative Agent, and (z) from time to time if requested by the Borrowers or the Administrative Agent, provide the Administrative Agent and the Borrowers with two completed originals of Form W-9 (certifying that such U.S. Lender is entitled to an exemption from U.S. backup withholding tax) or any successor form. Solely for purposes of this Section 2.16(f), a U.S. Lender shall not include a Lender, an Issuer or an Administrative Agent that may be treated as an exempt recipient based on the indicators described in Treasury Regulation section 1.6049-4(c)(1)(ii).

     (g) Any Lender claiming any additional amounts payable pursuant to this
Section 2.16 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

     (h) If the Administrative Agent or any Lender receives a refund of any taxes as to which it has been indemnified by the Borrowers, it shall pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made by the Borrowers under this Section 2.16 with respect to the taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrowers, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This clause (h) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

     (i) Within 30 days after a written request from any Borrower, the Administrative Agent and or the relevant Lender, as appropriate, shall execute and deliver to such

Borrower such certificates, forms or other documents that can be furnished consistent with the facts and that are reasonably necessary and typical for lenders to provide to assist such Borrower in applying for refunds of taxes remitted hereunder; provided, however, that neither the Administrative Agent nor such Lender shall be required to deliver such certificates, forms or other documents if in its sole discretion it determines that the delivery of such certificates, forms or other documents would be unreasonably burdensome or is not necessary. The Borrowers shall reimburse the Administrative Agent and the Lenders for any reasonable expenses incurred in the delivery of such certificate, form or other document.

     SECTION 2.17  SUBSTITUTION OF LENDERS

     (a) In the event that (i)(A) any Lender makes a claim under Section 2.14(c) (Increased Costs) or Section 2.15 (Capital Adequacy), (B) it becomes illegal for any Lender to continue to fund or make any Eurocurrency Rate Loan or BA Rate Loan and such Lender notifies the Borrowers pursuant to Section 2.14(d) (Illegality), (C) any Loan Party is required to make any payment pursuant to
Section 2.16 (Taxes) that is attributable to a particular Lender or (D) any Lender becomes a Non-Funding Lender, (ii) in the case of clause (i)(A) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (iii) in the case of clause (i)(A),(B) and (C) above, Lenders holding at least 75% of the Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an "Affected Lender"), the Borrowers may substitute, without novation, any Lender and, if reasonably acceptable to the Administrative Agent, any other Eligible Assignee (a "Substitute Institution") for such Affected Lender hereunder, after delivery of a written notice (a "Substitution Notice") by the Borrowers to the Administrative Agent and the Affected Lender within a reasonable time (in any case not to exceed 90 days) following the occurrence of any of the events described in clause (i) above that the Borrowers intend to make such substitution; provided, however, that, if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrowers within 30 days of each other, then the Borrowers may substitute all, but not (except to the extent the Borrowers has already substituted one of such Affected Lenders before the Borrowers' receipt of the other Affected Lenders' claim) less than all, Lenders making such claims.

     (b) If the Substitution Notice was properly issued under this Section 2.17, the Affected Lender shall sell, and the Substitute Institution shall purchase, all rights and claims of such Affected Lender under the Loan Documents and the Substitute Institution shall assume, and the Affected Lender shall be relieved of, the Affected Lender's Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Such purchase and sale (and the corresponding assignment of all rights and claims hereunder) shall be recorded in the Register maintained by the Administrative Agent and shall be effective on (and not earlier than) the later of (i) the receipt by the Affected Lender of its Ratable Portion of the Revolving Credit Outstandings, the Term Loans, together with any other Obligations owing to it, (ii) the receipt by the Administrative Agent of an agreement in form and substance satisfactory to it and the Borrowers whereby the Substitute Institution shall agree to be bound by the terms hereof and (ii) the payment in full to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date. Upon the effectiveness of such sale, purchase and assumption, the Substitute Institution shall become a "Lender" hereunder for all purposes of this Agreement having a Commitment in the amount of such Affected Lender's Commitment assumed by it and such Commitment of the Affected Lender shall be terminated; provided, however, that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

     (c) Each Lender agrees that, if it becomes an Affected Lender and its rights and claims are assigned hereunder to a Substitute Institution pursuant to this Section 2.17, it shall execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence such assignment, together with any Note (if such Loans are evidenced by a Note) evidencing the Loans subject to such Assignment and Acceptance; provided, however, that the failure of any Affected Lender to execute an Assignment and Acceptance shall not render such assignment invalid.

                                   ARTICLE III

                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

     SECTION 3.1  CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT

     The obligation of each Lender to make the Loans requested to be made by it on the Closing Date and the obligation of each Issuer to Issue Letters of Credit on the Closing Date is subject to the satisfaction or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.) of each of the following conditions precedent on or before April 30, 2005:

     (a) Certain Documents. The Administrative Agent shall have received on or prior to the Closing Date (and, to the extent any Borrowing of any Eurocurrency Rate Loans or BA Rate Loans is requested to be made on the Closing Date, in respect of the Notice of Borrowing for such Eurocurrency Rate Loans or BA Rate Loans, as the case may be, at least three Business Days prior to the Closing
Date) each of the following, each dated the Closing Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each
Lender:

          (i) this Agreement, duly executed and delivered by the Borrowers and, for the account of each Lender requesting the same, a Note of each Borrower conforming to the requirements set forth herein;

          (ii) the Intercreditor Agreement, duly executed and delivered by Alcan;

          (iii) the Guaranties listed on Schedule 3.1-1, duly executed and delivered by each Guarantor;

          (iv) except as set forth on Schedule 7.15 (Post-Closing Covenants), the Collateral Documents listed on Schedule 3.1-1 and Schedule 3.1-2, duly executed and delivered by each Borrower and each Loan Party, together with each of the following:

               (A) evidence (including a Perfection Certificate certified by a Responsible Officer of the Company) reasonably satisfactory to the Administrative Agent that, upon the filing and recording of instruments delivered at the closing, the Administrative Agent (for the benefit of the Secured Parties) shall have a valid and perfected first priority security interest in the Collateral, including (x) such documents duly executed by each Loan Party as the Administrative Agent may reasonably request with respect to the perfection of its security interests in the Collateral (including financing statements under the UCC, patent, trademark and copyright security agreements suitable for filing with the Patent and Trademark Office or the Copyright Office, as the case may be, and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens created by such Collateral Documents) and (y) copies of Lien search reports as of a recent date and other applicable documents under the laws of any jurisdiction with respect to the registration or recordation of Liens listing all Liens on the assets of each Loan Party, none of which shall indicate a Lien on the Collateral except for those that shall be terminated on the Closing Date or are otherwise permitted hereunder;

               (B) all certificates, instruments and other documents representing all Stock being pledged pursuant to such Collateral Documents and stock powers for such certificates, instruments and other documents executed in blank;

               (C) all instruments representing debt instruments, including all Intercompany Notes, being pledged pursuant to such Collateral Documents duly endorsed in favor of the Administrative Agent or in blank;

               (D) all Deposit Account Control Agreements, duly executed by the corresponding Deposit Account Bank and Loan Party, that, in the reasonable judgment of the Administrative Agent, shall be required for the Loan Parties to comply with Section 7.12 (Control Accounts, Approved Deposit Accounts); and

               (E) Securities Account Control Agreements duly executed by the appropriate Loan Party and (1) all "securities intermediaries" (as defined in the UCC) with respect to all Securities Accounts and securities entitlements of the Borrowers and each Guarantor and (2) all "commodities intermediaries" (as defined in the UCC) with respect to all commodities contracts and commodities accounts held by the Borrowers and each Guarantor;

     (v) a favorable opinion of (A) (1) Sullivan & Cromwell LLP, U.S. outside counsel to the Alcan, in substantially the form of Exhibit G (Form of Opinion of Counsel for the Loan Parties), (2) outside counsels to the Loan Parties in Texas, Canada, U.K., Ireland, Belgium, Germany, France, Luxembourg, Switzerland, Italy, Brazil, Mexico and (3) internal counsels to the Loan Parties, in each case, addressed to the Administrative Agent and the Lenders and addressing such matters as the Administrative Agent may reasonably request and (C) counsel to the Administrative Agent as to the enforceability of this Agreement and the other Loan Documents to be executed on the Closing Date;

     (vi) a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of each Loan Party, certified as of a recent date by the Secretary of State of the state of organization of such Loan Party (or, if not applicable, by the Secretary or an Assistant Secretary of such Loan Party), together with certificates of such official attesting to the good standing of each such Loan Party, or such other evidence of status reasonably satisfactory to the Administrative Agent under the jurisdiction under which such Loan Party is organized (including, with respect to any Loan Party organized under the laws of Canada or any jurisdiction therein, evidence of registration to do business in each jurisdiction (other than the jurisdiction of organization of such Loan Party) where business is conducted);

     (vii) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party that has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing (in accordance with local law requirements) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to clause (vi) above;

     (viii) a certificate of a Responsible Officer of the Company, stating that each Borrower is Solvent after giving effect to the initial Loans and Letters of Credit, the application of the proceeds thereof in accordance with Section 7.9 (Application of Proceeds) and the payment of all estimated legal, accounting and other fees related hereto and thereto;

     (ix) a certificate of a Responsible Officer of the Company to the effect that (A) the condition set forth in Section 3.2(b) (Conditions Precedent to Each Loan and Letter of Credit) has been satisfied and (B) no litigation not listed on Schedule 4.7 (Litigation) shall have been commenced against any Loan Party or any of its Subsidiaries that would have a Material Adverse Effect;

     (x) evidence reasonably satisfactory to the Administrative Agent that the insurance policies required by Section 7.5 (Maintenance of Insurance) and any Collateral Document are in full force and effect, together with, unless otherwise agreed by the Administrative Agent, endorsements naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee under all insurance policies to be maintained with respect to the properties of the Borrowers and each other Loan Party; and

     (xi) such other certificates, documents, agreements and information respecting any Loan Party as any Lender through the Administrative Agent may reasonably request.

     (b) Fee and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders, as applicable, all fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before the Closing Date (including all such fees described in the Fee Letter).

     (c) Transactions. The Transactions shall have been consummated or shall be consummated simultaneously with or immediately following the Closing Date, in accordance with the all applicable Requirements of Law and the Related Documents.

     (d) Consents, Etc. Each of the Borrowers and their respective Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Borrowers and their respective Subsidiaries lawfully (i) to execute, deliver and perform, in all material respects, their respective obligations hereunder and under the Loan Documents and the Related Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith, (ii) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents and (iii) to consummate the Transactions (other than those contemplated in the Loan Documents), except where the failure to obtain such consent, authorization or Permit or to give such notice or make such filing could not reasonably be expected to restrain, prevent or impose materially burdensome conditions on such Transactions.

     SECTION 3.2  CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT

     The obligation of each Lender on any date (including the Closing Date) to make any Loan and of each Issuer on any date (including the Closing Date) to Issue any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

     (a) Request for Borrowing or Issuance of Letter of Credit. With respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing (or, in the case of Swing Loans, a duly executed Swing Loan Request), and, with respect to any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.

     (b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Loan or Issuance, both before and after giving effect thereto and, in the case of any Loan, to the application of the proceeds thereof:

          (i) the representations and warranties set forth in Article IV (Representations and Warranties) and in the other Loan Documents shall be true and correct on and as of the Closing Date and shall be true and correct in all material respects on and as of any such date after the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; and

          (ii) no Default or Event of Default shall have occurred and be continuing.

     (c) No Legal Impediments. The making of the Loans or the Issuance of such Letter of Credit on such date does not violate in any material respect any Requirement of Law on the date of or immediately following such Loan or Issuance of such Letter of Credit and is not enjoined, temporarily, preliminarily or permanently.

     (d) Additional Matters. The Administrative Agent shall have received such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.

Each submission by any Borrower to the Administrative Agent of a Notice of Borrowing or a Swing Loan Request and the acceptance by such Borrower of the proceeds of each Loan requested therein, and each submission by any Borrower to an Issuer of a Letter of Credit Request, and the Issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by such Borrower as to the matters specified in clause (b) above on the date of the making of such Loan or the Issuance of such Letter of Credit.

     SECTION 3.3  DETERMINATIONS OF INITIAL BORROWING CONDITIONS

     For purposes of determining compliance with the conditions specified in
Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing, borrowing of Swing Loans or Issuance or deemed Issuance hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's Ratable Portion of such Borrowing or Swing Loans.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     To induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement, each Borrower represents and warrants each of the following to the Lenders, the Issuers and the Administrative Agent, on and as of the Closing Date and after giving effect to the Transactions to be consummated on the Closing Date and the making of the Loans and the other financial accommodations on the Closing Date and on and as of each date as required by
Section 3.2(b)(i) (Conditions Precedent to Each Loan and Letter of Credit):

     SECTION 4.1  CORPORATE EXISTENCE; COMPLIANCE WITH LAW

     Each of the Borrowers and their respective Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect,
(c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted,
(d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not, in the aggregate, have a Material Adverse Effect and (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for Permits or filings that can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not, in the aggregate, have a Material Adverse Effect.

     SECTION 4.2  CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS

     (a) The execution, delivery and performance by each of the Company and its Subsidiaries of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

          (i) are within such Person's corporate, limited liability company, partnership or other comparable powers;

          (ii) have been or, at the time of delivery thereof pursuant to Article III (Conditions To Loans And Letters Of Credit) will have been duly authorized by all necessary action, including the consent of shareholders, partners and members where required;

          (iii) do not and will not (A) contravene such Person's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to such Person (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to such Person, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Related Document or any other material Contractual Obligation of such Person or any of its Subsidiaries or (D) result in the creation or imposition of any Lien upon any property of such Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents; and

          (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person and do not require any Other Taxes or fees to be paid, in each case, other than those listed on Schedule 4.2 (Consents) and that have been or will be, prior to the Closing Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), and each of which on the Closing Date will be in full force and effect and, with respect to the Collateral, filings and any customary fees in respect thereto required to be paid to perfect the Liens created by the Collateral Documents.

     (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each of the Company and its Subsidiaries party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each of the Company and its Subsidiaries party thereto, enforceable against such Person in accordance with its terms.

     SECTION 4.3  OWNERSHIP OF SUBSIDIARIES

     Set forth on Schedule 4.3 (Ownership of Subsidiaries) is a complete and accurate list showing, as of the Closing Date, all Subsidiaries of the Company and, as to each such Subsidiary, the jurisdiction of its organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Closing Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Company. Except as set forth on Schedule 4.3, no Stock of any Subsidiary of the Company is subject to any outstanding option, warrant, right of conversion or purchase of any similar right. All of the outstanding Stock of each Subsidiary of the Company owned (directly or indirectly) by the Company has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Company or a Subsidiary of the Company, free and clear of all Liens (other than the Lien in favor of the Secured Parties and that was created pursuant to a Loan Document), options, warrants, rights of conversion or purchase or any similar rights. Neither the Company nor any Subsidiary of the Company is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any Subsidiary of the Company, other than the Loan Documents and the Senior Unsecured Facility Documents. No Borrower owns or holds, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by Section 8.3 (Investments).

     SECTION 4.4  FINANCIAL STATEMENTS

     (a) The (i) combined balance sheets of the Company and its Subsidiaries as at December 31, 2003, together with the related combined statements of income, stockholders' equity, retained earnings and cash flows of the Company and its Subsidiaries for the three most recent Fiscal Years ended on such date, certified by the Company's Accountants and (ii) unaudited combined balance sheets of the Company and its Subsidiaries as at September 30, 2004, together with related statements of income, stockholder's equity, retained earnings and cash flows of the Company and its Subsidiaries for the nine-month period then ended, delivered to the Lenders on or prior to the Closing Date are not materially inconsistent with the financial statements previously provided to such Lenders and fairly present (subject, in the case of said balance sheets as at September 30, 2004, and said statements of income, retained earnings and cash flows for the nine-month period then ended, to the absence of footnote disclosures and normal recurring year-end audit adjustments) the financial condition of the Company and its Subsidiaries as at such dates and the results of the operations of the Company and its Subsidiaries for the period ended on such dates, all in conformity with GAAP and Regulation S-X under the Securities Act of 1933 and the Securities Exchange Act of 1934. The consolidating guarantor group condensed balance sheets as at December 31, 2003 and September 30, 2004 and the related consolidating guarantor group condensed statements of income for the Fiscal Year then ended and the nine-month period then ended, respectively, delivered to the Lenders on or prior to the Closing Date, are not materially inconsistent with the financial statements previously provided to such Lenders and fairly present (subject, in the case of said balance sheets as at September 30, 2004, and said statements of income for the nine-month period then ended, to the absence of footnote disclosures and normal recurring year-end audit adjustments) the financial condition of the Company and its Subsidiaries as at such dates and the results of the operations of the Company and its Subsidiaries for the period ended on such dates, all in conformity with GAAP and Regulation S-X under the Securities Act of 1933 and the Securities Exchange Act of 1934.

     (b) None of the Borrowers or any of their respective Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment that is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto and not otherwise permitted by this Agreement.

     (c) The pro forma Consolidated balance sheet of the Company and its Subsidiaries delivered to the Lenders on the Closing Date have been prepared on a pro forma basis after giving effect to the Transactions and accurately apply pro forma adjustments (which are reasonable in light of conditions and facts known to the Company at the time and are derived in good faith) to the balance sheet of the Company and its Subsidiaries and is prepared in accordance with GAAP and are not materially inconsistent with the forecasts previously provided to the Lenders prior to the Closing Date. The Projections have been prepared by the Company in light of the past operations of its business, and reflect projections for seven Fiscal Years commencing on January 1, 2005, on a quarterly basis for the first year and on a year by year basis thereafter. The Projections are not materially inconsistent with the Projections previously provided to the Agents and are based upon estimates and assumptions stated therein, all of which the Company believes to be reasonable in light of conditions and facts known to the Company and, as of the Closing Date, reflect the Company's good faith and reasonable estimates of the future financial performance of the Company and its Subsidiaries and of the other information projected therein for the periods set forth therein.

     SECTION 4.5  MATERIAL ADVERSE CHANGE

     Since December 31, 2003 there has been no event or occurrence which has resulted in or could reasonably be expected to result in a Material Adverse Change.

     SECTION 4.6  SOLVENCY

     Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended,
(b) the disbursement of the proceeds of such Loans pursuant to the instructions of any Loan Party, (c) the Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

     SECTION 4.7  LITIGATION

     Except as set forth on Schedule 4.7 (Litigation), there are no pending or, to the knowledge of any Borrower, threatened actions, investigations or proceedings affecting any Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that, in the aggregate, would not have a Material Adverse Effect. The performance of any action by any Loan Party required or contemplated by any Loan Document or any Related Document is not restrained or enjoined (either temporarily, preliminarily or permanently).

     SECTION 4.8  TAXES

     (a) All federal, state, provincial and local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by any Borrower or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of such Borrower or such Tax Affiliate in conformity with GAAP. Proper and accurate amounts have been withheld by the Borrowers and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities, except such failures that, in the aggregate, would not have a Material Adverse Effect.

     (b) None of the Borrowers or any of their respective Tax Affiliates has (i) except as set forth on Schedule 4.8, executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return or the assessment or collection of any charges, (ii) incurred any obligation under any tax sharing agreement or arrangement other than those of which the Administrative Agent has received a copy prior to the date hereof or, in the aggregate, would not have a Material Adverse Effect or (iii) been a member of an affiliated, combined or unitary group other than the group of which the Company (or its Tax Affiliate) is the common parent, other than those memberships that, in the aggregate, would not have a Material Adverse Effect.

     (c) None of the transactions contemplated in the Spin-Off, including any transactions contemplated by and indemnities provided in the Spin-Off Documents will result in the Company or its Tax Affiliates having any liability for taxes (including any liability of another person for taxes for which the Company or its Tax Affiliates has provided an indemnity) which could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.9  FULL DISCLOSURE

     The information (other than financial projections) prepared or furnished by or on behalf of the Company or any of its Subsidiaries in connection with this Agreement or the Related Documents or the consummation of the transactions contemplated hereunder and thereunder, including on the Closing Date the information contained in the Disclosure Documents, is complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not materially misleading, in each case in light of all other information provided and the circumstances under which such statements were made.

     SECTION 4.10  MARGIN REGULATIONS

     No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

     SECTION 4.11  NO BURDENSOME RESTRICTIONS; NO DEFAULTS

     (a) None of the Borrowers or any of their respective Subsidiaries (i) is a party to any Contractual Obligation the compliance with one or more of which would have, in the aggregate, a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under Section 8.2 (Liens, Etc.)) on the assets of any thereof or (ii) is subject to one or more charter or corporate restrictions that would, in the aggregate, have a Material Adverse Effect.

     (b) None of the Borrowers or any of their respective Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of such Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of any Loan Party, other than, in either case, those defaults that, in the aggregate, would not have a Material Adverse Effect.

     (c) No Default or Event of Default has occurred and is continuing.

     (d) To the best knowledge of each Borrower, there are no Requirements of Law applicable to any Loan Party or any Subsidiary of any Loan Party the compliance with which by such Loan Party or such Subsidiary, as the case may be, would, in the aggregate, have a Material Adverse Effect.

     SECTION 4.12  INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT

     None of the Borrowers or any of their respective Subsidiaries is (a) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Company Act of 1935, as amended.

     SECTION 4.13  USE OF PROCEEDS

     The proceeds of the Loans and the Letters of Credit are being used by the Borrowers (and, to the extent distributed to them by the Borrowers, each Subsidiary of any Borrower) solely (a) to finance the Transactions and for the payment of related transaction costs, fees and expenses, (b) for the payment of transaction costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby and (c) for working capital and general corporate purposes.

     SECTION 4.14  INSURANCE

     Each Borrower and their respective Subsidiaries carry effective policies of insurance, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, that are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person.

     SECTION 4.15  LABOR MATTERS

     (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving any of the Borrowers or any of their respective Subsidiaries, other than those that, in the aggregate, would not have a Material Adverse Effect.

     (b) There are no unfair labor practices, grievances, complaints or arbitrations pending, or, to any Borrower's knowledge, threatened, against or involving any Borrower or any of its Subsidiaries, nor are there any arbitrations or grievances threatened involving any Borrower or any of its Subsidiaries, other than those that, in the aggregate, would not have a Material Adverse Effect.

     SECTION 4.16  ERISA

     (a) Schedule 4.16 (List of Plans) separately identifies as of the date hereof all Title IV Plans, all Multiemployer Plans and all of the employee benefit plans within the meaning of Section 3(3) of ERISA to which the Borrowers or any of their respective Subsidiaries has any obligation or liability, contingent or otherwise.

     (b) Each employee benefit plan of each Borrower or any of its Subsidiaries intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where such failures, in the aggregate, would not have a Material Adverse Effect. Each Canadian Pension Plan is duly registered under the ITA and all other applicable laws which require registration, except where such failures, in the aggregate, would not have a Material Adverse Effect.

     (c) Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for noncompliances that, in the aggregate, would not have a Material Adverse Effect.

     (d) There has been no, nor is there reasonably expected to occur, any ERISA Event other than those that, in the aggregate, would not have a Material Adverse Effect.

     (e) Except to the extent set forth on Schedule 4.16 (List of Plans), none of the Borrowers or any of their respective Subsidiaries or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.

     SECTION 4.17  ENVIRONMENTAL MATTERS

     (a) The operations of the Borrowers and each of their respective Subsidiaries have been and are in substantial compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with all Permits required pursuant to Environmental Laws, other than non-compliance that would not have a reasonable likelihood of any of the Borrower's or their respective Subsidiaries incurring Environmental Liabilities and Costs after the date hereof for which adequate reserves or other appropriate provisions are not being maintained on or before the date hereof whose Dollar Equivalent individually or in the aggregate would exceed $25,000,000.

     (b) None of the Borrowers or any of their respective Subsidiaries or any Real Property currently or, to the knowledge of such Borrower, previously owned, operated or leased by such Borrower or any of its Subsidiaries is subject to any pending or, to the knowledge of such Borrower, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that, in the aggregate, are not reasonably likely to result in the Borrowers and their respective Subsidiaries incurring Environmental Liabilities and Costs for which adequate reserves or other appropriate provisions are not being maintained on or before the date hereof whose Dollar Equivalent individually or in the aggregate would exceed $25,000,000.

     (c) There are no facts, circumstances or conditions arising out of or relating to the operations or ownership of the Borrowers or of Real Property owned, operated or leased by the Borrowers or any of their respective Subsidiaries that are not specifically included in the financial information furnished to the Lenders other than those that, in the aggregate, would not have a reasonable likelihood of the Borrowers and each of their respective Subsidiaries incurring Environmental Liabilities and Costs for which adequate reserves or other appropriate provisions are not being maintained on or before the date hereof whose Dollar Equivalent individually or in the aggregate would exceed $25,000,000.

     (d) As of the date hereof, no Environmental Lien has attached to any property of any Borrower or any of its Subsidiaries and, to the knowledge of such Borrower, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property.

     (e) The Borrowers and each of their respective Subsidiaries have made available to the Lenders copies of all material environmental, health or safety audits, studies, assessments, inspections, investigations or other environmental health and safety reports relating to the operations of each Borrower or any of its Subsidiaries or any Real Property of any of them that are in the possession, custody or control of such Borrower or any of its Subsidiaries. Notwithstanding anything to the contrary herein, the matters set forth in this Section 4.7 are the only representations and warranties that the Company makes with respect to environmental health and safety matters.

     SECTION 4.18  INTELLECTUAL PROPERTY

     The Borrowers and each of their respective Subsidiaries own or license or otherwise have the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, Internet domain names, franchises, authorizations and other intellectual property rights that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto. To the knowledge of each Borrower, none of activities of any Borrower or any of its Subsidiaries infringes upon or conflicts with any intellectual property rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened that could reasonably be expected to adversely affect the Company and its Subsidiaries, taken as a whole, by $25,000,000 or more in the aggregate.

     SECTION 4.19  TITLE; REAL PROPERTY

     (a) Each of the Borrowers and their respective Subsidiaries has good and marketable title to, or valid leasehold interests in, all Real Property and good title to all personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by the Company, and none of such properties and assets is subject to any Lien, except Liens permitted under Section 8.2 (Liens, Etc.). The Borrowers and each of their respective Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents in respect of, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect, each Borrower's and its Subsidiaries' right, title and interest in and to all such property.

     (b) Set forth on Schedule 4.19 (Real Property) is a complete and accurate list of all Real Property of each Loan Party and showing, as of the Closing Date, the current street address (including, where applicable, county, state and other relevant jurisdictions), record owner and, where applicable, lessee thereof.

     (c) No Loan Party nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any lease, option, right of first refusal or other contractual right to purchase, acquire, sell, assign, dispose of or lease any Real Property of such Loan Party or any of its Subsidiaries.

     (d) All Permits required to have been issued or appropriate to enable all Real Property of the Borrowers or any of their respective Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those that, in the aggregate, would not have a Material Adverse Effect.

     (e) None of the Borrowers or any of their respective Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property of any Borrower or any of its Subsidiaries or any part thereof, except those that, in the aggregate, would not have a Material Adverse Effect.

     SECTION 4.20  RELATED DOCUMENTS

     (a) The execution, delivery and performance by each Loan Party of the Related Documents to which it is a party and the consummation of the Transactions by such Loan Party:

          (i) are within such Loan Party's respective corporate, limited liability company, partnership or other powers;

          (ii) have been duly authorized by all necessary corporate or other action, including the consent of stockholders where required;

          (iii) do not and will not (A) contravene or violate any Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate in any material respect any other Requirement of Law applicable to any Loan Party or any of its Subsidiaries, or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries, except for those that, in the aggregate, would not have a Material Adverse Effect or (D) result in the creation or imposition of any Lien upon any property of any Loan Party or any of its Subsidiaries other than a Lien permitted under Section 8.2 (Liens, Etc.); and

          (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those that (A) will have been obtained at the Closing Date, each of which will be in full force and effect on the Closing Date, none of which will on the Closing Date impose materially adverse conditions upon the exercise of control by Company over any of its Subsidiaries and (B) in the aggregate, if not obtained, would not have a Material Adverse Effect.

     (b) Each of the Related Documents has been or, when executed, will have been duly executed and delivered by each Loan Party party thereto and at the Closing Date will be the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms. The Transactions have been consummated or shall be consummated simultaneously with or immediately following the Closing Date, in accordance with the all applicable Requirements of Law and the Related Documents.

     (c) None of the Related Documents has been amended or modified in any respect and no provision therein has been waived, except in each case to the extent permitted by Section 8.12 (Modification of Related Documents), and each of the representations and warranties therein are true and correct in all material respects and no default or event that, with the giving of notice or lapse of time or both, would be a default has occurred thereunder.

                                    ARTICLE V

                               FINANCIAL COVENANTS

     Each Borrower agrees with the Lenders, the Issuers and the Administrative Agent to each of the following as long as any Obligation or any Revolving Credit Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

     SECTION 5.1  MAXIMUM LEVERAGE RATIO

     The Company shall maintain a Leverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, of not more than the maximum ratio set forth below opposite such Fiscal Quarter:

         FISCAL QUARTER ENDING                  MAXIMUM LEVERAGE RATIO
         ---------------------                  ----------------------
             March 31, 2005                           5.25 to 1


             June 30, 2005                            5.25 to 1


           September 30, 2005                         5.00 to 1


           December 31, 2005                          5.00 to 1


             March 31, 2006                           5.00 to 1


             June 30, 2006                            4.75 to 1


           September 30, 2006                         4.75 to 1


           December 31, 2006                          4.75 to 1


             March 31, 2007                           4.50 to 1


             June 30, 2007                            4.50 to 1


           September 30, 2007                         4.50 to 1


           December 31, 2007                          4.00 to 1


             March 31, 2008                           4.00 to 1


             June 30, 2008                            4.00 to 1


           September 30, 2008                         4.00 to 1


           December 31, 2008                          4.00 to 1

         FISCAL QUARTER ENDING                  MAXIMUM LEVERAGE RATIO
         ---------------------                  ----------------------
           March 31, 2009                           3.75 to 1


           June 30, 2009                            3.75 to 1


         September 30, 2009                         3.75 to 1


         December 31, 2009                          3.75 to 1


           March 31, 2010                           3.50 to 1


           June 30, 2010                            3.50 to 1


         September 30, 2010                         3.50 to 1


         December 31, 2010                          3.50 to 1


           March 31, 2011                           3.25 to 1


           June 30, 2011                            3.25 to 1


         September 30, 2011                         3.25 to 1


         December 31, 2011                          3.25 to 1



     SECTION 5.2  MINIMUM INTEREST COVERAGE RATIO

     The Company shall maintain an Interest Coverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for the four Fiscal Quarters ending on such day, of at least the minimum ratio set forth below opposite such Fiscal Quarter:

      FISCAL QUARTER ENDING                MINIMUM INTEREST COVERAGE
                                                     RATIO
      ---------------------                -------------------------
          March 31, 2005                           2.75 to 1


          June 30, 2005                            2.75 to 1


        September 30, 2005                         2.75 to 1


        December 31, 2005                          2.75 to 1


          March 31, 2006                           3.00 to 1


          June 30, 2006                            3.00 to 1


        September 30, 2006                         3.00 to 1


        December 31, 2006                          3.00 to 1


          March 31, 2007                           3.25 to 1


          June 30, 2007                            3.25 to 1


        September 30, 2007                         3.25 to 1


        December 31, 2007                          3.25 to 1


          March 31, 2008                           3.25 to 1


          June 30, 2008                            3.25 to 1


        September 30, 2008                         3.50 to 1


        December 31, 2008                          3.50 to 1


          March 31, 2009                           3.50 to 1


          June 30, 2009                            3.50 to 1


        September 30, 2009                         3.50 to 1


        December 31, 2009                          3.50 to 1


          March 31, 2010                           3.50 to 1


          June 30, 2010                            3.50 to 1

      FISCAL QUARTER ENDING                MINIMUM INTEREST COVERAGE
                                                     RATIO
      ---------------------                -------------------------
        September 30, 2010                         3.50 to 1


        December 31, 2010                          3.50 to 1


          March 31, 2011                           3.50 to 1


          June 30, 2011                            3.50 to 1


        September 30, 2011                         3.50 to 1


        December 31, 2011                          3.50 to 1


     SECTION 5.3 MINIMUM FIXED CHARGE COVERAGE RATIO

     The Company shall maintain a Fixed Charge Coverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for the four Fiscal Quarters ending on such day, of at least the minimum ratio set forth below opposite such Fiscal Quarter:

   FISCAL QUARTER ENDING                   MINIMUM FIXED CHARGE
                                              COVERAGE RATIO
   ---------------------                   --------------------
       March 31, 2005                           1.20 to 1


       June 30, 2005                            1.20 to 1


     September 30, 2005                         1.20 to 1


     December 31, 2005                          1.20 to 1


       March 31, 2006                           1.25 to 1


       June 30, 2006                            1.25 to 1


     September 30, 2006                         1.25 to 1


     December 31, 2006                          1.25 to 1


       March 31, 2007                           1.25 to 1


       June 30, 2007                            1.25 to 1


     September 30, 2007                         1.25 to 1


     December 31, 2007                          1.25 to 1


       March 31, 2008                           1.25 to 1


       June 30, 2008                            1.25 to 1


     September 30, 2008                         1.25 to 1


     December 31, 2008                          1.25 to 1


       March 31, 2009                           1.25 to 1


       June 30, 2009                            1.25 to 1


     September 30, 2009                         1.25 to 1


     December 31, 2009                          1.35 to 1


       March 31, 2010                           1.35 to 1


       June 30, 2010                            1.35 to 1


     September 30, 2010                         1.35 to 1


     December 31, 2010                          1.35 to 1


       March 31, 2011                           1.35 to 1


       June 30, 2011                            1.35 to 1


     September 30, 2011                         1.35 to 1


     December 31, 2011                          1.35 to 1

                                   ARTICLE VI

                               REPORTING COVENANTS

     Each Borrower agrees with the Lenders, the Issuers and the Administrative Agent to each of the following, as long as any Obligation or any Revolving Credit Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

     SECTION 6.1   FINANCIAL STATEMENTS

     The Company shall furnish to the Administrative Agent (with sufficient copies for each of the Lenders) each of the following:

     (a) Quarterly Reports. Within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, financial information regarding the Company and its Subsidiaries consisting of Consolidated and consolidating unaudited balance sheets as of the close of such quarter and the related statements of income, stockholders' equity and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year, in each case certified by a Responsible Officer of the Company as fairly presenting the Consolidated and consolidating financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

     (b) Annual Reports. Within 90 days after the end of each Fiscal Year, financial information regarding the Company and its Subsidiaries consisting of Consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such year and related statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such Consolidated Financial Statements, without qualification as to the scope of the audit or as to the Company being a going concern by the Company's Accountants, together with the report of such accounting firm stating that (i) such Financial Statements fairly present the Consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Company's Accountants shall concur and that shall have been disclosed in the notes to the Financial Statements) and (ii) the examination by the Company's Accountants in connection with such Consolidated Financial Statements has been made in accordance with generally accepted auditing standards, and (to the extent permitted by generally accepted auditing and professional standards) accompanied by a certificate stating that, in the course of such examination, such accounting firm has obtained no knowledge that a Default or Event of Default under Article V has occurred and is continuing, or, if in the opinion of such accounting firm, such Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

     (c) Compliance Certificate. Together with each delivery of any Financial Statement pursuant to clause (a) or (b) above, a certificate of a Responsible Officer of the Company (each, a "Compliance Certificate") (i) showing in reasonable detail the calculations used in determining the Leverage Ratio (for purposes of determining the Applicable Margin and the Applicable Unused Commitment Fee Rate) and demonstrating compliance with each of the financial covenants contained in Article V (Financial Covenants) that is tested on a quarterly basis and (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action that the Company proposes to take with respect thereto.

     (d) Corporate Chart and Other Collateral Updates. Together with each delivery of any Financial Statement pursuant to clause (a) or (b) above, a certificate of a Responsible Officer of the Company certifying that the Corporate Chart attached thereto (or the last Corporate Chart delivered pursuant to this clause (d)) is true, correct, complete and current as of the date of such Financial Statement. The reporting requirements set forth in this clause
(d) are in addition to, and are not intended to and shall not replace or otherwise modify, any obligation of any Loan Party under any Loan Document (including other notice or reporting requirements). Compliance with the reporting obligations in this clause (d) shall only provide notice to the Administrative Agent and shall not, by itself, modify any obligation of any Loan Party under any Loan Document, update any Schedule to this Agreement or any schedule to any other Loan Document or cure, or otherwise modify in any way, any failure to comply with any covenant, or any breach of any representation or warranty, contained in any Loan Document or any other Default or Event of Default.

     (e) Projections. Not later than the last Business Day of February of each Fiscal Year, and containing substantially the types of financial information contained in the Projections, (i) financial forecasts prepared by management of the Company for each Fiscal Quarter in such Fiscal Year and (ii) financial forecasts prepared by management of the Company for each of the succeeding Fiscal Years through the Fiscal Year in which the Term Loan Maturity Date is scheduled to occur, including, in each instance described in clauses (i) and
(ii) above, (x) a projected year-end Consolidated balance sheet and income statement and statement of cash flows and (y) a statement of all of the material assumptions on which such forecasts are based.

     (f) Management Letters, Etc. Copies of each management letter, exception report or similar letter or report received by such Loan Party from its independent certified public accountants (including the Company's Accountants)
(i) in the case of any such letter or report reflecting a significant deficiency or a material weakness in internal control over financial reporting, within ten Business Days after receipt thereof by any Loan Party, and (ii) in the case of all other such letters or reports, within ten Business Days after receipt thereof by a Responsible Officer of the Company.

     (g) Intercompany Loan Balances. Together with each delivery of any Financial Statement pursuant to clause (a), a summary of the outstanding balance of all Pledged Intercompany Notes, as of the last day of the Fiscal Quarter covered by such Financial Statement, certified by a Responsible Officer of the Company.

     SECTION 6.2   DEFAULT NOTICES

     As soon as practicable, and in any event within five Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default, Event of Default or other event having had a Material Adverse Effect or having any reasonable likelihood of causing or resulting in a Material Adverse Change, the Company shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

     SECTION 6.3   LITIGATION

     Promptly after the commencement thereof, the Company shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any U.S. or non-U.S. Governmental Authority or arbitrator affecting the Borrowers or any of their respective Subsidiaries that (i) seeks injunctive or similar relief or (ii) in the reasonable judgment of the Borrowers or such Subsidiary, expose the Borrowers or such Subsidiary to liability in an amount aggregating the Dollar Equivalent of $15,000,000 or more or that, if adversely determined, would have a Material Adverse Effect.

     SECTION 6.4   ASSET SALES

     Prior to any Asset Sale, the Net Cash Proceeds of which (or the Dollar Equivalent thereof) are anticipated to exceed $20,000,000 the Company shall send the Administrative Agent a notice (a) describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by the Company or any of its Subsidiaries.

     SECTION 6.5   NOTICES UNDER RELATED DOCUMENTS

     Promptly after the sending or filing thereof, the Company shall send the Administrative Agent copies of all material notices, certificates or reports delivered pursuant to, or in connection with, any Related Document.

     SECTION 6.6   SEC FILINGS

     Promptly after the sending or filing thereof, the Company shall send the Administrative Agent copies of (a) all reports that Company sends to its security holders generally and (b) all reports and registration statements that Company or any of its Subsidiaries files with the Securities and Exchange Commission or any U.S. or non-U.S. securities regulatory authority or securities exchange or the National Association of Securities Dealers, Inc.

     SECTION 6.7   LABOR RELATIONS

     Promptly after becoming aware of the same, the Company shall give the Administrative Agent written notice of (a) any material labor dispute to which the Company or any of its Subsidiaries is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person's plants and other facilities, and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any such Person.

     SECTION 6.8   INSURANCE

     As soon as is practicable and in any event within 90 days after the end of each Fiscal Year, the Company shall furnish the Administrative Agent (in sufficient copies for each of the Lenders) with (a) a report in form and substance satisfactory to the Administrative Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by the Company or any Subsidiary of the Company and the duration of such coverage and
(b) an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid and confirming, with respect to any insurance maintained by any of the

Borrowers or any Loan Party, that the Administrative Agent has been named as loss payee or additional insured, as applicable.

     SECTION 6.9   ERISA MATTERS

     The Company shall furnish the Administrative Agent (with sufficient copies for each of the Lenders) each of the following:

     (a) promptly and in any event within 30 days after the Company, any Subsidiary of the Company or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, written notice describing such event;

     (b) promptly and in any event within 10 days after the Company, any Subsidiary of the Company or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of the Company describing such ERISA Event or waiver request and the action, if any, the Company, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto; and

     (c) simultaneously with the date that the Company, any Subsidiary of the Company or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

     SECTION 6.10   ENVIRONMENTAL MATTERS

     The Company shall provide the Administrative Agent promptly and in any event within 10 days of the Company or any Subsidiary of the Company learning of any of the following, written notice of each of the following:

     (a) that the Company or any of its Subsidiaries is or may be liable to any Person as a result of a Release or threatened Release that could reasonably be expected to subject such Loan Party to Environmental Liabilities and Costs the Dollar Equivalent of which individually or in the aggregate with other Releases shall exceed $25,000,000;

     (b) the receipt by the Company or any of its Subsidiaries of notification that any real or personal property of such Loan Party is or is reasonably likely to be subject to any Environmental Lien;

     (c) the receipt by the Company or any of its Subsidiaries of any notice of violation of or potential liability under, or knowledge by such Person that there exists a condition that could reasonably be expected to result in a violation of or liability under, any Environmental Law, except for violations and liabilities the consequence of which, in the aggregate, would not be reasonably likely to subject the Company and its Subsidiaries collectively to Environmental Liabilities and Costs the Dollar Equivalent of which individually or in the aggregate with other violations or liabilities shall exceed $25,000,000;

     (d) the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, that, in the aggregate, if adversely determined, would have a reasonable likelihood of subjecting the Company and its Subsidiaries collectively to Environmental Liabilities and Costs the Dollar Equivalent of which individually or in the aggregate with other proceedings or investigations shall exceed $25,000,000;

     (e) any proposed acquisition of stock, assets or real estate, any proposed leasing of property or any other action by any Loan Party or any of its Subsidiaries other than those the consequences of which, in the aggregate, do not have a reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs the Dollar Equivalent of which shall exceed $25,000,000;

     (f) any proposed action by any Loan Party or any of its Subsidiaries or any proposed change in Environmental Laws that, in the aggregate, have a reasonable likelihood of requiring the Loan Parties or any of their respective Subsidiaries to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that, in the aggregate, would have cost the Dollar Equivalent of $25,000,000 or more or that shall subject the Loan Parties or any of their respective Subsidiaries to additional Environmental Liabilities and Costs the Dollar Equivalent of which shall exceed $25,000,000, and

     (g) upon written request by any Lender through the Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement.

     SECTION 6.11   OTHER INFORMATION

     The Borrowers shall provide the Administrative Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Company or any Subsidiary of the Company as the Administrative Agent or such Lender through the Administrative Agent may from time to time reasonably request.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

     Each Borrower agrees with the Lenders, the Issuers and the Administrative Agent to each of the following, as long as any Obligation or any Revolving Credit Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

     SECTION 7.1   PRESERVATION OF CORPORATE EXISTENCE, ETC.

     Each Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its legal existence, rights (charter and statutory) and franchises, except as permitted by Sections 8.4 (Sale of Assets) and 8.7 (Restriction on Fundamental Changes; Permitted Acquisitions).

     SECTION 7.2   COMPLIANCE WITH LAWS, ETC.

     Each Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not, in the aggregate, have a Material Adverse Effect.

     SECTION 7.3   CONDUCT OF BUSINESS

     Each Borrower shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course consistent with past practice and
(b) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with each Borrower or any of its Subsidiaries, except in each case where the failure to comply with the covenants in each of clauses (a) and (b) above would not, in the aggregate, have a Material Adverse Effect.

     SECTION 7.4   PAYMENT OF TAXES, ETC.

     Each Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of such Borrower or the appropriate Subsidiary in conformity with GAAP.

     SECTION 7.5   MAINTENANCE OF INSURANCE

     Each Borrower shall (a) maintain for, itself, and each Borrower shall cause to be maintained for each of its Subsidiaries, insurance (including flood insurance) with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower or such Subsidiary operates and, in any event, all insurance required by any Collateral Document and (b) cause all such insurance policies relating to any Loan Party to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Administrative Agent.

     SECTION 7.6   ACCESS

     Each Borrower shall, and shall cause each of its Subsidiaries to, from time to time permit the Administrative Agent and the Lenders, or any agents or representatives thereof (at reasonable intervals, during normal business hours and within five Business Days after written notification of the same to a Responsible Officer of such Borrower, except that, during the continuance of an Event of Default, none of such restrictions shall be applicable) to (a) examine and make copies of and abstracts from the records and books of account of such Borrower and each Subsidiary of such Borrower, (b) visit the properties of such Borrower and each Subsidiary of such Borrower and (c) discuss the affairs, finances and accounts of such Borrower and each Subsidiary of such Borrower with any of their respective officers or directors. Each Borrower shall authorize its certified public accountants (including the Company's Accountants) to communicate directly with the Administrative Agent, Lenders or any agents or representatives thereof and disclose to the Administrative Agent or any Lender any and all financial statements and other information of any kind, as the Administrative Agent or any Lender reasonably requests and that such accountants may have with respect to the business, financial condition, results of operations or other affairs of such Borrower or any such Subsidiaries.

     SECTION 7.7   KEEPING OF BOOKS

     Each Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of such Borrower and each such Subsidiary.

     SECTION 7.8   MAINTENANCE OF PROPERTIES, ETC.

     Each Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve (a) in good working order and condition all of its properties necessary in the conduct of its business, (b) all rights, permits, licenses, approvals and privileges (including all Permits) used or useful or necessary in the conduct of its business and (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business, except where failure to so maintain and preserve the items set forth in clauses (a), (b) and
(c) above would not, in the aggregate, have a Material Adverse Effect.

     SECTION 7.9   APPLICATION OF PROCEEDS

     The Borrowers (and, to the extent distributed to them by any Borrower, each of its Subsidiaries) shall use the entire amount of the proceeds of the Loans as provided in Section 4.13 (Use of Proceeds).

     SECTION 7.10   ENVIRONMENTAL

     Each Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with Environmental Laws and, without limiting the foregoing, any Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of resulting in such Borrower or any Subsidiary of such Borrower incurring Environmental Liabilities and Costs the Dollar Equivalent of which shall exceed $25,000,000 in the aggregate, take such Remedial Action and undertake such investigation or other action as required by Environmental Laws or any Governmental Authority or as is appropriate and consistent with good business practice to address the Release or event and otherwise ensure compliance in all material respects with Environmental Laws.

     SECTION 7.11   ADDITIONAL COLLATERAL AND GUARANTIES

     To the extent not delivered to the Administrative Agent on or before the Closing Date (including in respect of after-acquired property and Persons that become Wholly-Owned Subsidiaries of any Loan Party after the Closing Date), each Borrower agrees promptly to do, or cause each of its Subsidiaries to do, each of the following, unless otherwise agreed by the Administrative Agent in its reasonable discretion:

     (a) subject to applicable Requirements of Law, execute and deliver to the Administrative Agent such amendments to the Collateral Documents as the Administrative Agent deems necessary or reasonably advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the assets, Stock and Stock Equivalents, Intercompany Notes and other debt Securities of any Wholly-Owned Subsidiary that are owned by the Company or any of its Subsidiaries and requested to be pledged by the Administrative Agent;

     (b) deliver to the Administrative Agent the certificates (if any) or instruments representing such Stock and Stock Equivalents, Intercompany Notes and other debt Securities, together with (i) in the case of such certificated Stock and Stock Equivalents, undated stock powers endorsed in blank and (ii) in the case of such Intercompany Notes and certificated debt Securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of the Company or such Subsidiary, as the case may be;

     (c) subject to applicable Requirements of Law, in the case of any new Wholly-Owned Subsidiary, cause such new Subsidiary (i) to become a party to a Guaranty and the applicable Collateral Documents or enter into new Collateral Documents and (ii) to take such other actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected security interest in the Collateral described in such Collateral Documents with respect to such new Subsidiary, including the filing of UCC financing statements (or the applicable equivalent) in such jurisdictions as may be required by the Collateral Documents or by any Requirement of Law or as may be reasonably requested by the Administrative Agent;

     (d) to take such other actions necessary or, in the reasonable judgment of the Administrative Agent, advisable to ensure the validity or continuing validity of the guaranties or to create, maintain or perfect the security interest required to be granted pursuant to clause (a), (b) or (c) above, including the filing of UCC financing statements (or the applicable equivalent) in such jurisdictions and, in the case of Real Property, title insurance, surveys and such other supporting documentation as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agent; and

     (e) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

     SECTION 7.12   CONTROL ACCOUNTS, APPROVED DEPOSIT ACCOUNTS

     (a) Each Borrower shall, and shall cause each Loan Party, to (i) deposit all cash in an Approved Deposit Account or such other account subject to a first priority perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties, (ii) not establish or maintain any Securities Account that is not a Control Account or such other account subject to a first priority perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties and (iii) not establish or maintain any Deposit Account other than with a Deposit Account Bank; provided, however, that each Borrower and each of its Subsidiaries may (A) maintain payroll, withholding tax and other fiduciary accounts, (B) maintain accounts with the Administrative Agent and (C) maintain other accounts as long as the aggregate balance in all such accounts does not exceed the Dollar Equivalent of $50,000,000.

     (b) The Administrative Agent may establish one or more Cash Collateral Accounts with such depositaries and Securities Intermediaries as it in its sole discretion shall determine. The Company agrees that each such Cash Collateral Account shall meet the requirements set forth in the definition of "Cash Collateral Account". Without limiting the foregoing, funds on deposit in any Cash Collateral Account may be invested (but the Administrative Agent shall be under no obligation to make any such investment) in Cash Equivalents at the direction of the Administrative Agent and, except during the continuance of an Event of Default, the Administrative Agent agrees with the Company to issue Entitlement Orders for such investments in Cash Equivalents as requested by the Company; provided, however, that the Administrative Agent shall not have any responsibility for, or bear any risk of loss of, any such investment or income thereon. None of the Borrowers, any Subsidiary of any Borrower or any other Loan Party or Person claiming on behalf of or through the Borrowers, any Subsidiary of any Borrower or any other Loan Party shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the termination of all outstanding Letters of Credit and the payment in full of all then outstanding and payable monetary Obligations. The Administrative Agent shall apply all funds on deposit in a Cash Collateral Account as provided in
Section 2.9 (Mandatory Prepayments).

     SECTION 7.13   REAL PROPERTY

     (a) At least 10 days prior to (i) entering into any Lease (other than a renewal of an existing Lease) for the principal place of business and chief executive office of any Borrower or any other Guarantor or any other Lease (including any renewal) in which the Dollar Equivalent of the annual rental payments are anticipated to equal or exceed $10,000,000 or (ii) acquiring any material owned Real Property, such Borrower shall, and shall cause such Guarantor to, provide the Administrative Agent written notice thereof.

     (b) To the extent not previously delivered to the Administrative Agent, upon written request of the Administrative Agent, the Company shall, and shall cause each Subsidiary Guarantor to, execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, promptly and in any event not later than 45 days after receipt of such notice (or, if such notice is given by the Administrative Agent prior to the acquisition of such Real Property or Lease, immediately upon such acquisition), a mortgage (or similar security document) on any Real Property or Lease of the Company or such Subsidiary Guarantor, together with, if requested by the Administrative Agent, all Collateral Documents (including any supporting documentation) deemed by the Administrative Agent to be appropriate in the applicable jurisdiction to obtain the equivalent in such jurisdiction of a first-priority Lien on such Real Property or Lease.

     SECTION 7.14   INTEREST RATE CONTRACTS

     In the event the obligations under the Seller Note (or, if funded, the Senior Unsecured Facility) have not been repaid in full 180 days after the Closing Date, the Company shall enter into an Interest Rate Contract or Contracts, on terms and with counterparties satisfactory to the Administrative Agent to provide protection against interest rates on Indebtedness bearing floating interest rates for a period of three years with respect to a notional amount equal to at least 45% of the aggregate total Indebtedness of the Borrowers.

     SECTION 7.15   POST-CLOSING COVENANTS

     The Borrowers shall comply with the terms and conditions set forth on
Schedule 7.15 (Post-Closing Covenants); provided, however, that, except for the items set forth in Paragraphs 1 through 6, the period set forth in such Schedule may be extended (a) once by the Administrative Agent, in its sole discretion, by up to 30 days and (b) thereafter, once by 90 days upon written request by the Company to the Administrative Agent; provided, however, that, in the case of clause (b), the Applicable Margin shall be immediately increased by 0.50% per annum upon such extension until the first day following the completion, in form and substance satisfactory to the Administrative Agent, of all of the covenants set forth on such Schedule.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

     Each Borrower agrees with the Lenders, the Issuers and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

     SECTION 8.1   INDEBTEDNESS

     None of the Borrowers shall, nor shall they permit any of their respective Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except for the following:

     (a) the Secured Obligations (other than in respect of Hedging Contracts not permitted to be incurred pursuant to clause (i) below) and Guaranty Obligations in respect thereto;

     (b) Indebtedness of the Company incurred in connection with the Spin-Off under (i) the Seller Note, (ii) any refinancing of the Seller Note with proceeds of the Senior Unsecured Facility or the Senior Notes and (iii) any refinancing of the Senior Unsecured Facility with proceeds of the Senior Notes; provided, however, that the Dollar Equivalent of the aggregate principal amount of Indebtedness permitted pursuant to this clause (b) shall not exceed $1,400,000,000 at any time;

     (c) Indebtedness existing on the date of this Agreement and disclosed on
Schedule 8.1 (Existing Indebtedness);

     (d) Guaranty Obligations incurred by any Loan Party in respect of Indebtedness of any other Loan Party that is otherwise permitted by this Section 8.1;

     (e) Capital Lease Obligations and purchase money Indebtedness incurred by the Borrowers or any of their respective Subsidiaries to finance the acquisition of fixed assets; provided, however, that the Dollar Equivalent of the aggregate outstanding principal amount of all such Capital Lease Obligations and purchase money Indebtedness, together with all Permitted Refinancings thereof, shall not exceed $100,000,000 at any time;

     (f) a sale and leaseback transaction permitted pursuant to Section 8.16(b)(ii) (Operating Leases; Sale/Leasebacks) to the extent such transaction would constitute Indebtedness;

     (g) Indebtedness arising from intercompany loans among the Company and its Subsidiaries permitted under Section 8.3 (Investments);

     (h) (i) Indebtedness arising under any performance or surety bond or any bond related to worker's compensation entered into in the ordinary course of business and (ii) Indebtedness arising under appeal bonds in connection with judgments which, in the absence of such appeal bonds, could not reasonably be expected to result in a Default or an Event of Default;

     (i) Obligations under Interest Rate Contracts mandated by Section 7.14 (Interest Rate Contracts) and other Hedging Contracts unless prohibited under
Section 8.17 (No Speculative Transactions).

     (j) unsecured Indebtedness not otherwise permitted under this Section 8.1 of (i) the Loan Parties (other than the German Borrower) and (ii) the Subsidiaries of the Company that are not Loan Parties; provided, however, that the Dollar Equivalent of the aggregate outstanding principal amount of all such unsecured Indebtedness permitted (x) pursuant to this clause (j) shall not exceed $100,000,000 at any time and (y) pursuant to subclause (ii) above shall not exceed $50,000,000 at any time

     (k) unsecured Indebtedness of the Company and the U.S. Borrower; provided, however, that (i) on the date of the incurrence of such Indebtedness, the Company shall be in pro forma compliance with Section 5.1 (Maximum Leverage Ratio), (ii) such Indebtedness shall be on market terms and (iii) no scheduled payment of principal on such Indebtedness shall be required prior to six months after the Term Loan Maturity Date;

     (l) Indebtedness of any Securitization Subsidiary under any Securitization Facility (i) that is without recourse to the Company or any other Subsidiary of the Company or any of their respective assets (other than pursuant to representations, warranties, covenants and indemnities customary for such transactions), (ii) the payment of principal and interest in respect of which is not guaranteed by the Company or any other Subsidiary of the Company, (iii) in respect of which the governing documentation is in form and substance reasonably satisfactory to the Administrative Agent, and (iv) that is on customary terms and conditions; provided, however, that the aggregate outstanding principal amount of the Indebtedness of the Company and its Subsidiaries under all Securitization Facilities shall not exceed the Dollar Equivalent of $300,000,000 at any time;

     (m) Indebtedness of any Person existing at the time such Person is acquired in connection with a Permitted Acquisition; provided, however, that such Indebtedness is not incurred in connection with or in contemplation of such Permitted Acquisition;

     (n) Indebtedness arising under the NKL Facility or a sale and leaseback transaction permitted pursuant to Section 8.16(b)(i) (Operating Leases; Sale/Leasebacks) to the extent such transaction would constitute Indebtedness; and

     (o) Indebtedness consisting of working capital facilities, lines of credit or cash management arrangements for Subsidiaries of the Company organized in jurisdictions outside of the United States and Canada (other than any Borrower); provided, however, that (i) in the case of NKL, the Dollar Equivalent of the aggregate principal amount of such Indebtedness outstanding at any time shall not exceed $50,000,000 and (ii) in the case of any other Subsidiary, the Dollar Equivalent of the aggregate principal amount of such Indebtedness outstanding at any time of all such Subsidiaries shall not exceed $50,000,000;

     (p) Indebtedness in respect of indemnification obligations or obligations in respect of purchase price adjustments or similar obligations incurred or assumed by Company and its Subsidiaries in connection with an Asset Sale or sale of Stock of the Company otherwise permitted under this Agreement;

     (q) guaranties in the ordinary course of business of any Person of the obligations of suppliers, customers or licensees;

     (r) Indebtedness of NKL arising under letters of credit issued in the ordinary course of business consistent with past practice; and

     (s) any Permitted Refinancing of the Indebtedness permitted by clause (b),
(c), (e), (f), (m) or (n) above.

     SECTION 8.2   LIENS, ETC.

     None of the Borrowers shall, nor shall they permit any of their respective Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of their respective properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for the following:

     (a) Liens created pursuant to the Loan Documents;

     (b) Liens existing on the date of this Agreement and disclosed on Schedule
8.2 (Existing Liens);

     (c) Customary Permitted Liens on the assets of the Borrowers and the Borrowers' Subsidiaries;

     (d) purchase money Liens granted by the Borrowers or any of their respective Subsidiaries (including the interest of a lessor under a Capital Lease and purchase money Liens to which any property is subject at the time, on or after the date hereof, of any Borrower's or such Subsidiary's acquisition thereof) securing Indebtedness permitted under Section 8.1(e) (Indebtedness) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;

     (e) Liens in favor of lessors securing operating leases or, to the extent such transactions create a Lien hereunder, sale and leaseback transactions, in each case to the extent such operating leases or sale and leaseback transactions are permitted hereunder;

     (f) Liens on assets that are acquired in connection with a Permitted Acquisition; provided, however, that any such Lien is not incurred in connection with Indebtedness incurred in contemplation of such Permitted Acquisition;

     (g) Liens granted in connection with Indebtedness permitted under Section 8.1(l) and limited in each case to the Securitization Assets transferred or assigned pursuant to the related Securitization Facility;

     (h) Liens securing Indebtedness of Subsidiaries of the Company permitted under Section 8.1(o); provided, however, that the Dollar Equivalent of the aggregate principal amount of such Indebtedness that may be secured by Liens pursuant to this clause (h) shall not exceed $25,000,000 at any time; and

     (i) any Lien securing the Permitted Refinancing of any Indebtedness secured by any Lien permitted by clause (b), (d), (g) or (h) above or this clause (i) without any change in the assets subject to such Lien and to the extent such Permitted Refinancing is permitted by Section 8.1(s) (Indebtedness);

     (j) Liens not otherwise permitted by the foregoing clauses of this Section
8.2 securing Indebtedness or other liabilities of any Loan Party; provided, however, that the Dollar Equivalent of the aggregate principal amount of all such obligations and liabilities shall not exceed $50,000,000 at any time.

     SECTION 8.3   INVESTMENTS

     None of the Borrowers shall, nor shall they permit any of their respective Subsidiaries to make or maintain, directly or indirectly, any Investment, except for the following:

     (a) Investments existing on the date of this Agreement and disclosed on
Schedule 8.3 (Existing Investments);

     (b) Investments in cash and Cash Equivalents;

     (c) Investments in payment intangibles, chattel paper (each as defined in the UCC) and Accounts, notes receivable and similar items arising or acquired in the ordinary course of business;

     (d) Investments received in settlement of amounts due to the Borrowers or any of their respective Subsidiaries effected in the ordinary course of business;

     (e) Investments in the form of intercompany loans made by:

          (i) any U.S./Canadian Loan Party to any other U.S./Canadian Loan
     Party;

          (ii) the U.S. Borrower, the Canadian Borrower or the Swiss Borrower to any other Loan Party (other than another Borrower) in the ordinary course of business; provided, however, that such intercompany loan shall be evidenced by an Intercompany Note that is a Pledged Secured Intercompany Note;

          (iii) the U.S. Borrower, the Canadian Borrower or the Swiss Borrower to a Subsidiary of the Company that is not a Loan Party in the ordinary course of business; provided, however, that (A) such intercompany loan shall be evidenced by a

     Pledged Intercompany Note and (B) the aggregate principal amount of all such loans outstanding at any time pursuant to this clause (iii) shall not exceed $75,000,000;

          (iv) the Canadian Borrower to the German Borrower; provided, however, that (A) such intercompany loan shall be (1) made from the proceeds of the Canadian Dollar Loans and (2) evidenced by a Pledged Secured Intercompany Note and (B) the aggregate principal amount of all such loans outstanding at any time pursuant to this clause (iv) shall not exceed $50,000,000;

          (v) any Subsidiary of the Company that is not a Loan Party to any Loan Party (other than the German Borrower) or to another Subsidiary of the Company that is not a Loan Party; or

          (vi) the Company or any Subsidiary of the Company to another Subsidiary of the Company; provided, however, that each such intercompany loan shall not be outstanding for more than five Business Days and the Dollar Equivalent of the aggregate principal amount of all such loans outstanding at any time pursuant to this clause (vi) shall not exceed $10,000,000;

     (f) loans or advances to employees of the Borrowers or any of their respective Subsidiaries in the ordinary course of business other than any loans or advances that would be in violation of Section 402 of the Sarbanes-Oxley Act; provided, however, that the Dollar Equivalent of the aggregate principal amount of all loans and advances permitted pursuant to this clause (f) shall not exceed $15,000,000 at any time;

     (g) Guaranty Obligations permitted by Section 8.1 (Indebtedness); and

     (h) Investments in Norf GmbH for purposes of making Capital Expenditures in an aggregate amount not to exceed $10,000,000 during any Fiscal Year;

     (i) Investments (A) made by any Loan Party in connection with a Permitted Acquisition, (B) in promissory notes or other assets received in consideration from Asset Sales permitted under Section 8.4(i) (Sale of Assets) and (C) in Securitization Subsidiaries in connection with Securitization Facilities;

     (j) Investments constituting Post-Closing Spin-off Transactions; provided, however, that the Borrowers comply with the provisions of Section 7.11 (Additional Collateral and Guaranties) and Section 7.13 (Real Property) in connection therewith and that no Event of Default has occurred and is continuing at the time such Investment is made or would result therefrom; and

     (k) Investments not otherwise permitted hereby, including other Investments in any Subsidiary of the Company or any other Permitted Joint Venture; provided, however, that (i) the Dollar Equivalent of the aggregate outstanding amount of all such Investments (less any dividends or distributions or repayment of principal received in respect thereof) shall not exceed $50,000,000 at any time and (ii) in the case of Investments in the form of intercompany loans, each such loan shall be (A) to the extent required under clause (e)(ii) or clause (e)(iv) above, evidenced by a Pledged Secured Intercompany Note, (B) to the extent required under clause (e)(iii) above, evidenced by a Pledged Intercompany Note and (C) to the extent required under clause (e)(iv) above, made from the proceeds of the Canadian Dollar Loans.

     SECTION 8.4   SALE OF ASSETS

     None of the Borrowers shall, nor shall they permit any of their respective Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of, any of their respective assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of their respective assets or, issue or sell any shares of their Stock or any Stock Equivalents (any such disposition, other than any Equity Issuance of the Company's Stock, being an "Asset Sale"), except for the following:

     (a) the sale or disposition of Cash Equivalents or Inventory, in each case in the ordinary course of business;

     (b) the sale or disposition of Equipment that has become obsolete or is replaced in the ordinary course of business;

     (c) (i) a true lease or sublease of Real Property not constituting Indebtedness and not constituting a sale and leaseback transaction as permitted under Section 8.16(a) (Operating Leases; Sale/Leasebacks) and (ii) a sale of assets pursuant to a sale and leaseback transaction as permitted under Section 8.16(b)(ii) (Operating Leases; Sale/Leasebacks);

     (d) assignments and licenses of intellectual property of any Borrower and its Subsidiaries in the ordinary course of business;

     (e) any Asset Sale in the ordinary course of business (i) by and among the Loan Parties and (ii) by and among Subsidiaries of the Company that are not Loan Parties;

     (f) sales, transfers and other dispositions of Receivables and Related Security to a Securitization Subsidiary for the Fair Market Value thereof and all sales, transfers or other dispositions of Securitization Assets by a Securitization Subsidiary under, and pursuant to, a related Securitization Facility;

     (g) any Asset Sale pursuant to any Post-Closing Spin-off Transaction; and

     (h) a sale of assets pursuant to a sale and leaseback transaction as permitted under Section 8.16(b)(i) (Operating Leases; Sale/Leasebacks);

     (i) as long as no Default or Event of Default is continuing or would result therefrom, any other Asset Sale for Fair Market Value, with at least 80% of the consideration received for all such Asset Sales payable in cash upon such sale; provided, however, that with respect to any such Asset Sale pursuant to this clause (i), (x) the Dollar Equivalent of the aggregate consideration received during any Fiscal Year for all such Asset Sales shall not exceed $100,000,000 and (y) an amount equal to all Net Cash Proceeds of such Asset Sale are applied to the payment of the Obligations as set forth in, and to the extent required by, Section 2.9 (Mandatory Prepayments).

     SECTION 8.5   RESTRICTED PAYMENTS

     The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, except for the following:

     (a) (i) in the case of any Wholly-Owned Subsidiary of any Borrower, Restricted Payments by such Subsidiary to such Borrower or any Guarantor and
(ii) in the case any Permitted Joint Venture, any Restricted Payment made simultaneously by such Subsidiary to all Persons holding such Subsidiary's Stock; provided, however, that such Restricted Payments shall be on a pro rata basis based upon each such Person's ownership percentage of such Subsidiary's Stock (other than Restricted Payments of up to $13,000,000 required to be paid as a priority payment to Taihan Electric Wire Co., Ltd. under the Constituent Documents of NKL);

     (b) dividends and distributions declared and paid on the Stock of the Company and payable only in Stock (other than any Disqualified Stock) of the Company; and

     (c) cash dividends on the Stock of the Company in an aggregate amount not to exceed the following amounts paid and declared in any Fiscal Year ending after the Closing Date: (i) for the Fiscal Year ending December 31, 2005, $45,000,000 and (ii) for each Fiscal Year thereafter, 50% of the Consolidated Net Income of the Company for the previous Fiscal Year; provided, however, that the Restricted Payments described in this clause (c) shall not be permitted if a Default or Event of Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom.

     SECTION 8.6   PREPAYMENT AND CANCELLATION OF INDEBTEDNESS

     (a) None of the Borrowers shall, nor shall they permit any of their respective Subsidiaries to, cancel any claim or Indebtedness owed to any of them except in the ordinary course of business consistent with past practice.

     (b) None of the Borrowers shall, nor shall they permit any of their respective Subsidiaries to, (i) prepay, redeem, purchase, defease or otherwise satisfy ("prepay") prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness; provided, however, that any Borrower and each Subsidiary of such Borrower may
(A) prepay the Obligations in accordance with the terms of this Agreement, (B) make regularly scheduled or otherwise required repayments or redemptions of Indebtedness and (C) prepay any Indebtedness payable to such Borrower by any of its Subsidiaries; provided, further, that the German Borrower may not prepay Indebtedness under any Pledged Intercompany Note issued on the Closing Date (or pursuant to any Post-Closing Spin-Off Transaction) by such Borrower and (ii) renew, extend, refinance and refund Indebtedness, unless such renewal, extension, refinancing or refunding is permitted under Section 8.1(s) (Indebtedness).

     SECTION 8.7   RESTRICTION ON FUNDAMENTAL CHANGES; PERMITTED ACQUISITIONS

     None of the Borrowers shall, nor shall they permit any of their respective Subsidiaries to, (a) except in connection with a Permitted Acquisition or a Post-Closing Spin-off Transaction, (i) merge with any Person, (ii) consolidate with any Person, (iii) acquire all or substantially all of the Stock or Stock Equivalents of any Person or (iv) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (b) enter into any joint venture or partnership with any Person (other than a Permitted Joint Venture, the Investment in which is permitted pursuant to Section 8.3(k) (Investments) or (c) acquire or create any Subsidiary unless, after giving effect to such creation or acquisition, such Subsidiary is a Wholly-Owned Subsidiary of a Borrower, such Borrower is in compliance with Section 7.11 (Additional Collateral and Guaranties) and the Investment in such Subsidiary is permitted under Section 8.3(c) (Investments). None of the Borrowers shall permit
(a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) to acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 30% or more of the issued and outstanding Voting Stock of the Company or (b) the Company to cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of (i) the U.S. Borrower and (ii) directly or indirectly, except pursuant to an Asset Sale permitted under Section 8.4(i) (Sale of Assets) after the payment in full of all Obligations (and termination of all Commitments and other rights under the Loan Documents) of such Borrower, each other Borrower.

     SECTION 8.8   CHANGE IN NATURE OF BUSINESS

     (a) The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the date hereof, whether in connection with a Permitted Acquisition or otherwise.

     (b) Each of Novelis Europe Holdings Limited, Novelis Aluminium Holdings Company, 4260848 Canada Inc., 4260856 Canada Inc., Novelis Luxembourg Participations S.A. and France Holdco shall not engage in any business or activity other than (i) holding shares in the Stock of its Subsidiaries, (ii) paying taxes, (iii) preparing reports to Governmental Authorities and to its shareholders and (iv) holding directors and shareholders meetings, preparing corporate records and other corporate activities required to maintain its separate corporate structure.

     (c) No Securitization Subsidiary shall engage in any business or activity other than performing its obligations under the related Securitization Facility.

     SECTION 8.9   TRANSACTIONS WITH AFFILIATES

     None of the Borrowers shall, nor shall they permit any of their respective Subsidiaries to, except as otherwise expressly permitted herein, do any of the following: (a) make any Investment in an Affiliate of the Company that is not a Subsidiary of the Company, (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Company that is not a Subsidiary of the Company (other than Restricted Payments to the Company permitted under Section 8.5 (Restricted Payments)), (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Company that is not a Subsidiary of the Company, (d) repay any Indebtedness to any Affiliate of the Company that is not a Subsidiary of the Company or (e) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Company that is not a Borrower or a Guarantor (including guaranties and assumptions of obligations of any such Affiliate), except for, in the case of this clause (e), (i) transactions in the ordinary course of business on a basis no less favorable to such Borrower or, as the case may be, such Subsidiary thereof as would be obtained in a comparable arm's length transaction with a Person not an Affiliate thereof, (ii) salaries and other director or employee compensation to officers or directors of such Borrower or any of its Subsidiaries commensurate with current compensation levels, (iii) Securitization Facilities and transactions in connection therewith on a basis no less favorable to such Borrower or, as the case may be, such Subsidiary thereof as would be obtained in a comparable arm's length transaction with a Person not an Affiliate thereof and
(iv) Restricted Payments to the Company permitted under Section 8.5 (Restricted Payments).

     SECTION 8.10 LIMITATIONS ON RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS; NO NEW NEGATIVE PLEDGE

     Except pursuant to the Loan Documents and the Senior Unsecured Facility Documents, any agreements governing purchase money Indebtedness or Capital Lease Obligations permitted by Section 8.1(b), (e) or (s) (Indebtedness) (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby, or in the case of a Securitization Facility, the Securitization Assets) and any agreements governing a Securitization Facility, each Borrower shall not, and shall not permit any of its Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, such Borrower or any other Subsidiary of such Borrower or (b) enter into or suffer to exist or become effective any agreement prohibiting or limiting the ability of such Borrower or any Subsidiary of such Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement requiring any other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations.

     SECTION 8.11   MODIFICATION OF CONSTITUENT DOCUMENTS

     None of the Borrowers shall, nor shall they permit any of their respective Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except pursuant to any Post-Closing Spin-Off Transaction and for changes and amendments that do not materially affect the interests of the Administrative Agent, the Lenders and the Issuers under the Loan Documents or in the Collateral.

     SECTION 8.12   MODIFICATION OF RELATED DOCUMENTS

     None of the Borrowers shall, nor shall they permit any of their respective Subsidiaries to, (a) alter, rescind, terminate, amend, supplement, waive or otherwise modify any provision of any Related Document (except for modifications to the terms of any Indebtedness (or any indenture or agreement in connection therewith) permitted under Section 8.13 (Modification of Debt Agreements) and modifications that do not materially affect the rights and privileges of the Borrowers or any of their respective Subsidiaries under such Related Document and that do not materially affect the interests of the Secured Parties under the Loan Documents or in the Collateral) or (b) permit any breach or default to exist under any Related Document or take or fail to take any action thereunder, if to do so could reasonably be expected to have a Material Adverse Effect.

     SECTION 8.13   MODIFICATION OF DEBT AGREEMENTS

     None of the Borrowers shall, nor shall they permit any of their respective Subsidiaries to, change or amend the terms of any Related Document evidencing Indebtedness or any Subordinated Debt or any Permitted Refinancing thereof (or any indenture or agreement or other material document entered into in connection therewith) if the effect of such amendment is to (a) increase the interest rate on such Indebtedness, (b) change the dates upon which payments of principal or interest are due on such Indebtedness other than to extend such dates, (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Indebtedness, (d) change the subordination provisions of such Indebtedness if such Indebtedness is Subordinated Debt in an manner adverse to the Lenders, (e) change the redemption or prepayment provisions of such Indebtedness other than to extend the dates therefor or to reduce the premiums payable in connection therewith or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Indebtedness in a manner adverse to any Borrower, any Subsidiary of such Borrower, the Administrative Agent or any Lender.

     SECTION 8.14   ACCOUNTING CHANGES; FISCAL YEAR

     None of the Borrowers shall, nor shall they permit any of their respective Subsidiaries to, change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or (b) fiscal year.

     SECTION 8.15   MARGIN REGULATIONS

     None of the Borrowers shall, nor shall they permit any of their respective Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

     SECTION 8.16   OPERATING LEASES; SALE/LEASEBACKS

     (a) None of the Borrowers shall, nor shall they permit any of their respective Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any operating lease, unless the Dollar Equivalent of the aggregate amount of all rents paid or accrued under all such operating leases shall not exceed $25,000,000 in any Fiscal Year.

     (b) None of the Borrowers shall, nor shall they permit any of their respective Subsidiaries to, enter into any sale and leaseback transaction if, after giving effect to such sale and leaseback transaction, (i) in the case of NKL, the Dollar Equivalent of the aggregate Fair Market Value of all properties covered by sale and leaseback transactions entered into by NKL would exceed $200,000,000 and (ii) in the case of the Company or any other Subsidiary of the Company, the Dollar Equivalent of the aggregate Fair Market Value of all properties covered by sale and leaseback transactions entered into by all such Persons would exceed $100,000,000.

     SECTION 8.17   NO SPECULATIVE TRANSACTIONS

     None of the Borrowers shall, nor shall they permit any of their respective Subsidiaries to, engage in (a) any speculative transaction or (b) in any transaction involving Hedging Contracts, except for the sole purpose of hedging in the normal course of business and consistent with industry practices.

     SECTION 8.18 COMPLIANCE WITH ERISA

     None of the Borrowers shall, nor shall they permit any of their respective Subsidiaries or any ERISA Affiliate to, cause or permit to occur, ERISA Events that, in the aggregate, would, at anytime, have a Material Adverse Effect.

     SECTION 8.19  ENVIRONMENTAL

     None of the Borrowers shall, nor shall they permit any of their respective Subsidiaries to, allow a Release of any Contaminant in violation of any Environmental Law or that is reasonably likely to give rise to Environmental Liabilities and Costs; provided, however, that no Borrower shall be deemed in violation of this Section 8.19 if all Environmental Liabilities and Costs incurred or reasonably expected to be incurred by the Company and its Subsidiaries as the consequence of all such Releases shall not exceed $25,000,000 in the aggregate or otherwise have a Material Adverse Effect.

     SECTION 8.20  DESIGNATED SENIOR DEBT

     None of the Borrowers shall, nor shall they permit any of their respective Subsidiaries to, designate any other Indebtedness (other than the Obligations, Indebtedness under the Senior Unsecured Credit Agreement, the Senior Unsecured Exchange Securities or any Permitted Refinancing thereof that is not Subordinated Debt) of any Borrowers or any of its Subsidiaries as "Senior Indebtedness", "Senior Secured Financing" or "Designated Senior Indebtedness" (or any comparable term) under, and as defined in, any documentation with respect to Subordinated Debt of such Borrower or any of its Subsidiaries.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

     SECTION 9.1  EVENTS OF DEFAULT

     Each of the following events shall be an Event of Default:

     (a) any Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when the same becomes due and payable; or

     (b) any Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than one referred to in clause (a) above) and such non-payment continues for a period of three Business Days after the due date therefor; or

     (c) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

     (d) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Article V (Financial Covenants), Section 6.1 (Financial Statements), Section 6.2 (Default Notices), Section 7.1 (Preservation of Corporate Existence, Etc.), Section 7.6

(Access), Section 7.9 (Application of Proceeds), Section 7.14 (Interest Rate Contracts), Section 7.15 (Post-Closing Covenants) or Article VIII (Negative Covenants) or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

     (e) (i) any Borrower or any of Subsidiary of such Borrower shall fail to make any payment on any Indebtedness of such Borrower or any such Subsidiary (other than the Obligations) or any Guaranty Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness having a principal amount the Dollar Equivalent of which is $35,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

     (f) (i) any Borrower or any Subsidiary of such Borrower shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against any Borrower or any Subsidiary of such Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, administrator or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceedings instituted against any Borrower or any Subsidiary of such Borrower (but not instituted by or consented to by such Borrower or any Subsidiary of such Borrower) either such proceedings shall remain undismissed or unstayed for a period of 30 days or more or any action sought in such proceedings shall occur or (iii) any Borrower or any Subsidiary of such Borrower shall take any corporate action to authorize any action set forth in clauses (i) and (ii) above; or

     (g) one or more judgments or orders (or other similar process) involving, in the case of money judgments, an aggregate amount whose Dollar Equivalent exceeds $25,000,000, to the extent not covered by insurance or supported by a letter of credit or appeal bonds posted in cash, shall be rendered against one or more of the Company and its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (h) (i) one or more events described in clauses (a) through (i) of the definition of "ERISA Event" shall occur and the Dollar Equivalent of the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $25,000,000 in the aggregate or (ii) one or more events described in clause (j) of the definition of "ERISA Event" shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, together with all other ERISA Events, could reasonably be likely to have a Material Adverse Effect; or

     (i) any provision of any Loan Document after delivery thereof shall for any reason fail or cease to be valid and binding on, or enforceable against, any Loan Party party thereto, or any Loan Party shall so state in writing; or

     (j) any Collateral Document shall for any reason fail or cease to create a valid and enforceable Lien on any Collateral purported to be covered thereby or, except as permitted by the Loan Documents, such Lien shall fail or cease to be a perfected and first priority Lien, or any Loan Party shall so state in writing; or

     (k) there shall occur any Change of Control; or

     (l) any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be "Senior Indebtedness", "Senior Secured Financing" or "Designated Senior Indebtedness" (or any comparable term) under, and as defined in, any documentation with respect to subordinated Indebtedness of any Borrower or any of its Subsidiaries; or

     (m) one or more of the Borrowers and their respective Subsidiaries shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against one or more of the Borrowers and their respective Subsidiaries based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, any Borrower or any Subsidiary of such Borrower is likely to incur Environmental Liabilities and Costs whose Dollar Equivalent exceeds $25,000,000 in the aggregate that were not reflected in the Projections or the Financial Statements delivered pursuant to Section 4.4 (Financial Statements) prior to the date hereof.

     SECTION  9.2 REMEDIES

     During the continuance of any Event of Default, the Administrative Agent
(a) may, and, at the request of the Requisite Lenders, shall, by notice to the Borrowers declare that all or any portion of the Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuer to Issue any Letter of Credit shall immediately terminate and (b) may and, at the request of the Requisite Lenders, shall, by notice to the Borrowers, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that upon the occurrence of the Events of Default specified in Section 9.1(f) (Events of Default) related to any Borrower or any Significant Subsidiary, (x) the Commitments of each Lender to make Loans and the commitments of each Lender and Issuer to Issue or participate in Letters of Credit shall each automatically be terminated and (y) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers. In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

     SECTION 9.3  ACTIONS IN RESPECT OF LETTERS OF CREDIT

     At any time (i) upon the Revolving Credit Termination Date, (ii) after the Revolving Credit Termination Date when the aggregate funds on deposit in Cash Collateral Accounts shall be less than 105% of the Letter of Credit Obligations,
(iii) as may be required by Section 2.9(c) or (d) (Mandatory Prepayments), the Borrowers shall pay to the Administrative Agent in immediately available funds at the Administrative Agent's office referred to in Section 11.8 (Notices, Etc.), for deposit in a Cash Collateral Account, (x) in the case of clauses (i) and (ii) above, the amount required such that, after such payment, the aggregate funds on deposit in the Cash Collateral Accounts equals or exceeds 105% of the sum of all outstanding Letter of Credit Obligations and (y) in the case of clause (iii) above, the amount required by Section 2.9(c) or (d) (Mandatory Prepayments). The Administrative Agent may, from time to time after funds are deposited in any Cash Collateral Account, apply funds then held in such Cash Collateral Account to the payment of any amounts, in accordance with Section 2.9(c) or (d) (Mandatory Prepayments) and Section 2.13(g) (Payments and Computations), as shall have become or shall become due and payable by the Borrowers to the Issuers or Lenders in respect of the Letter of Credit Obligations. The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.

     SECTION 9.4  RESCISSION

     If at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Borrowers shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.1 (Amendments, Waivers, Etc.), then upon the written consent of the Requisite Lenders and written notice to the Borrowers, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled; provided, however, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuers to a decision that may be made at the election of the Requisite Lenders, and such provisions are not intended to benefit the Borrowers and do not give any Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                    ARTICLE X

                      THE ADMINISTRATIVE AGENT; THE AGENTS

     SECTION 10.1  AUTHORIZATION AND ACTION

     (a) Each Lender and each Issuer hereby appoints Citicorp as the Administrative Agent hereunder and each Lender and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents and, in the case of the Collateral Documents, to act as agent for the Lenders, Issuers and the other Secured Parties under such Collateral Documents. Each Lender and each Issuer hereby appoints each of Morgan Stanley Senior Funding, Inc. and UBS Securities LLC as Syndication Agents, and hereby authorizes each of them to act in their respective capacity on behalf of such Lender and such Issuer in accordance with the terms of this Agreement and the other Loan Documents.

     (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

     (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuers except to the limited extent provided in Section 2.7(b) (Evidence of Debts), and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Obligation. The Administrative Agent may perform any of its duties under any Loan Document by or through its agents or employees.

     (d) Duties of Certain Agents. Notwithstanding anything to the contrary contained in this Agreement, each of the Syndication Agents is a Lender designated as "Syndication Agent" for title purposes only and in such capacity shall have no obligations or duties whatsoever under this Agreement or any other Loan Document to any Loan Party, any Lender or any Issuer and shall have no rights separate from its rights as a Lender except as expressly provided in this Agreement. Each Arranger shall have no obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity.

     SECTION 10.2  ADMINISTRATIVE AGENT'S RELIANCE, ETC.

     None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Note as its holder until such

Note has been assigned in accordance with Section 11.2(e) (Assignments and Participations), (b) may rely on the Register to the extent set forth in Section
2.7 (Evidence of Debt), (c) may consult with legal counsel (including counsel to the Borrowers or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of any Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document,
(e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement or any other Loan Document, as to the financial condition of any Loan Party or as to the existence or possible existence of any Default or Event of Default,
(f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 10.3  POSTING OF APPROVED ELECTRONIC COMMUNICATIONS

     (a) Each of the Lenders, the Issuers and the Borrowers agree, and the Borrowers shall cause each Subsidiary Guarantor to agree, that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders and Issuers by posting such Approved Electronic Communications on IntraLinks(TM) or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the "Approved Electronic Platform").

     (b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuers and the Borrowers acknowledges and agrees, and the Borrowers shall cause each Subsidiary Guarantor to acknowledge and agree, that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders, the Issuers and the Borrowers hereby approves, and the Borrowers shall cause each Subsidiary Guarantor to approve, distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes, and the Borrowers shall cause each Subsidiary Guarantor to understand and assume, the risks of such distribution.

     (c) The Approved Electronic Communications and the Approved Electronic Platform are provided "as is" and "as available". None of the Administrative Agent or any of its Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (the "Agent Affiliates") warrant the accuracy, adequacy or completeness of the Approved Electronic Communications and the Approved Electronic Platform and each expressly disclaims liability for errors or omissions in the Approved Electronic Communications and the Approved Electronic Platform. No warranty of any kind, express, implied or statutory (including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects) is made by the Agent Affiliates in connection with the approved electronic communications or the approved electronic platform.

     (d) Each of the Lenders, the Issuers, and the Borrowers agrees, and the Borrowers shall cause each Subsidiary Guarantor to agree, that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent's generally-applicable document retention procedures and policies.

     SECTION 10.4  THE AGENT AS LENDERS

     With respect to its Ratable Portion, each Agent that is a Lender shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Revolving Credit Lenders", "Term Loan Lenders", "Requisite Lenders" and any similar terms shall, unless the context clearly otherwise indicates, include, without limitation, each Agent in its individual capacity as a Lender, a Revolving Credit Lender, Term Loan Lender or as one of the Requisite Lenders. Each Agent and each of its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, any Loan Party as if such Agent were not acting as Agent.

     SECTION 10.5  LENDER CREDIT DECISION

     Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon any Agent or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrowers and each other Loan Party in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it shall, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

     SECTION 10.6  INDEMNIFICATION

     Each Lender agrees to indemnify each Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrowers), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, such Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by such Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's or such Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrowers or another Loan Party.

     SECTION 10.7  SUCCESSOR ADMINISTRATIVE AGENT

     The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrowers (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent's resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Article X as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. Either Syndication Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation no additional Syndication Agent shall be appointed.

     SECTION 10.8  CONCERNING THE COLLATERAL AND THE COLLATERAL DOCUMENTS

     (a) Each Lender and each Issuer agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, Issuers and other Secured Parties. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuers with respect to all payments and collections arising in connection herewith and with the Collateral Documents, (ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Company or any of its Subsidiaries, (iii) act as collateral agent for the Lenders, the Issuers and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender and Issuer to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuers for purposes of the perfection of all security interests and Liens with respect to the Collateral, including any Deposit Accounts maintained by a Loan Party with, and cash and Cash Equivalents held by, such Lender or such Issuer, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders, the Issuers and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

     (b) Each of the Lenders and the Issuers hereby consents to the release and hereby directs, in accordance with the terms hereof, the Administrative Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by the Administrative Agent for the benefit of the Lenders and the issuers against any of the following:

          (i) all of the Collateral and all Loan Parties, upon termination of the Commitments and payment and satisfaction in full of all Loans, all Reimbursement Obligations and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations, with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case in the appropriate currency, on terms and in an amount satisfactory to the Administrative Agent and the applicable Issuers);

          (ii) any assets that are subject to a Lien permitted by Section 8.2(d) or (e) (Liens, Etc.); and

          (iii) any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver of or consent to a transaction otherwise prohibited by this Agreement).

Each of the Lenders and the Issuers hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.8 promptly upon the effectiveness of any such release.

     SECTION  10.9 RELEASE

     Each Lender and each Issuer hereby releases the Administrative Agent acting on its behalf pursuant to the terms of this Agreement or any other Loan Document from the restrictions of Section 181 of the German Civil Code (Burgerliches Gesetzbuch) (restriction on self-dealing).

     SECTION 10.10 DECLARATION OF TRUST (TREUHAND) AND APPOINTMENT AS ADMINISTRATOR

     (a) The Administrative Agent shall: (i) hold any Lien or security interest which is governed by German law and is assigned (Sicherungseigentum/Sicherungsabtretung) or otherwise transferred to it under a non-accessory security right (nicht akzessorische Sicherheit) pursuant to any of the Collateral Documents or otherwise for the purpose of securing any of the Obligations secured thereunder as trustee (Treuhander) for the benefit of the Lenders and Issuers; and (ii) administer any Lien or security interest (if any) which is pledged (Verpfandung) or otherwise transferred under an accessory security right (akzessorische Sicherheit) to it and/or the Lenders and Issuers pursuant to any of the Collateral Documents or otherwise for the purpose of securing any of the Obligations secured thereunder and each Lender and Issuer authorizes the Administrative Agent to accept as its representative (Stellvertreter) any pledge or other creation of any other accessory right made to such Lender, and shall act in relation to the Lien and security interests in accordance with the terms and subject to the conditions of this Agreement and the other Loan Documents. Each Lender hereby ratifies and approves all acts done by the Collateral Agent on such Lender Party's behalf.

     (b) It is hereby agreed that, in relation to any jurisdiction the courts of which would not recognize or give effect to the trust (Treuhand) expressed to be created by this Section 10.10, the relationship of the Lender to the Administrative Agent in relation to any Lien or security interest governed by German law shall be construed as one of principal and agent but, to the extent permissible under the laws of such jurisdiction, all the other provisions of this Section 10.10 shall have full force and effect between the parties hereto.

     SECTION 10.11  DESIGNATION OF ADMINISTRATIVE AGENT UNDER CIVIL CODE OF
QUEBEC

     Each of the parties hereto (including each Lender, acting for itself and on behalf of each of its Affiliates which are or become Secured Parties from time to time) confirms the appointment and designation of the Administrative Agent (or any successor thereto) as the person holding the power of attorney ("fonde de pouvoir") within the meaning of Article 2692 of the Civil Code of Quebec for the purposes of the hypothecary security to be granted by the Loan Parties or any one of them under the laws of the Province of Quebec and, in such capacity, the Administrative Agent shall hold the hypothecs granted under the laws of the Province of Quebec as such fonde de pouvoir in the exercise of the rights conferred thereunder. The execution by the Administrative Agent prior to the date hereof of any document creating or evidencing any such hypothec for the benefit of any of the Secured Parties is hereby ratified and confirmed. Notwithstanding the provisions of Section 32 of the Act respecting the special powers of legal persons (Quebec), the Administrative Agent may acquire and be the holder of any of the bonds secured by any such hypothec. Each future Secured Party, whether a Lender, an Issuer or a holder of any Secured Obligation, shall be deemed to have ratified and confirmed (for itself and on behalf of each of its Affiliates that are or become Secured Parties from time to time) the appointment of the Administrative Agent as fonde de pouvoir.

     SECTION 10.12  COLLATERAL MATTERS RELATING TO RELATED OBLIGATIONS

     The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Secured Obligation arising under any Hedging Contract or Cash Management Obligation or that is otherwise owed to

Persons other than the Administrative Agent, the Lenders and the Issuers (collectively, "Related Obligations") solely on the condition and understanding, as among the Administrative Agent and all Secured Parties, that (a) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agent shall hold, and have the right and power to act with respect to, each Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Administrative Agent is otherwise acting solely as agent for the Lenders and the Issuers and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations,
(b) all matters, acts and omissions relating in any manner to each Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation, (c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Administrative Agent and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans, Letter of Credit Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (d) no holder of Related Obligations and no other Secured Party (except the Agents, the Lenders and the Issuers, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents and (e) no holder of any Related Obligation shall exercise any right of setoff, banker's lien or similar right except to the extent provided in
Section 11.6 (Right of Set-off) and then only to the extent such right is exercised in compliance with Section 11.7 (Sharing of Payments, Etc.).

                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 11.1  AMENDMENTS, WAIVERS, ETC.

     (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and (x) in the case of any such waiver or consent, signed by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders) and, in the case of the Administrative Agent's or any Lender's obligations to the Borrowers, signed by the Borrowers and (y) in the case of any other amendment, by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders) and the Borrowers, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby, in addition to the Requisite Lenders (or the Administrative Agent with the consent thereof) and, if applicable, the Borrowers, do any of the following:

          (i) waive any condition specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders and subject to the provisions of
     Section 3.3 (Determinations of Initial Borrowing Conditions);

          (ii) increase any Commitment of such Lender or subject such Lender to any additional obligation;

          (iii) extend the scheduled final maturity of any Loan or Reimbursement Obligation owing to such Lender, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal of any such Loan or Reimbursement Obligation (it being understood that Section 2.9 (Mandatory Prepayments) does not provide for scheduled dates fixed for payment) or for the reduction of such Lender's Commitment;

          (iv) reduce, or release any Borrower from its obligations to repay, the principal amount of any Loan or Reimbursement Obligation owing to such Lender (other than by the payment or prepayment thereof);

          (v) reduce the rate of interest (other than any additional Applicable Margin required under Section 7.15 (Post-Closing Covenants)) on any Loan or Reimbursement Obligation outstanding and owing to such Lender or any fee payable hereunder to such Lender or postpone any scheduled date fixed for payment of such interest or fees or waive any such payment;

          (vi) change the aggregate Ratable Portions of Lenders required for any or all Lenders to take any action hereunder;

          (vii) release all or substantially all of the Collateral except as provided in Section 10.8(b) (Concerning the Collateral and the Collateral Documents) or release any Borrower from its payment obligation to such Lender under this Agreement or the Notes owing to such Lender (if any) or release any Guarantor from its obligations under any Guaranty except in connection with the sale or other disposition of a Subsidiary Guarantor (or all or substantially all of the assets thereof) permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement); or

          (viii) amend Section 10.8(b) (Concerning the Collateral and the Collateral Documents), Section 11.7 (Sharing of Payments, Etc.), this
     Section 11.1 or either definition of the terms "Requisite Lenders" or "Ratable Portion";

and provided, further, that (A) any modification of the application of payments to the Term Loans pursuant to Section 2.9 (Mandatory Prepayments) shall require the consent of the Requisite Term Loan Lenders and any such modification of the application of payments to the Revolving Loans pursuant to Section 2.9 (Mandatory Prepayments) or the reduction of the Revolving Credit Commitments pursuant to Section 2.5(b) (Reduction and Termination of the Commitments) shall require the consent of the Requisite Revolving Credit Lenders, (B) any modification of provisions requiring payments to be applied on a pro rata basis to the U.S. Term Loans and the Canadian Term Loans shall require the consent of the Requisite U.S. Term Lenders and the Requisite

Canadian Term Lenders, (C) no amendment, waiver or consent shall, unless in writing and signed by any Special Purpose Vehicle that has been granted an option pursuant to Section 11.2(e) (Assignments and Participations), affect the grant or nature of such option or the right or duties of such Special Purpose Vehicle hereunder, (D) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents and (E) no amendment, waiver or consent shall, unless in writing and signed by each Swing Loan Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Swing Loan Lenders under this Agreement or the other Loan Documents; and provided, further, that notwithstanding anything herein to the contrary, the Administrative Agent may, with the consent of the Company, amend, modify or supplement this Agreement to cure any typographical error, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or any Issuer.

     (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

     (c) If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of any Revolving Credit Lenders or Term Loan Lenders, the consent of Requisite Lenders is obtained but the consent of any Revolving Credit Lender or Term Loan Lender whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 11.1 being referred to as a "Non-Consenting Lender"), then, as long as the Lender acting as the Administrative Agent is not a Non-Consenting Lender, at the Company's request, an Eligible Assignee acceptable to the Administrative Agent shall have the right with the Administrative Agent's consent and in the Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent's request, sell and assign to the Lender acting as the Administrative Agent or such Eligible Assignee, all of the Revolving Credit Commitments and Revolving Credit Outstandings of such Non-Consenting Lender if such Non-Consenting Lender is a Non-Consenting Lender in its capacity as a Revolving Credit Lender and all of the Term Loans of such Non-Consenting Lender if such Non-Consenting Lender is a Non-Consenting Lender in its capacity as a Term Loan Lender, in each case for an amount equal to the principal balance of all such Revolving Loans or Term Loans, as applicable, held by the Non-Consenting Lender and all accrued and unpaid interest and fees with respect thereto through the date of sale; provided, however, that such purchase and sale shall be recorded in the Register maintained by the Administrative Agent and not be effective until (x) the Administrative Agent shall have received from such Eligible Assignee an agreement in form and substance satisfactory to the Administrative Agent and the Company whereby such Eligible Assignee shall agree to be bound by the terms hereof and (y) such Non-Consenting Lender shall have received payments of all Revolving Loans or Term Loans, as applicable, held by it and all accrued and unpaid interest and fees with respect thereto through the date of the sale. Each Lender agrees that, if it becomes a Non-Consenting Lender, it shall execute and deliver to the Administrative Agent an Assignment an Acceptance to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if the assigning Lender's Loans are evidenced by Notes) subject to such Assignment and Acceptance; provided, however, that the failure of any Non-Consenting Lender to execute an

Assignment and Acceptance shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.

     SECTION 11.2  ASSIGNMENTS AND PARTICIPATIONS

     (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Term Loans, the Revolving Loans, the Swing Loans and the Letters of Credit); provided, however, that (i) if any such assignment shall be of the assigning Lender's Revolving Credit Outstandings and Revolving Credit Commitments under any Revolving Credit Facility, such assignment shall cover the same percentage of such Lender's Revolving Credit Outstandings and Revolving Credit Commitment under such Revolving Credit Facility, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be, (x) in the case of any Revolving Credit Facility, less than $2,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the case of the Term Facility, less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, (A) with the consent of the Company and the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender, (iii) (A) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender or (B) in the case of any Canadian Dollar Loan, if the Canadian Lending Office of such Eligible Assignee is not located in Canada, such assignment shall be subject to the prior consent of the Administrative Agent and the Company (which consents shall not be unreasonably withheld or delayed) and (iv) in the case of any Multi-Currency Commitment, if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of UBS (which consents shall not be unreasonably withheld or delayed); and provided, further, that, notwithstanding any other provision of this Section 11.2, the consent of the Company shall not be required (x) for any assignment occurring when any Default or Event of Default shall have occurred and be continuing and (y) for any assignment by any Agent or any Affiliate of such Agent (in its capacity as a Lender) made within 30 Business Days after the Closing Date of its Commitments held on the Closing Date. Any such assignment need not be ratable as among any of the Facilities.

     (b) The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment. Upon the execution, delivery, acceptance and recording in the Register of any Assignment and Acceptance and, except for any primary assignment by any Agent or any Affiliate of such Agent (in its capacity as a Lender), the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender were an Issuer, of such Issuer hereunder and thereunder, and (ii) the Notes (if any) corresponding to the Loans assigned thereby shall be transferred to such assignee by notation in the Register and
(iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

     (c) The Administrative Agent shall maintain at its address referred to in
Section 11.8 (Notices, Etc.) a copy of each Assignment and Acceptance delivered to and accepted by it and shall record in the Register the names and addresses of the Lenders and Issuers and the principal amount of the Loans and Reimbursement Obligations owing to each Lender from time to time and the Commitments of each Lender. Any assignment pursuant to this Section 11.2 shall not be effective until such assignment is recorded in the Register.

     (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record or cause to be recorded the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent new Notes to the order of such assignee in an amount equal to the Commitments and Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments or Loans hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments and Loans retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit B-1 (Form of Revolving Credit Note) or Exhibit B-2 (Form of Term Note), as applicable.

     (e) In addition to the other assignment rights provided in this Section 11.2, each Lender may do each of the following:

          (i) grant to a Special Purpose Vehicle the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder and the exercise of such option by any such Special Purpose Vehicle and the making of Loans pursuant thereto shall satisfy (once and to the extent that such Loans are made) the obligation of such Lender to make such Loans thereunder; provided, however, that (x) nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to make Loans hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Obligation (other than the making of Loans for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement) and
     (y) such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain responsible to the other parties for the performance of its obligations under the terms of this Agreement and shall remain the holder of the Obligations for all purposes hereunder; and

          (ii) assign, as collateral or otherwise, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) without notice to or consent of the Administrative Agent or the Borrowers, any Federal Reserve Bank (pursuant to Regulation A of the Federal Reserve Board) and
     (B) without consent of the Administrative Agent or the Borrowers, (1) any holder of, or trustee for the benefit of, the holders of such Lender's Securities and (2) any Special Purpose Vehicle to which such Lender has granted an option pursuant to clause (i) above;

provided, however, that no such assignment or grant shall release such Lender from any of its obligations hereunder except as expressly provided in clause (i) above and except, in the case of a subsequent foreclosure pursuant to an assignment as collateral, if such foreclosure is made in compliance with the other provisions of this Section 11.2 other than this clause (e) or clause (f) below. Each party hereto acknowledges and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any such Special Purpose Vehicle, such party shall not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has been granted an option pursuant to this clause
(e) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive the payment in full of the Obligations). The terms of the designation of, or assignment to, such Special Purpose Vehicle shall not restrict such Lender's ability to, or grant such Special Purpose Vehicle the right to, consent to any amendment or waiver to this Agreement or any other Loan Document or to the departure by any Borrower from any provision of this Agreement or any other Loan Document without the consent of such Special Purpose Vehicle except, as long as the Administrative Agent and the Lenders, Issuers and other Secured Parties shall continue to, and shall be entitled to continue to, deal solely and directly with such Lender in connection with such Lender's obligations under this Agreement, to the extent any such consent would reduce the principal amount of, or the rate of interest on, any Obligations, amend this clause (e) or postpone any scheduled date of payment of such principal or interest. Each Special Purpose Vehicle shall be entitled to the benefits of Sections 2.15 (Capital Adequacy) and 2.16 (Taxes) and of 2.14(d) (Illegality) as if it were such Lender; provided, however, that anything herein to the contrary notwithstanding, no Borrower shall, at any time, be obligated to make under
Section 2.15 (Capital Adequacy), 2.16 (Taxes) or 2.14(d) (Illegality) to any such Special Purpose Vehicle and any such Lender any payment in excess of the amount such Borrower would have been obligated to pay to such Lender in respect of such interest if such Special Purpose Vehicle had not been assigned the rights of such Lender hereunder; and provided, further, that such Special Purpose Vehicle shall have no direct right to enforce any of the terms of this Agreement against the Borrowers, the Administrative Agent or the other Lenders.

     (f) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loans, Revolving Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 10.8(b) (Concerning the Collateral and the Collateral Documents). In the event of the sale of any participation by any Lender, (w) such Lender's obligations under the Loan Documents shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (y) such Lender shall remain the holder of such Obligations for all purposes of this Agreement and (z) the Borrowers, the Administrative Agent and the other

Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Sections 2.15 (Capital Adequacy) and 2.16 (Taxes) and of 2.14(d) (Illegality) as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrowers shall not, at any time, be obligated to make under Section 2.15 (Capital Adequacy), 2.16 (Taxes) or 2.14(d) (Illegality) to the participants in the rights and obligations of any Lender (together with such Lender) any payment in excess of the amount the Borrowers would have been obligated to pay to such Lender in respect of such interest had such participation not been sold and provided, further, that such participant in the rights and obligations of such Lender shall have no direct right to enforce any of the terms of this Agreement against the Borrowers, the Administrative Agent or the other Lenders.

     (g) Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Borrowers, the Administrative Agent, such Issuer and such Lender, subject to the provisions of Section 2.7(b) (Evidence of Debt) relating to notations of transfer in the Register. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 11.2, then, as of the effective date of such cessation, such Issuer's obligations to Issue Letters of Credit pursuant to Section 2.4 (Letters of Credit) shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

     (h) Notwithstanding anything to the contrary contained in this Agreement, in the case of each Swiss Swing Loan, each Swing Lender and each Borrower hereby agrees that, unless an Event of Default shall have occurred and is continuing, no more than ten lenders, whether by assignment, participation or otherwise, shall exist for such Swing Loan.

     SECTION 11.3  COSTS AND EXPENSES

     (a) The Borrowers agree upon demand to pay, or reimburse each Agent for, all of the Administrative Agent's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including the reasonable fees, expenses and disbursements of the Agents' counsel, Weil, Gotshal & Manges LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisors, and other consultants and agents; provided that each Agent shall consult with the Company prior to engaging any such consultant, appraiser or auditor and; provided further that, absent extraordinary circumstances, no more than one primary outside counsel, one local counsel for each relevant jurisdiction in the reasonable discretion of the Agents and one consultant, appraiser or auditor shall be appointed to advise the Agents jointly) incurred by such Agent in connection with any of the following: (i) such Agents' audit and investigation of the Company and its Subsidiaries in connection with the preparation, negotiation or execution of any Loan Document or such Agent's periodic audits of the Company or any of its Subsidiaries, as the case may be, (ii) the preparation, negotiation, execution or interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions To Loans And Letters Of Credit)), any Loan Document or any proposal letter or commitment letter issued in connection therewith, or the making of the Loans hereunder,
(iii) the creation, perfection or protection of the Liens under any Loan Document (including any reasonable fees, disbursements and expenses for local counsel in various jurisdictions), (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to such Agent's rights and responsibilities hereunder and under the other Loan Documents, (v) the protection, collection or enforcement of any Obligation or the enforcement of any Loan Document, (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, the Transactions, the Related Documents, this Agreement or any other Loan Document,
(vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, the Transactions, the Related Documents, this Agreement or any other Loan Document or (viii) any amendment, consent, waiver, assignment, restatement, or supplement to any Loan Document or the preparation, negotiation and execution of the same.

     (b) The Borrowers further agrees to pay or reimburse the Administrative Agent and each of the Lenders and Issuers upon demand for all out-of-pocket costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, such Lenders or such Issuers in connection with any of the following: (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Borrower's Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other Loan Document or Related Document or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clause
(i), (ii) or (iii) above.

     SECTION  11.4 INDEMNITIES

     (a) The Borrowers agree to indemnify and hold harmless each Agent, Arranger, Lender and Issuer (including each Person obligated on a Hedging Contract that is a Loan Document if such Person was a Lender or Issuer at the time of it entered into such Hedging Contract) and each of their respective Affiliates, and each of the directors, officers, employees, agents, trustees, representatives, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions To Loans And Letters Of Credit) (each such Person being an "Indemnitee")) from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses, joint or several, of any kind or nature (including reasonable fees, disbursements and expenses of financial and legal advisors to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not such investigation, litigation or proceeding is brought by any such indemnitee or any of its directors, security holders or creditors or any such Indemnitee, director, security holder or creditor is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state, provincial, local or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, any Disclosure Document, any Related Document, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or

Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that the Borrowers shall not have any liability under this Section 11.4 to an Indemnitee with respect to any Indemnified Matter to the extent that such liability has resulted primarily from the gross negligence or willful misconduct of that Indemnitee or from any material breach of any of such Indemnitee's obligations under the Loan Documents to which it is a party, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, "Indemnified Matters" include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Company or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate, (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Company or any of its Subsidiaries, (iii) any costs or liabilities incurred in connection with any Environmental Lien and (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (49 U.S.C. Section 9601 et seq.) and applicable state, provincial or other property transfer laws, whether, with respect to any such matter, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Company or any of its Subsidiaries, or the owner, lessee or operator of any property of the Company or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent (x) incurred following foreclosure by the Administrative Agent, any Lender or any Issuer, or the Administrative Agent, any Lender or any Issuer having become the successor in interest to the Company or any of its Subsidiaries and (y) attributable solely to acts of the Administrative Agent, such Lender or such Issuer or any agent on behalf of the Administrative Agent, such Lender or such Issuer.

     (b) The Borrowers shall indemnify the Administrative Agent, the Lenders and each Issuer for, and hold the Administrative Agent, the Lenders and each Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

     (c) The Company, at the request of any Indemnitee, shall have the obligation to defend against any investigation, litigation or proceeding or requested Remedial Action, in each case contemplated in clause (a) above, and the Company, in any event, may participate in the defense thereof with legal counsel of the Company's choice. In the event that such Indemnitee requests the Company to defend against such investigation, litigation or proceeding or requested Remedial Action, the Company shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair any Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

     (d) The Borrowers agree that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 11.4) or any other Loan Document shall (i) survive the termination of this Agreement or payment in full of the Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement or any other Loan Document.

     SECTION 11.5  LIMITATION OF LIABILITY

     The Borrowers agree that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents and Related Documents or arising out of any Loan Party's or any Agent Affiliate's transmission or Approved Electronic Communications through the internet or any use of the Approved Electronic Platform, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnitee's gross negligence, bad faith or willful misconduct or from a material breach of any of such Indemnitee's obligations under the Loan Documents to which it is a party. In no event, however, shall any Indemnitee be liable under Section 11.2(h) or on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). Each of the Borrowers hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     SECTION 11.6  RIGHT OF SET-OFF

     Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrowers against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and even though such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrowers after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender agrees that it shall not, without the express consent of the Administrative Agent or the Requisite Lenders (and that, it shall, to the extent lawfully entitled to do so, upon the request of the Administrative Agent or the Requisite Lenders) exercise its set-off rights under this Section 11.6 against any deposit accounts of the Loan Parties and their Subsidiaries maintained with such Lender or any Affiliate thereof. The rights of each Lender under this Section 11.6 are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.

     SECTION 11.7  SHARING OF PAYMENTS, ETC.

     (a) If any Lender (directly or through an Affiliate thereof) obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to Section 11.6 (Right of Set-off) or otherwise)) of the Loans owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to Section 11.3 (Costs and Expenses) or 11.4 (Indemnities) (other than payments pursuant to Section 2.14 (Special Provisions Governing Eurocurrency Rate Loans and BA Rate Loans), 2.15 (Capital Adequacy) or 2.16 (Taxes)) or otherwise receives any Collateral or any proceeds of Collateral (other than payments pursuant to

Section 2.14 (Special Provisions Governing Eurocurrency Rate Loans and BA Rate Loans), 2.15 (Capital Adequacy) or 2.16 (Taxes)) (in each case, whether voluntary, involuntary, through the exercise of any right of set-off or otherwise (including pursuant to Section 11.6 (Right of Set-off))) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders, such Lender (a "Purchasing Lender") shall forthwith purchase from the other Lenders (each, a "Selling Lender") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

     (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment in relation to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.

     (c) The Borrowers agree that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 11.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

     (d) Each of the parties hereto agrees that the Administrative Agent shall be entitled to convert any currency at the exchange rate then obtainable by the Administrative Agent for any payment required to be applied by it under this Agreement.

     SECTION 11.8  NOTICES, ETC.

     (a) Addresses for Notices. All notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

          (i)  if to the Borrower:

               Novelis Inc.
               3399 Peachtree Road NE, Suite 1500
               Atlanta, Georgia 30326
               Attention: Orville Lunking, Treasurer
               E-mail: orville.lunking@novelis.com
               Tel. (404) 814-4200

          (ii) if to any Lender, at its Applicable Lending Office specified opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the signature page of any applicable Assignment and Acceptance;

          (iii) if to any Issuer, at the address set forth under its name on
     Schedule II (Applicable Lending Offices and Addresses for Notices); and

          (iv)  if to the Administrative Agent:

                CITICORP NORTH AMERICA, INC.
                Global Loans Support Services
                2 Penns Way, Suite 110
                New Castle, Delaware 19720
                Attention: Heather Puchalski
                Telecopy no: (212) 994-0961
                E-Mail Address: heather.m.puchalski@citigroup.com

                with a copy to:

                CITIBANK, N.A., CANADIAN BRANCH
                c/o Citibank Canada
                630, Rene-Levesque Blvd, Ste. 2450
                Montreal, Quebec  H3B 1S6
                Attention: Isabelle F. Cote, Relationship Manager
                Telecopy no: (514) 393-7545
                E-Mail Address: isabelle.f.cote@citigroup.com

                (All credit matters should be addressed to Isabelle F. Cote at the address above.)

                with a copy to:

                WEIL, GOTSHAL & MANGES, LLP
                767 Fifth Avenue
                New York, New York 10153-0119
                Attention:  Daniel S. Dokos
                Telecopy no:  (212) 310-8007
                E-Mail Address:  daniel.dokos@weil.com

or at such other address as shall be notified in writing (x) in the case of the Borrowers, the Administrative Agent and the Swing Loan Lenders, to the other parties and (y) in the case of all other parties, to the Borrowers and the Administrative Agent.

     (b) Effectiveness of Notices. All notices, demands, requests, consents and other communications described in clause (a) above shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails, (iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring a user prior access to such Approved Electronic Platform, website or other device, when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and (iv) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a) above; provided, however, that notices and communications to the Administrative Agent pursuant to Article II (The Facilities) or Article X (The Administrative Agent) shall not be effective until received by the Administrative Agent.

     (c) Use of Electronic Platform. Notwithstanding clause (a) and (b) above (unless the Administrative Agent requests that the provisions of clause (a) and (b) above be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of, any Approved Electronic Communication by any other means, the Loan Parties shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications electronically (in a format acceptable to the Administrative Agent) to oploanswebadmin @citigroup.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify the Borrower. Nothing in this clause (c) shall prejudice the right of the Administrative Agent or any Lender or Issuer to deliver any Approved Electronic Communication to any Loan Party in any manner authorized in this Agreement.

     SECTION 11.9   NO WAIVER; REMEDIES

     No failure on the part of any Lender, Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 11.10   BINDING EFFECT

     This Agreement shall become effective when it shall have been executed by the Borrowers and each Agent and when the Administrative Agent shall have been notified by each Lender and Issuer that such Lender or Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, each Agent and each Lender and Issuer and, in each case, their respective successors and assigns; provided, however, that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

     SECTION 11.11   GOVERNING LAW

     This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     SECTION 11.12   SUBMISSION TO JURISDICTION; SERVICE OF PROCESS

     (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York located in the City of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

     (b) Each of the Borrowers hereby irrevocably designates, appoints and empowers CSC Corporation, 1133 Ave of the Americas, Suite 3100, New York, New York, 10036 (telephone no: 212-299-5600) (telecopy no: 212-299-5656) (electronic mail address: agrigora@cscinfo.com and/or jpelleti@cscinfo.com) (the "Process Agent"), in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any Loan Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Borrower in care of the Process Agent at the Process Agent's above address, and each of the Borrowers hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each of the Borrowers irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or such Borrower at its address specified in Section 11.8 (Notices, Etc.). Each of the Borrowers agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (c) Nothing contained in this Section 11.12 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Borrower or any other Loan Party in any other jurisdiction.

     (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars, Canadian Dollars, Euros or Sterling into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars, Canadian Dollars, Euros or Sterling, as the case may be, with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, Canadian Dollars, Euros or Sterling, as the case may be, for delivery two Business Days thereafter. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss.

     SECTION 11.13   WAIVER OF JURY TRIAL

     EACH OF THE AGENTS, THE LENDERS, THE ISSUERS AND THE BORROWERS IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

     SECTION 11.14   MARSHALING; PAYMENTS SET ASIDE

     None of the Administrative Agent, any Lender or any Issuer shall be under any obligation to marshal any assets in favor of any Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to the Administrative Agent, the Lenders or the Issuers or any such Person receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     SECTION 11.15   SECTION TITLES

     The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error. If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.

     SECTION 11.16   EXECUTION IN COUNTERPARTS

     This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission or by posting on the Approved Electronic Platform shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Company and the Administrative Agent.

     SECTION 11.17   ENTIRE AGREEMENT

     This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. The Borrowers, jointly and severally, hereby assume all of the obligations of Alcan under the Commitment Letter and the Fee Letter. In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern.

     SECTION 11.18   CONFIDENTIALITY

     Each Lender and the Administrative Agent agree to use all reasonable efforts to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's or the Administrative Agent's, as the case may be, customary practices and agrees that it shall only use such information in connection with the transactions contemplated by this Agreement and not disclose any such information other than (a) to such Lender's or the Administrative Agent's, as the case may be, employees, representatives and agents that are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than the Company or a Subsidiary thereof, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, (d) to current or prospective assignees, participants and Special Purpose Vehicles grantees of any option described in Section 11.2(f) (Assignments and Participations), contractual counterparties in any Hedging Contract permitted hereunder and to their respective legal or financial advisors, in each case and to the extent such assignees, participants, grantees or counterparties agree to be bound by, and to cause their advisors to comply with, the provisions of this Section 11.18 or (e) with the prior written consent of the Company. Notwithstanding any other provision in this Agreement, the Borrowers hereby agree that each Borrower (and each of its officers, directors, employees, accountants, attorneys and other advisors) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the Facilities and the transactions contemplated hereby and all materials of any kind (including opinions and other tax analyses) that are provided to it relating to such U.S. tax treatment and U.S. tax structure.

     SECTION 11.19   PATRIOT ACT

     The Lenders hereby notify the Borrowers that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26,
2001) (the "Patriot Act"), each Lender is required to obtain, verify and record information that identifies each Borrower, which information includes the name, address, tax identification number and other information regarding such Borrower that will allow such Lender to identify such Borrower in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to each Lender.


                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    NOVELIS INC.
                                       as Borrower

                                    By:_________________________________________
                                       Name:
                                       Title:


                                    NOVELIS CORPORATION,
                                       as Borrower

                                    By:_________________________________________
                                       Name:
                                       Title:


                                    NOVELIS DEUTSCHLAND GMBH,
                                       as Borrower

                                    By:_________________________________________
                                       Name:
                                       Title:


                                    NOVELIS UK LIMITED,
                                       as Borrower

                                    By:_________________________________________
                                       Name:
                                       Title:


                                    NOVELIS AG,
                                       as Borrower

                                    By:_________________________________________
                                       Name:
                                       Title:


                                    CITICORP NORTH AMERICA, INC.,
                                       as Administrative Agent, Swing Loan
                                       Lender, Lender and Issuer

                                    By:_________________________________________
                                       Name:
                                       Title:

                                    MORGAN STANLEY SENIOR FUNDING, INC.
                                        as Co-Syndication Agent
                                        and Lender

                                    By:_________________________________________
                                       Name:
                                       Title:


                                    UBS SECURITIES LLC
                                       as Co-Syndication Agent


                                    By:_________________________________________
                                       Name:
                                       Title:


                                    By:_________________________________________
                                       Name:
                                       Title:

                                    Other Lenders:

                                    [Name of Lender]

                                    By:_________________________________________
                                       Name:
                                       Title:

                                TABLE OF CONTENTS





Article I         Definitions, Interpretation and Accounting Terms......................................1

         Section 1.1       Defined Terms................................................................1

         Section 1.2       Computation of Time Periods.................................................39

         Section 1.3       Accounting Terms and Principles.............................................39

         Section 1.4       Conversion of Currencies....................................................40

         Section 1.5       Certain Terms...............................................................40

Article II        The Facilities.......................................................................41

         Section 2.1       The Commitments.............................................................41

         Section 2.2       Borrowing Procedures........................................................42

         Section 2.3       Swing Loans.................................................................44

         Section 2.4       Letters of Credit...........................................................47

         Section 2.5       Reduction and Termination of the Commitments................................51

         Section 2.6       Repayment of Loans..........................................................52

         Section 2.7       Evidence of Debt............................................................53

         Section 2.8       Optional Prepayments........................................................54

         Section 2.9       Mandatory Prepayments.......................................................55

         Section 2.10      Interest....................................................................57

         Section 2.11      Conversion/Continuation Option..............................................60

         Section 2.12      Fees........................................................................60

         Section 2.13      Payments and Computations...................................................61

         Section 2.14      Special Provisions Governing Eurocurrency Rate Loans and BA Rate Loans......64

         Section 2.15      Capital Adequacy............................................................66

         Section 2.16      Taxes.......................................................................66

         Section 2.17      Substitution of Lenders.....................................................69

Article III       Conditions To Loans And Letters Of Credit............................................70

         Section 3.1       Conditions Precedent to Initial Loans and Letters of Credit.................70

         Section 3.2       Conditions Precedent to Each Loan and Letter of Credit......................73

         Section 3.3       Determinations of Initial Borrowing Conditions..............................74

Article IV        Representations and Warranties.......................................................75

         Section 4.1       Corporate Existence; Compliance with Law....................................75


         Section 4.2       Corporate Power; Authorization; Enforceable Obligations.....................75

         Section 4.3       Ownership of Subsidiaries...................................................76

         Section 4.4       Financial Statements........................................................76

         Section 4.5       Material Adverse Change.....................................................77

         Section 4.6       Solvency....................................................................77

         Section 4.7       Litigation..................................................................78

         Section 4.8       Taxes.......................................................................78

         Section 4.9       Full Disclosure.............................................................78

         Section 4.10      Margin Regulations..........................................................79

         Section 4.11      No Burdensome Restrictions; No Defaults.....................................79

         Section 4.12      Investment Company Act; Public Utility Holding Company Act..................79

         Section 4.13      Use of Proceeds.............................................................79

         Section 4.14      Insurance...................................................................80

         Section 4.15      Labor Matters...............................................................80

         Section 4.16      ERISA.......................................................................80

         Section 4.17      Environmental Matters.......................................................81

         Section 4.18      Intellectual Property.......................................................81

         Section 4.19      Title; Real Property........................................................82

         Section 4.20      Related Documents...........................................................82

Article V         Financial Covenants..................................................................83

         Section 5.1       Maximum Leverage Ratio......................................................83

         Section 5.2       Minimum Interest Coverage Ratio.............................................84

         Section 5.3       Minimum Fixed Charge Coverage Ratio.........................................85

Article VI        Reporting Covenants..................................................................86

         Section 6.1       Financial Statements........................................................86

         Section 6.2       Default Notices.............................................................88

         Section 6.3       Litigation..................................................................88

         Section 6.4       Asset Sales.................................................................88

         Section 6.5       Notices under Related Documents.............................................88

         Section 6.6       SEC Filings.................................................................89

         Section 6.7       Labor Relations.............................................................89

         Section 6.8       Insurance...................................................................89

         Section 6.9       ERISA Matters...................................................................  89

         Section 6.10      Environmental Matters...........................................................  90

         Section 6.11      Other Information...............................................................  91

Article VII       Affirmative Covenants....................................................................  91

         Section 7.1       Preservation of Corporate Existence, Etc........................................  91

         Section 7.2       Compliance with Laws, Etc.......................................................  91

         Section 7.3       Conduct of Business.............................................................  91

         Section 7.4       Payment of Taxes, Etc...........................................................  91

         Section 7.5       Maintenance of Insurance........................................................  91

         Section 7.6       Access..........................................................................  92

         Section 7.7       Keeping of Books................................................................  92

         Section 7.8       Maintenance of Properties, Etc..................................................  92

         Section 7.9       Application of Proceeds.........................................................  92

         Section 7.10      Environmental...................................................................  93

         Section 7.11      Additional Collateral and Guaranties............................................  93

         Section 7.12      Control Accounts, Approved Deposit Accounts.....................................  94

         Section 7.13      Real Property...................................................................  94

         Section 7.14      Interest Rate Contracts.........................................................  95

         Section 7.15      Post-Closing Covenants..........................................................  95

Article VIII      Negative Covenants.......................................................................  95

         Section 8.1       Indebtedness....................................................................  95

         Section 8.2       Liens, Etc......................................................................  97

         Section 8.3       Investments.....................................................................  98

         Section 8.4       Sale of Assets.................................................................. 100

         Section 8.5       Restricted Payments..............................................................101

         Section 8.6       Prepayment and Cancellation of Indebtedness......................................101

         Section 8.7       Restriction on Fundamental Changes; Permitted Acquisitions.......................102

         Section 8.8       Change in Nature of Business.....................................................102

         Section 8.9       Transactions with Affiliates.....................................................102

         Section 8.10      Limitations on Restrictions on Subsidiary Distributions; No New Negative Pledge..103

         Section 8.11      Modification of Constituent Documents............................................103

         Section 8.12      Modification of Related Documents..........................................103

         Section 8.13      Modification of Debt Agreements............................................104

         Section 8.14      Accounting Changes; Fiscal Year............................................104

         Section 8.15      Margin Regulations.........................................................104

         Section 8.16      Operating Leases; Sale/Leasebacks..........................................104

         Section 8.17      No Speculative Transactions................................................105

         Section 8.18      Compliance with ERISA......................................................105

         Section 8.19      Environmental..............................................................105

         Section 8.20      Designated Senior Debt.....................................................105

Article IX        Events Of Default...................................................................105

         Section 9.1       Events of Default..........................................................105

         Section 9.2       Remedies...................................................................107

         Section 9.3       Actions in Respect of Letters of Credit....................................108

         Section 9.4       Rescission.................................................................108

Article X         The Administrative Agent; The Agents................................................109

         Section 10.1      Authorization and Action...................................................109

         Section 10.2      Administrative Agent's Reliance, Etc.......................................110

         Section 10.3      Posting of Approved Electronic Communications..............................110

         Section 10.4      The Agent as Lenders.......................................................111

         Section 10.5      Lender Credit Decision.....................................................111

         Section 10.6      Indemnification............................................................112

         Section 10.7      Successor Administrative Agent.............................................112

         Section 10.8      Concerning the Collateral and the Collateral Documents.....................113

         Section 10.9      Release....................................................................114

         Section 10.10     Declaration of Trust (Treuhand) and Appointment as Administrator...........114

         Section 10.11     Designation of Administrative Agent under Civil Code of Quebec.............114

         Section 10.12     Collateral Matters Relating to Related Obligations.........................115

Article XI        Miscellaneous.......................................................................115

         Section 11.1      Amendments, Waivers, Etc...................................................115

         Section 11.2      Assignments and Participations.............................................118

         Section 11.3      Costs and Expenses.........................................................121

         Section 11.4      Indemnities................................................................122

         Section 11.5      Limitation of Liability....................................................124

         Section 11.6      Right of Set-off...........................................................124

         Section 11.7      Sharing of Payments, Etc...................................................125

         Section 11.8      Notices, Etc...............................................................125

         Section 11.9      No Waiver; Remedies........................................................127

         Section 11.10     Binding Effect.............................................................127

         Section 11.11     Governing Law..............................................................127

         Section 11.12     Submission to Jurisdiction; Service of Process.............................127

         Section 11.13     Waiver of Jury Trial.......................................................128

         Section 11.14     Marshaling; Payments Set Aside.............................................129

         Section 11.15     Section Titles.............................................................129

         Section 11.16     Execution in Counterparts..................................................129

         Section 11.17     Entire Agreement...........................................................129

         Section 11.18     Confidentiality............................................................130

         Section 11.19     Patriot Act................................................................130



                                    SCHEDULES

                                                                                    Page
                                                                                    ----




Schedule I           -      Commitments
Schedule II          -      Applicable Lending Offices and Addresses for Notices
Schedule III         -      Letter of Credit Allocations
Schedule IV          -      Mandatory Costs
Schedule V           -      Post-Closing Spin-off Transactions
Schedule VI          -      Norf Covenants
Schedule 3.1-1       -      Collateral Documents:  Secured Obligations
Schedule 3.1-2       -      Collateral Documents:  Pledged Intercompany Notes
Schedule 4.2         -      Consents
Schedule 4.3         -      Ownership of Subsidiaries
Schedule 4.7         -      Litigation
Schedule 4.16        -      List of Plans
Schedule 4.19        -      Real Property
Schedule 7.15        -      Post-Closing Conditions
Schedule 8.1         -      Existing Indebtedness
Schedule 8.2         -      Existing Liens
Schedule 8.3         -      Existing Investments


                                    EXHIBITS

Exhibit A            -      Form of Assignment and Acceptance
Exhibit B-1          -      Form of Revolving Credit Note
Exhibit B-2          -      Form of Term Note
Exhibit C            -      Form of Notice of Borrowing
Exhibit D            -      Form of Swing Loan Request
Exhibit E            -      Form of Letter of Credit Request
Exhibit F            -      Form of Notice of Conversion or Continuation
Exhibit G            -      Form of Opinion of counsel for the Loan Parties
Exhibit H            -      Form of Guaranty
Exhibit I            -      Form of Pledge and Security Agreement
